Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT

Dated as of June 30, 2008

AMENDMENT NO. 2 TO THE CREDIT AGREEMENT (this “Amendment”) among Capmark Financial Group Inc., a Nevada corporation (the “Company”), certain subsidiaries of the Company (together with the Company, the “Borrowers” and, each a “Borrower”), the financial institutions and other institutional lenders party hereto, and Citibank, N.A., as administrative agent (the “Agent”) for the Lenders.

RECITALS:

(1)           The Borrowers, the financial institutions and other institutional lenders party thereto (the “Lenders”), the Agent and the other agents party thereto have entered into a credit agreement dated as of March 23, 2006, as amended by Amendment No. 1 to the Credit Agreement dated as of April 17, 2007 (as further amended, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)           The Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth in the Credit Agreement as attached in Annex A hereto.  Such amendments to the Credit Agreement are represented in Annex A with strikethrough font for all deletions thereto and with bold, double underlined font for all additions thereto.

(3)           Pursuant to subsection 10.1(a) of the Credit Agreement, the Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, enter into with the Borrowers, written amendments, supplements or modifications to the Credit Agreement for the purpose of adding any provisions to the Credit Agreement or changing in any manner the rights of the Lenders or of the Borrowers under the Credit Agreement.

(4)           The Agent and the Majority Lenders have each agreed, subject to the terms and conditions stated below, to amend the Credit Agreement as set forth in Annex A hereto.

SECTION 1.           AMENDMENTS TO CREDIT AGREEMENT

The Credit Agreement is hereby amended as set forth in the Credit Agreement as attached in Annex A hereto.  Such amendments to the Credit Agreement are represented in Annex A with strikethrough font for all deletions thereto and with bold, double underlined font for all additions thereto.

SECTION 2.           CONDITIONS OF EFFECTIVENESS

This Amendment shall become effective as of the date first above written when, and only when, the following conditions have been satisfied:

(a)           the Agent shall have received counterparts of this Amendment executed by the Company, the other Borrowers, the Majority Lenders, and/or, as to any such Majority Lender, advice satisfactory to the Agent that such Lender has executed this Amendment;

(b)           each Guarantor has executed and delivered a consent in the form of Annex B hereto; and

(c)           all fees and expenses of the Agent and the Lenders (including all reasonable fees and expenses of counsel to the Agent), to the extent invoiced prior to the date hereof, shall have been paid.

SECTION 3.           CONFIRMATION OF REPRESENTATIONS AND WARRANTIES

(a)           Each of the Company and each Borrower hereto hereby represents and warrants, on and as of the date hereof, that the representations and warranties contained in the Credit Agreement (to the extent relating to such Loan Party) are true and correct in all material respects on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that, by their terms, refer to a specific date.

(b)           The Company hereby represents and warrants that, on and as of the date hereof, no event has occurred and is continuing that constitutes a Default.

SECTION 4.           AFFIRMATION OF THE COMPANY AND THE BORROWERS

The Company and each Borrower hereby consents to the amendments to the Credit Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of the Company and each such Borrower contained in the Credit Agreement, as amended hereby, or in any other Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects.

SECTION 5.           REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS

(a)           On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b)           The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

SECTION 6.           COSTS, EXPENSES

The Borrowers agree to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of subsection 10.5 of the Credit Agreement.

SECTION 7.           EXECUTION IN COUNTERPARTS

This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or in “pdf” format by electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

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SECTION 8.           GOVERNING LAW

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[The remainder of this page intentionally left blank.]

3

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CAPMARK FINANCIAL GROUP INC., as the Company

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	Executive Vice President and Chief Financial Officer

CAPMARK CANADA LIMITED, as a Borrower

By:	/s/ John Lucerne
	Name:	John Lucerne
	Title:	Vice President

CAPMARK BANK EUROPE, PUBLIC COMPANY, as a Borrower

By:	/s/ Marc A. Fox
	Name:	Marc A. Fox
	Title:	Treasurer

CAPMARK EI IRELAND LIMITED, as a Borrower

By:	/s/ Peter Kearney
	Name:	Peter Kearney
	Title:	President

CAPMARK IRELAND LIMITED, as a Borrower

By:	/s/ Peter Kearney
	Name:	Peter Kearney
	Title:	Director

CAPMARK AB NO. 2 LIMITED, as a Borrower

By:	/s/ Peter Kearney
	Name:	Peter Kearney
	Title:	Senior Vice President

CAPMARK FINANCE INC., as a Borrower

By:	/s/ Gregory J. McManus
	Name:	Gregory J. McManus
	Title:	Executive Vice President

SJM CAP, LLC, as a Borrower

By:	/s/ John Lucerne
	Name:	John Lucerne
	Title:	Vice President

CAPMARK BANK, as a Borrower

By:	/s/ Steven J. Nielsen
	Name:	Steven J. Nielsen
	Title:	Chief Executive Officer

CAPMARK FUNDING JAPAN, K.K., as a Borrower

By:	/s/ John Troutman
	Name:	John Troutman
	Title:	Vice President

CAPMARK JAPAN, K.K., as a Borrower

By:	/s/ John Lucerne
	Name:	John Lucerne
	Title:	Vice President

CITIBANK, N.A., as Administrative Agent

By:	/s/ Maureen P. Maroney
Name: Maureen P. Maroney
Title: Vice President

CITIBANK, N.A.,
as a Majority Lender

By:	/s/ Maureen P. Maroney
Name: Maureen P. Maroney
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as a Majority Lender

By:	/s/ Dmitry V. Yakimchuk
	Name:	Dmitry V. Yakimchuk
	Title:	Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as a Majority Lender

By:	/s/ Ian Nalitt
	Name:	Ian Nalitt
	Title:	Director

By:	/s/ Christopher Reo Day
	Name:	Christopher Reo Day
	Title:	Associate

GOLDMAN SACHS CREDIT PARTNERS, L.P.,
as a Majority Lender

By:	/s/ Andrew Caditz
	Name:	Andrew Caditz
	Title:	Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC,
as a Majority Lender

By:	/s/ Angela Reilly
	Name:	Angela Reilly
	Title:	Managing Director

SUMITOMO MITSUI BANKING CORPORATION,
as a Majority Lender

By:	/s/ Natsuhiro Samejima
	Name:	Natsuhiro Samejima
	Title:	Senior Vice President

Wachovia Bank, National Association,
as a Majority Lender

By:	/s/ Karen Hanke
	Name:	Karen Hanke
	Title:	Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd.,
New York Branch, as a Majority Lender

By:	/s/ L. Bressler
	Name:	L. Bressler
	Title:	Senior Vice President and Manager

Bank of America,
as a Majority Lender

By:	/s/ Stefanie Brown
	Name:	Stefanie Brown
	Title:	Vice President

The Bank of Nova Scotia,
as a Majority Lender

By:	/s/ David Mahmood
	Name:	David Mahmood
	Title:	Managing Director

Royal Bank of Canada,
as a Majority Lender

By:	/s/ Howard Lee
	Name:	Howard Lee
	Title:	Authorized Signatory

LEHMAN BROTHERS HOLDINGS INC.,
as a Majority Lender

By:	/s/ Ann Tucker Hackett
	Name:	A. Tucker Hackett
	Title:	Authorized Signatory

Fifth Third Bank,
as a Majority Lender

By:	/s/ Mike Mendenhall
	Name:	Mike Mendenhall
	Title:	Vice President

Societe Generale,
as a Majority Lender

By:	/s/ Ambrish Thanawala
	Name:	Ambrish Thanawala
	Title:	Managing Director

Bear Stearns Corporate Lending Inc.,
as a Majority Lender

By:	JPMorgan Chase Bank, N.A.,
authorized signatory

By:	/s/ Dmitry V. Yakimchuk
	Name:	Dmitry V. Yakimchuk
	Title:	Vice President

MERRILL LYNCH BANK USA,
as a Majority Lender

By:	/s/ David Millett
	Name:	David Millett
	Title:	Vice President

CITIC KA WAH BANK LIMITED, NEW YORK BRANCH,
as a Majority Lender

By:	/s/ Peter Zhao
	Name:	Peter Zhao
	Title:	Executive Vice President & Country Head, USA

Mega International Commercial Bank
Silicon Valley Branch,
as a Majority Lender

By:	/s/ Kuang Hua Wei
	Name:	Kuang Hua Wei
	Title:	SVP & General Manager

QUATTRO SPECIAL SITUATIONS, LLC,
as a Majority Lender

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO

DISTRESSED SECURITIES & SPECIAL SITUATIONS-1,
as a Majority Lender

By:	/s/ Patrick Criscillo
	Name:	Patrick Criscillo
	Title:	CFO

Annex A to

Amendment No. 2 to the Credit Agreement

$5,500,000,000 CREDIT AGREEMENT

Among

CAPMARK FINANCIAL GROUP INC.,

THE DESIGNATED BORROWERS NAMED HEREIN,

The Several Lenders
from Time to Time Parties Hereto,

CITIBANK, N.A.,
as Administrative Agent,

J.P. MORGAN SECURITIES INC.,
as Syndication Agent

CREDIT SUISSE,
DEUTSCHE BANK SECURITIES INC.,
GOLDMAN SACHS CREDIT PARTNERS L.P.,
- and -
THE ROYAL BANK OF SCOTLAND PLC,
as Documentation Agents

Dated as of March 23, 2006

CITIGROUP GLOBAL MARKETS INC.,
J.P. MORGAN SECURITIES INC.,

CREDIT SUISSE,
DEUTSCHE BANK SECURITIES INC.,
GOLDMAN SACHS CREDIT PARTNERS, L.P.,
- and -
THE ROYAL BANK OF SCOTLAND PLC,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Table of Contents

Page

SECTION 1.	DEFINITIONS	1

1.1.	Defined Terms	1

1.2.	Other Definitional Provisions	~~27~~30

SECTION 2.	AMOUNT AND TERMS OF THE FACILITIES	~~28~~30

2.1.	Revolving Credit Commitments	~~28~~30

2.2.	Term Commitments	~~32~~35

2.3.	Issuance of and Drawings and Reimbursement Under Letters of Credit	~~32~~35

2.4.	Procedure for Revolving Credit Borrowing and Term Borrowing	~~34~~37

2.5.	Bankers’ Acceptances	~~35~~38

2.6.	Swing Line Commitments	~~39~~42

2.7.	Yen Swing Line Commitments	~~41~~44

2.8.	Designated Borrowers	~~44~~47

2.9.	Termination or Reduction of Commitments	~~45~~48

2.10.	Prepayments	~~45~~49

2.11.	Conversion and Continuation Options	~~46~~50

2.12.	Minimum Amounts of Eurocurrency Borrowings; Interest Periods	~~46~~50

2.13.	Repayment of Loans and Letter of Credit Drawings; Evidence of Debt	~~47~~50

2.14.	Interest Rates and Payment Dates	~~49~~53

2.15.	Facility Fee	~~50~~55

2.16.	Computation of Interest and Fees	~~51~~55

2.17.	Inability to Determine Interest Rate	~~52~~56

2.18.	Pro Rata Treatment and Payments	~~52~~56

2.19.	Illegality	~~53~~57

2.20.	Increased Costs	~~53~~58

2.21.	Taxes	~~55~~59

2.22.	Indemnity	~~58~~63

2.23.	Notice of Amounts Payable; Relocation of Funding Office; Mandatory Assignment	~~59~~63

2.24.	Availability	~~59~~64

SECTION 3.	REPRESENTATIONS AND WARRANTIES	~~60~~66

3.1.	Financial Condition	~~60~~66

3.2.	No Change	~~60~~66

3.3.	Corporate Existence	~~60~~67

3.4.	Corporate Power; Authorization; Enforceable Obligations	~~60~~67

3.5.	No Legal Bar	~~60~~67

3.6.	No Material Litigation	~~61~~67

3.7.	Federal Regulations	~~61~~67

3.8.	Investment Company Act	~~61~~67

3.9.	ERISA	~~61~~67

3.10.	No Material Misstatements	~~61~~68

3.11.	Solvency	~~61~~68

3.12.	Purpose of Loans	~~61~~68

SECTION 4.	CONDITIONS PRECEDENT	~~61~~68

4.1.	Conditions to Initial Loans	~~61~~68

4.2.	Conditions to Each Credit Event	~~63~~69

SECTION 5.	AFFIRMATIVE COVENANTS	~~63~~70

5.1.	Financial Statements	~~63~~70

5.2.	Certificates; Other Information	~~64~~71

5.3.	Notices	~~64~~71

5.4.	Conduct of Business and Maintenance of Existence	~~65~~71

5.5.	Compliance with Laws, Etc.	~~65~~72

5.6.	Payment of Taxes, Etc.	~~65~~72

5.7.	Visitation Rights	~~65~~72

5.8.	Keeping of Books	~~65~~72

5.9.	Maintenance of Properties, Etc.	~~65~~72

5.10.	Maintenance of Insurance	~~65~~72

5.11.	Transactions with Affiliates	~~65~~72

5.12.	Covenant to Guaranty Obligations	~~66~~72

SECTION 6.	NEGATIVE COVENANTS	~~66~~73

6.1.	Leverage Ratio	~~66~~73

6.2.	Merger, Consolidation, etc.	~~66~~73

6.3.	Limitation on Liens	~~66~~73

6.4.	Indebtedness	~~67~~74

SECTION 7.	EVENTS OF DEFAULT	~~68~~75

7.1.	Events of Default	~~68~~75

7.2.	Actions in Respect of the Letters of Credit upon Default	~~70~~76

SECTION 8.	GUARANTEE	~~70~~77

8.1.	Guarantee	~~70~~77

SECTION 9.	THE AGENT	~~72~~78

9.1.	Appointment	~~72~~78

9.2.	Delegation of Duties	~~72~~79

9.3.	Exculpatory Provisions	~~72~~79

9.4.	Reliance by Agent	~~72~~79

9.5.	Notice of Default	~~73~~79

9.6.	Non-Reliance on Agent and Other Lenders	~~73~~80

9.7.	Indemnification	~~73~~80

9.8.	Agent in Its Individual Capacity	~~74~~80

9.9.	Successor Agent	~~74~~81

9.10.	Sub-Agent	~~74~~81

SECTION 10.	MISCELLANEOUS	~~74~~81

10.1.	Amendments and Waivers	~~74~~81

10.2.	Notices	~~76~~83

10.3.	No Waiver; Cumulative Remedies	~~78~~85

10.4.	Survival of Representations and Warranties	~~78~~85

10.5.	Payment of Expenses and Taxes	~~78~~85

10.6.	No Liability of the Issuing Banks	~~78~~85

10.7.	Successors and Assigns; Participations and Assignments	~~79~~86

10.8.	Adjustments	~~83~~90

10.9.	Counterparts	~~83~~90

10.10.	Judgment	~~84~~91

10.11.	Substitution of Currency	~~84~~91

10.12.	Intentionally Omitted.	~~84~~91

10.13.	Severability	~~84~~91

10.14.	Governing Law	~~84~~91

10.15.	USA PATRIOT Act	~~85~~92

10.16.	WAIVER OF JURY TRIAL	~~85~~92

SCHEDULES

I	Commitments
1.1	Mandatory Cost Formulae
2.8	Designated Borrowers
II	Addresses for Notices
III	Guarantors
IV	Administrative Schedule
V	Surviving Indebtedness

EXHIBITS

A	Commitment Increase Supplement
B	Additional Lender Supplement
C	Designated Borrower Request and Assumption Agreement
D	Designated Borrower Notice
E	[Intentionally Omitted]
F	[Intentionally Omitted]
G	Assignment and Assumption
H-1	Opinion of Lionel Sawyer & Collins, Nevada counsel to the Company
H-2	Opinion of Simpson Thacher & Bartlett LLP, counsel to the Company
H-3	Opinion Matters – Local Counsel to Loan Parties
H-4	Opinions of Local Counsel to Designated Borrowers
I	Form of Note
J	Swing Line Loan Participation Certificate
K	Yen Swing Line Loan Participation Certificate
L	US Tax Compliance Certificate
M	Form of Subsidiary Guaranty
N	Irish Swing Line Loan Participation Certificate

v

CREDIT AGREEMENT, dated as of March 23, 2006, among:

(a)           CAPMARK FINANCIAL GROUP INC., a Nevada corporation (the “Company”);

(b)           certain Subsidiaries of the Company listed on Schedule 2.8 or that may hereafter become a party hereto pursuant to subsection 2.8 (each a “Designated Borrower” and, together with the  Company, the “Borrowers” and, each a “Borrower”);

(c)           the several banks and other financial institutions, from time to time parties to this Agreement, including, as applicable, branches or affiliates thereof regardless of whether or not such brand or affiliate has signed this Agreement, (the “Lenders”);

(d)           J.P. Morgan Securities Inc., as syndication agent (in such capacity, the “Syndication Agent”);

(e)           Credit Suisse, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners, L.P. and The Royal Bank of Scotland plc, as documentation agents (each, in such capacity, a “Documentation Agent”);

(f)            the Lenders from time to time parties to this Agreement in the capacities as issuers of letters of credit; and

(g)           CITIBANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, together with its affiliates and any sub-agent appointed pursuant to the terms of this Agreement, the “Agent”).

The parties hereto hereby agree as follows:

SECTION 1.  DEFINITIONS

1.1.  Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“A-Rated Specified Loans and Securities”:  Specified Loans and Securities of the type referred to in clause (c) of the definition thereof which are not rated at least “AA-” by S&P, “Aa3” by Moody’s or “AA-” by Fitch.

“Acceptance Fee”:  as defined in subsection 2.5(d).

“Acceptance Note”:  as defined in subsection 2.5(f)(ii).

“Acceptance Note Lender”:  as defined in subsection 2.5(f)(i).

“Acquisition”:  the acquisition by the Investors of approximately 80.0% of the capital stock of the Company from GMAC Mortgage Group, Inc. pursuant to the terms of the Purchase Agreement concurrently with the initial extension of credit hereunder.

“Additional Lender”:  as defined in subsection 2.1(b)(ii).

“Additional Lender Supplement”:  as defined in subsection 2.1(b)(ii).

“Administrative Schedule”:  Schedule IV to this Agreement, as amended from time to time in accordance with the provisions hereof.

“Affiliate”:  as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agent”:  as defined in the preamble hereto.  To the extent that the Agent has appointed a Sub-Agent to perform its obligations under this Agreement in respect of any Facility, each reference to “the Agent” contained in this Agreement with respect to such Facility shall be deemed to be a reference to such Sub-Agent to the extent applicable.

“Agreement”:  this Agreement, as amended, supplemented or otherwise modified from time to time.

“Applicable Borrowing Minimum”:  (a) in respect of Revolving Credit Loans denominated in Dollars, $5,000,000 and (b) in respect of Loans in any Available Foreign Currency, the amount set forth as the “Applicable Borrowing Minimum” for such Currency on the Administrative Schedule.

“Applicable Borrowing Multiple”:  (a) in respect of Revolving Credit Loans denominated in Dollars, $1,000,000 and (b) in respect of Loans denominated in any Available Foreign Currency, the amount set forth as the “Applicable Borrowing Multiple” for such Currency on the Administrative Schedule.

“Applicable Irish Swing Line Rate”: (i) in the case of Irish Swing Line Loans that are made to Irish Revolving Credit Borrowers that are US Borrowers and that are denominated in Dollars, the Federal Funds Rate (as determined by the Agent from time to time) or (ii) in the case of Irish Swing Line Loans that are made (A) to Irish Revolving Credit Borrowers that are US Borrowers and that are denominated in Euros or Pounds Sterling or (B) to Irish Revolving Credit Borrowers that are not US Borrowers, the Eurocurrency Reference Rate with respect to Dollars, Euros or Pounds Sterling, as applicable; plus, in each case, the Applicable Margin then in effect for Eurocurrency Loans.

“Applicable Margin”:  as defined in subsection 2.14(h).

“Applicable Revolving Credit Commitment”:  as to any Lender, such Lender’s Canadian Revolving Credit Commitment, Irish Revolving Credit Commitment, US Revolving Credit Commitment or Japanese Revolving Credit Commitment, as the context requires.

“Applicant Borrower”:  as defined in subsection 2.8(b).

“Approved Fund”:  as defined in subsection 10.7(b)(ii).

“ARB 51”:  Accounting Research Bulletin No. 51, as amended.

“Arrangers”:  Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Credit Suisse, Deutsche Bank Securities Inc., Goldman Sachs Credit Partners, L.P. and The Royal Bank of Scotland plc, in their capacity as joint lead arrangers and joint bookrunners under this Agreement.

“Assignee”:  as defined in subsection 10.7(b)(i).

“Attributed Capitalization”:  as of any date of determination, (a) with respect to any Specified Subsidiary, the aggregate consolidated value of the assets of such Specified Subsidiary, and (b) with respect to any Specified Asset Category, the aggregate consolidated value of the assets in such Specified Asset Category, in each case with “consolidated value” being determined in a manner consistent with the consolidated value of assets reflected on the Company’s financial statements delivered pursuant to subsection 5.1.

“Attributed Equity”:  Attributed Capitalization minus Attributed Indebtedness.

“Attributed Indebtedness”:  as of any date of determination, with respect to any Specified Subsidiary or Specified Asset Category, an amount equal to the amount of the Attributed Capitalization of such Specified Subsidiary or Specified Asset Category, respectively, in each case multiplied by the Indebtedness Factor with respect to such Specified Subsidiary or Specified Asset Category.

“Availability Reduction Amount”: as of the date of any determination, the amount by which the aggregate amount of Indebtedness secured in accordance with the provisions of Section 6.3(g) and (without duplication) the Indebtedness incurred pursuant to Section 6.4(h) exceeds 20% and 30%, respectively, of the difference of consolidated shareholders’ equity of the Company and its Subsidiaries minus Attributed Equity.  With respect to any Revolving Credit Facility, “Availability Reduction Amount” shall mean the portion of the aggregate Availability Reduction Amount attributable to such Revolving Credit Facility (on a pro rata basis based on the aggregate Commitments under all Revolving Credit Facilities (excluding any Incremental Commitments)).

“Available Foreign Currencies”:  Euro, Pounds Sterling, Yen and, in the case of the Canadian Revolving Credit Facility, Canadian Dollars.

“Available Letter of Credit Amount”:  at any time, the maximum amount available to be drawn under a Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Available Revolving Credit Commitment”:  as to any Revolving Credit Lender under any Revolving Credit Facility at any time, the excess, if any, of such Lender’s Applicable Revolving Credit Commitment over such Lender’s Revolving Credit Usage in respect of the applicable Revolving Credit Facility.

“BA Discount Proceeds”:  proceeds in respect of any Bankers’ Acceptance to be purchased by a Lender on any day under subsection 2.5 in an amount (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing:

(a)           the Face Amount of such Bankers’ Acceptance; by

(b)           the sum of one plus the product of:

(i)            the BA Discount Rate (expressed as a decimal) applicable to such Bankers’ Acceptance; and

(ii)           a fraction, the numerator of which is the number of days in the term of such Bankers’ Acceptance commencing on the date of acceptance of the Bankers’ Acceptance and ending on, but excluding, its BA Maturity Date, and the denominator of which is 365;

with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

“BA Discount Rate”:  in respect of a Bankers’ Acceptance, the rate determined by the Agent on any date as the average of the per annum discount rates for Canadian Dollar bankers’ acceptances having a comparable term and Face Amount appearing on the Reuters Screen CDOR Page (or such other page as is a replacement page therefor) at 10:00 A.M. (Toronto time) on the date of the acceptance of such Bankers’ Acceptance to be accepted by a Canadian Revolving Credit Lender that is a Schedule I Bank or if such date is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Agent after 10:00 A.M. (Toronto time) to reflect any error in any posted rate or in the posted average annual rate (the “CDOR Rate”), and in the case of Bankers’ Acceptances to be accepted by a Canadian Revolving Credit Lender that is a Schedule II Bank or a Schedule III Bank, the lesser of (a) the  bid rate quoted by such Lender for its own bankers’ acceptances of a comparable term and Face Amount with effect as at or about 10:00 A.M. (Toronto time) on the applicable date of determination and (b) the CDOR Rate  plus 10 bps.  If per annum discount rates for Canadian Dollar bankers’ acceptances do not appear on the Reuters Screen CDOR Page at such time, the CDOR Rate shall be determined by the Agent at or about 10:00 A.M. (Toronto time) on the date of acceptance of such Bankers’ Acceptance as the average of the discount rates quoted by such Schedule I Banks as the Agent considers reasonable at which such Schedule I Banks would, in accordance with their normal practice, purchase on such date their own bankers’ acceptances with a term and Face Amount comparable to the terms and Face Amount of the Bankers’ Acceptances to be issued.

                “BA Maturity Date”:  with respect to any Bankers’ Acceptance, the date that is 30, 60, 90 or 180 days, as the applicable Canadian Revolving Credit Borrower may elect in the applicable notice of Canadian Revolving Credit Borrowing, after the date of issuance of such Bankers’ Acceptance specified in such notice of Canadian Revolving Credit Borrowing; provided that:

                (a)           any BA Maturity Date that would otherwise fall on a day which is not a Business Day shall be extended to the next succeeding Business Day, and

                (b)           no BA Maturity Date with respect to a Bankers’ Acceptance purchased or accepted by any Canadian Revolving Credit Lender may fall after the Termination Date of such Canadian Revolving Credit Lender.

“Bankers’ Acceptance” or “BA”:  a non-interest bearing bill of exchange (within the meaning of the Bills of Exchange Act (Canada)) or a depository bill (within the meaning of the Depository Bills and Notes Act (Canada)), as applicable, drawn by the applicable Designated Borrower which is a Canadian Revolving Credit Borrower and accepted by a Canadian Revolving Credit Lender at a Canadian Revolving Credit Borrower’s request as a Borrowing hereunder, in such form as the Agent may from time to time require.

“Banking and Market Destined Assets”:  all assets that either (a) fall within any Specified Asset Category or (b) are owned by any Specified Subsidiary.

“Bankruptcy Remote Special Purpose Entity”:  a Person that satisfies each of the following criteria:  (i) such Person is an entity that is consolidated for accounting purposes with the Company and designed to make remote the possibility that it would enter into bankruptcy or other receivership; (ii) all or substantially all of such Person’s assets consist of Receivables or securities backed by Receivables plus any rights or other assets (including cash reserves) designed to assure the servicing or timely distribution of proceeds to the holders of its obligations; and (iii) Receivables or securities backed by Receivables owned by such Person satisfy the legal isolation criteria set forth in paragraph 9(a) of FAS 140 (in relation to the Company and any Subsidiary that is not a Bankruptcy Remote Special Purpose Entity).

“Base Rate”:  a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

(a)  the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank’s base rate; and

(b)  1/2 of one percent per annum above the Federal Funds Rate;

provided that, in the case of Base Rate Loans made to a Canadian Revolving Credit Borrower that is domiciled in Canada, “Base Rate” shall mean a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of, (a) the rate of interest established by Citibank from time to time and in effect as its base rate at its principal office in Toronto, Ontario for determining interest rates on U.S. Dollar-denominated commercial loans made by it in Canada and (b) 1/2 of one percent per annum above the Federal Funds Rate.

“Base Rate Loans”:  Revolving Credit Loans or Term Loans (in each case, denominated in Dollars) bearing interest at a rate determined by reference to the Base Rate.

“Benefitted Lender”:  as defined in subsection 10.8.

“Board of Directors”:  as to the Company, its Board of Directors or any committee thereof.

“Borrowers”:  as defined in the preamble hereto.

“Borrowing”:  a Revolving Credit Borrowing, a Term Borrowing, a Swing Line Borrowing, an Irish Swing Line Borrowing or a Yen Swing Line Borrowing.

“Bridge Facility”:  the $5,250,000,000 Bridge Loan Agreement dated as of March 23, 2006 among the Company, Citicorp North America, Inc., as Bridge Agent, and the Bridge Lenders referred to therein, as amended to the extent permitted under the Loan Documents.

“BTMU”: The Bank of Tokyo-Mitsubishi UFJ, Ltd.

“Business Day”:  (a) when such term is used in respect of any amounts denominated or to be denominated in (i) any Available Foreign Currency, a London Banking Day which is also a day other than a Saturday or Sunday and on which banks are open for general banking business in (w) the city which is the principal financial center of the country of issuance of such Available

Foreign Currency, (x) in the case of Canadian Dollars only, Toronto, Canada, (y) in the case of Euros only, London, England and (z) New York City and (ii) Dollars, (x) in the case of a Eurocurrency Loan, any fundings, disbursements, payments and settlements in respect of any such Eurocurrency Loan, or any other dealings to be carried out pursuant to any Loan Document in respect of any such Eurocurrency Loan, a London Banking Day which is also a day other than a Saturday or Sunday and on which banks are open for general banking business in New York City, and (y) in the case of a Base Rate Loan, any fundings, disbursements, payments and settlements in respect of any such Base Rate Loan, or any other dealings to be carried out pursuant to any Loan Document in respect of any such Base Rate Loan, a day other than a Saturday or Sunday and on which banks are open for general banking business in New York City (and, if such Base Rate Loan is made to a Canadian Revolving Credit Borrower that is domiciled in Canada, Toronto, Canada) and (b) when such term is used for the purpose of determining the date on which the Eurocurrency Rate is determined under this Agreement for any Loan denominated in Euros for any Interest Period therefor and for purposes of determining the first and last day of any Interest Period, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days.

“Canadian Dollars”:  the lawful money of Canada.

“Canadian Prime Rate”:  for any day, a rate per annum equal to the higher of (a) the rate of interest per annum established by Citibank Canada as the reference rate of interest then in effect for determining interest rates on commercial loans denominated in Canadian Dollars made by it in Canada and (b) the sum of ½ of 1% plus the one-month CDOR Rate for such day.

“Canadian Prime Rate Loan”:  a Revolving Credit Loan available to a Canadian Revolving Credit Borrower, denominated in Canadian Dollars and bearing interest based on the Canadian Prime Rate as further set forth in subsection 2.14(b).

“Canadian Revolving Credit Borrower”: (a) in the case of Eurocurrency Loans and Base Rate Loans under the Canadian Revolving Credit Facility, each US Borrower and each Designated Borrower listed on Part A of Schedule 2.8 and each Subsidiary of the Company organized under the laws of Canada or a jurisdiction thereof that becomes a Designated Borrower under the Canadian Revolving Credit Facility pursuant to subsection 2.8 after the Closing Date and (b) in the case of Canadian Prime Rate Loans and Bankers’ Acceptances, each Designated Borrower listed on Part A of Schedule 2.8 and each Subsidiary of the Company organized under the laws of Canada or a jurisdiction thereof that becomes a Designated Borrower under the Canadian Revolving Credit Facility pursuant to subsection 2.8 after the Closing Date.

“Canadian Revolving Credit Borrowing”:  a group of Canadian Revolving Credit Loans of a single Type and in the same Currency made by the Canadian Revolving Credit Lenders, as the case may be, on a single date and, if applicable, as to which a single Interest Period is in effect.

“Canadian Revolving Credit Commitment”:  as to any Canadian Revolving Credit Lender at any time, the obligation of such Lender to make Canadian Revolving Credit Loans in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I under the caption “Canadian Revolving Credit Commitment”, as such amount may be increased or reduced from time to time in accordance with the provisions of this Agreement; provided that, except with respect to any Incremental Commitments of Increasing Lenders under the Canadian Revolving Credit Facility, the Canadian Revolving

Credit Commitments at any time shall be reduced pro rata by the Availability Reduction Amount attributable to the Canadian Revolving Credit Facility at such time.

“Canadian Revolving Credit Commitment Percentage”:  as to any Canadian Revolving Credit Lender at any time, the percentage which such Lender’s Canadian Revolving Credit Commitment then constitutes of the aggregate Canadian Revolving Credit Commitments (or, at any time after the Canadian Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Canadian Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Canadian Revolving Credit Loans then outstanding).

“Canadian Revolving Credit Facility”:  in an initial amount of $400,000,000 or, at any time, the aggregate amount of the Canadian Revolving Credit Lenders’ Canadian Revolving Credit Commitments at such time.

“Canadian Revolving Credit Lender”:  a Lender that has a Canadian Revolving Credit Commitment (with respect to which such Lender (or its designated Affiliate for purposes of making Loans in Canadian Dollars to Canadian Revolving Credit Borrowers domiciled in Canada) is a Schedule I Bank, a Schedule II Bank, a Schedule III Bank or a Person otherwise established under the laws of Canada or any province or territory thereof that is authorized to carry on business in Canada pursuant to Part XII of the Bank Act (Canada)) or an “authorized foreign bank” as defined in section 2 of the Bank Act (Canada).

“Canadian Revolving Credit Loan”:  a revolving credit loan under the Canadian Revolving Credit Facility or the purchase of a Bankers’ Acceptance under the Canadian Revolving Credit Facility and made by a Canadian Revolving Credit Lender for the account of a Canadian Revolving Credit Borrower as part of a Canadian Revolving Credit Borrowing.

“Canadian Sub-Agent”:  has the meaning specified in subsection 2.5(b)(i).

                “Cash Equivalents”:

(1)           securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof and having maturities of not more than 12 months after the date of acquisition;

(2)           time deposits or certificates of deposit of any bank of recognized standing having capital and surplus in excess of $100 million or whose commercial paper rating is at least A-1 by S&P or P-1 by Moody’s and having maturities of not more than 12 months after the date of acquisition;

(3)           commercial paper rated at least A-1 by S&P or P-1 by Moody’s and having maturities of not more than 12 months after the date of acquisition;

(4)           direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States (including any agency or instrumentality thereof) the long-term debt of which is rated A-3 or higher by Moody’s or A- or higher by S&P (or rated the equivalent by at least one nationally recognized statistical rating organization) and having maturities of not more than 12 months after the date of acquisition; and

(5)           in the case of any foreign Subsidiary of the Company, investments (A) in direct obligations of the sovereign nation (or any agency or instrumentality thereof) in which such Subsidiary is organized or is conducting a substantial amount of business or in obligations fully and unconditionally guaranteed by such sovereign nation (or agency or instrumentality) or (B) of the type and maturity described in clause (1) through (4) above of foreign obligors, which investments or obligors (or their parents) have ratings equivalent to those described above (which may be equivalent ratings from foreign rating agencies).

“CCAA”:  the Companies’ Creditors Arrangement Act (Canada).

“CDOR Rate”:  has the meaning specified in the definition of “BA Discount Rate” contained in this subsection 1.1.

“Change of Control”:  (a) prior to the consummation of a Qualifying IPO, the Equity Investors shall cease to own, collectively, at least 35% of the Voting Stock of the Company or (b) any Person or two or more Persons acting in concert other than the Investors shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Company (or other securities convertible into such Voting Stock) representing more than 50% of the combined voting power of all Voting Stock of the Company or (c) prior to the consummation of a Qualifying IPO, General Motors Corporation or any of its Affiliates shall hold Voting Stock of the Company (or other securities convertible into such Voting Stock) representing more than the combined voting power of all Voting Stock of the Company held by the Equity Investors.

“Citibank”:  Citibank, N.A.

“CLO”:  as defined in subsection 10.7(b)(ii).

“Closing Date”:  the date on which each of the conditions precedent set forth in subsection 4.1 shall have been satisfied.

“Closing Date Material Adverse Effect”:  a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, excluding the effects of changes to the extent caused by or resulting from (a) changes in business or economic conditions generally or the financial services industries in which General Motors Acceptance Corporation, GMAC Mortgage Group, Inc., General Motors Corporation or the Company and its Subsidiaries operate, in each case which do not have a materially disproportionate effect on the Company and its Subsidiaries, taken as a whole (relative to other comparable industry participants), (b) any outbreak of major armed hostilities in which the United States is engaged or the occurrence of any terrorist attack upon the United States or any part thereof, (c) changes  in securities markets generally (including any disruption thereof and any decline in the price of any security or any market index), (d) changes after the date of this Agreement in GAAP or (e) the performance of any obligations under the Transaction Documents (as defined in the Purchase Agreement).

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”:  a Revolving Credit Commitment, a Term Commitment, a Letter of Credit Commitment, a Swing Line Commitment, an Irish Swing Line Commitment or a Yen Swing Line Commitment, as applicable.

“Commitment Increase Supplement”:  as defined in subsection 2.1(b)(ii).

“Commitment Period”:  the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

“Company”:  as defined in the preamble hereto.

“Conduit Lender”:  any special purpose funding vehicle that (i) is organized under the laws of the United States or any state thereof and (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Currencies”:  the collective reference to Dollars and the Available Foreign Currencies.

“Default”:  any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Designated Account”: each deposit account specified in subsection 2.7 or such other deposit account as may be designated as a “Designated Account” from time to time in accordance with subsection 2.7, in each case in respect of which a Yen Overdraft Swing Line Lender has a Yen Overdraft Swing Line Commitment.

“Designated Borrower”:  as defined in the preamble hereto.

“Designated Borrower Notice”: as defined in subsection 2.8(b).

“Designated Borrower Request and Assumption Agreement”: as defined in subsection 2.8(b).

“Designated Lenders”:  as defined in subsection 10.9(c).

“Documentation Agent”:  as defined in the preamble hereto.

“Dollars” and “$”:  the lawful currency of the United States of America.

“Environmental Law”:  any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of hazardous materials.

“Environmental Permit”:  any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Investors”:  Affiliates of Kohlberg Kravis Roberts & Co. L.P., The Goldman Sachs Group, Inc., Dune Capital Management, L.P. and Five Mile Capital Partners LLC.

“Equivalent”:  in determining any amount (a) in Dollars of any amount in any Available Foreign Currency or other foreign currency on any date means such amount in such Available Foreign Currency or other foreign currency multiplied by (x) in the case of any foreign currency other than Yen borrowed in Japan, the quoted spot rate at which the Agent’s principal office in London offers to exchange Dollars for such Available Foreign Currency or other foreign currency in London prior to 11:00 A.M. (London time) on such date or (y) in the case of Yen borrowed in Japan, the quoted spot rate at Citibank N.A. Tokyo prior to 10:00 A.M. (Tokyo) time on such date and (b) in any Available Foreign Currency or other foreign currency of any amount in Dollars on any date means such amount in Dollars multiplied by (x) in the case of any foreign currency other than Yen borrowed in Japan, the quoted spot rate at which the Agent’s principal office in London offers to exchange such Available Foreign Currency or other foreign currency for Dollars in London prior to 11:00 A.M. (London time) on such date or (y) in the case of Yen borrowed in Japan, by the quoted spot rate at Citibank N.A. Tokyo prior to 10:00 A.M. (Tokyo) time on such date.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”:  any Person that for purposes of Title IV of ERISA is a member of the Borrowers’ controlled group, or under common control with the Borrowers, within the meaning of Section 414(b) or (c) of the Code.

“ERISA Event”:  (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the withdrawal by the Company or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (e)  the conditions for the imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (f) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (g) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA.

“EURIBO Rate”:  for any Interest Period, the rate appearing on Page 248 of the Moneyline Telerate Service (or on any successor or substitute page of such Service or of any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euros by reference to the Banking Federation of the European Union Settlement Rates for deposits in Euros) at approximately 10:00 A.M., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Euros with a maturity comparable to such Interest Period or, if for any reason such rate is not available, the average of the respective rates per annum at which deposits in Euros are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal, in the case of a Revolving Credit Borrowing, to such Reference Bank’s Eurocurrency Rate Loans comprising part of such Borrowing to be outstanding during such Interest Period and for a period equal to such Interest Period.

“Eurocurrency Borrowing”:  a Borrowing comprised of Eurocurrency Loans.

“Eurocurrency Loan”:  any Eurocurrency Revolving Credit Loan or Eurocurrency Term Loan.

“Eurocurrency Rate”:  with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, (a) in the case of any Eurocurrency Loans denominated in Dollars or any Available Foreign Currency (other than Euros), the rate of interest determined on the basis of the rate for deposits in Dollars or such Available Foreign Currency, respectively, for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period or (b) in the case of any Eurocurrency Loans denominated in Euros, the EURIBO Rate.  In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the “Eurocurrency Rate” shall be determined by reference to such other publicly available service for displaying eurocurrency rates as may be agreed upon by the Agent and the Company or, in the absence of such agreement, the “Eurocurrency Rate” shall instead be the rate per annum equal to the average of the respective rates notified to the Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered deposits in the applicable Currency at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurocurrency market where the eurodollar and foreign currency and exchange operations in respect of its Eurocurrency Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurocurrency Loan to be outstanding during such Interest Period.

“Eurocurrency Reference Rate” means, for any day, (i) in the case of Irish Swing Line Loans denominated in Euros, the rate per annum which is the average of the rates quoted at approximately 11:00 A.M., London time, to leading banks in the European interbank market by the Reference Lenders for the offering of overnight deposits in Euros, (ii) in the case of Irish Swing Line Loans denominated in Pounds Sterling, the London interbank offered rate (as reflected on the applicable Telerate Screen) for overnight deposits of Pounds Sterling on such day and (iii) in the case of Irish Swing Line Loans denominated in Dollars, the London interbank offered rate (as reflected on the applicable Telerate Screen) for overnight deposits of Dollars on such day; in each case for an amount comparable to the amount of such Irish Swing Line Loan to be outstanding.  In the event that the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the applicable overnight rates described in clauses (i)-(iii) above, then, upon notice by the Agent to the applicable Borrower and the applicable Lenders, and until the Agent notifies the applicable Borrower and the applicable Lenders that the circumstances giving rise to such determination no longer exist, the Eurocurrency Reference Rate shall be the rate per annum which is the average of the rates quoted at approximately 11:00 A.M., London time, to leading banks in the European interbank market by the applicable Swing Line Lenders for the offering of overnight deposits in Dollars, Pounds Sterling or Euros, as applicable, for an amount comparable to the amount of such Swing Line Loan to be outstanding.

“Eurocurrency Reserve Rate”:  with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula:

Eurocurrency Rate
1.00 – Eurocurrency Reserve Requirements

“Eurocurrency Reserve Requirements”:  for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of such Board) maintained by a member bank of such System.

“Eurocurrency Revolving Credit Loan”:  any Revolving Credit Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

“Eurocurrency Term Loan”:  any Term Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

“Euros” and “€”:  the single currency of the participating members of the European Union.

“Event of Default”:  any of the events specified in Section 7; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Excluded Subsidiary”:  any Subsidiary of the Company that is (a) a “controlled foreign corporation” of the Company under Section 957 of the Code; (b) organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia; (c) a Bankruptcy Remote Special Purpose Entity; (d) prohibited by any Requirement of Law or Contractual Obligation from providing a guaranty of the obligations of the Company hereunder, provided that any such Contractual Obligation (i) shall have been entered into or incurred prior to the Closing Date (or, in the case of any Subsidiary formed or acquired by the Company subsequent to the Closing Date, prior to such formation or acquisition) and (ii) in any event, shall not have been entered into or incurred in contemplation of this provision; (e) any Permitted Receivables Subsidiary; or (f) an Immaterial Subsidiary.

“Existing Indebtedness”:  Indebtedness of the Company and its Subsidiaries existing immediately before the occurrence of the Closing Date.

“Face Amount”:  with respect of any Bankers’ Acceptance or Acceptance Note, the amount payable to the holder of such Bankers’ Acceptance or Acceptance Note on its then existing BA Maturity Date.

“Facility”:  any Revolving Credit Facility, any Term Facility, the Letter of Credit Facility, the Swing Line Facility, the Irish Swing Line Facility or the Yen Swing Line Facility, as the context shall require; collectively, the “Facilities.”

“FAS 66”:  Statement of Financial Accounting Standards No. 66.

“FAS 140”:  Statement of Financial Accounting Standards No. 140.

“Federal Funds Rate”:  for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Citibank on such day on such transactions as determined by the Agent.

“Fee Letter”:  that certain Fee Letter dated as of August 2, 2005 among the Arrangers and GMACCH Investor LLC.

“FIN 46(R)”:  FASB Interpretation No. 46 (revised December 2003).

“Financial Officer”:  with respect to any Person, the chief financial officer, the chief accounting officer, a financial vice president or the treasurer or assistant treasurer of such Person.

“Fitch”:  Fitch Investors’ Services Inc. and its successors.

“Funding Office”:  for each Type of Loan and each Currency, the Funding Office set forth in respect thereof in the Administrative Schedule.

“Funding Time”:  for each Type of Loan and each Currency, the Funding Time set forth in respect thereof in the Administrative Schedule.

“GAAP”:  generally accepted accounting principles in the United States of America as in effect from time to time and as applied by the Company in the preparation of its public financial statements, except that with respect to any Indebtedness that is determined in accordance with GAAP contained in the definition of “Total Consolidated Indebtedness” and “Total Capitalization” and the covenants contained in subsections 6.1 and 6.4, “GAAP” shall mean generally accepted accounting principles in the United States of America in effect on the date hereof and in accordance with the audited financial statements of the Company for the fiscal year ended December 31, 2004, and without giving effect to any changes thereto or in the interpretation or application thereof (including without limitation any changes in, or in the interpretation or application of, FAS 140 or FIN 46(R)) after such date in the preparation of its public financial statements.

“Government Sponsored Enterprises”:  the collective reference to (i) the Federal Home Loan Mortgage Corp. (Freddie MAC) and (ii) the Federal National Mortgage Association (Fannie Mae).

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Guarantors”:  the wholly owned, first-tier and second-tier Subsidiaries of the Company listed on Schedule III and each other Subsidiary of the Company that executes and delivers a guaranty pursuant to subsection 5.12 or otherwise executes and delivers a guaranty or guaranty supplement in form and substance reasonably satisfactory to the Agent, guaranteeing the other Loan Parties’ obligations under the Loan Documents.

“Guaranty”:  a subsidiary guaranty substantially in the form of Exhibit M hereto, executed by each of the Guarantors listed on Schedule III, together with each other guaranty and guaranty supplement delivered by a Guarantor, in each case as amended, amended and restated, supplemented or otherwise modified.

“Guarantee”:  as to any Person, any financial obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The value of any Guarantee of any Person shall be determined by reference to the carrying value of such Guarantee, with the “carrying value” being determined in a manner consistent with the carrying value of Guarantees as reflected on the Company’s financial statements delivered pursuant to subsection 5.1.

“Guaranteed Obligations”: as defined in subsection 8.1(a).

“Hedge Agreements”:  interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“Hybrid Capital”:  “hybrid capital” instruments issued to GMAC on the Closing Date on terms reasonably acceptable to the Arrangers in an aggregate liquidation amount of $250,000,000.

“Immaterial Subsidiary”:  any direct or indirect Subsidiary of the Company (a) whose total net assets, together with the total net assets of all of its Subsidiaries, constitute less than 5% of the total consolidated net assets of the Company and its Subsidiaries or (b) whose total net income, together with the total net income of all of its Subsidiaries, constitute less than 5% of the total consolidated net income of the Company and its Subsidiaries, all as determined in accordance with GAAP.

“Increasing Lender”:  as defined in subsection 2.1(b)(ii).

“Incremental Commitment”:  as defined in subsection 2.1(b)(ii).

“Indebtedness”:  as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP (but excluding any such items to the extent accounted for under ARB 51, FAS 66 or FIN 46(R) in each case in relation to the Company’s affordable tax credit syndication business):

(a)  all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, convertible securities (to the extent that they have put provisions that are exercisable during the term of this Agreement) or other similar instruments;

(b)  all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)  all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(d)  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements)~~, whether or not such indebtedness shall have been assumed by such Person or is limited in recourse~~;

(e)  capitalized leases;

(f)  all Synthetic Debt (other than recourse factoring of receivables);

(g)  all Guarantees of such Person in respect of any of the foregoing; and

(h)  all obligations of such Person under Hedge Agreements.

Notwithstanding anything to the contrary herein, any obligation that is non-recourse to any such Person other than to specified assets of such Person shall not be deemed Indebtedness of such Person under this definition.

Notwithstanding anything to the contrary contained in the foregoing, in no event shall “Indebtedness” for any purposes of this Agreement include any “Mezzanine Equity” or more than 25% of any obligations in respect of Hybrid Capital as to which equity credit is given by Moody’s or S&P, in each case unless and until such time as such equity or instruments become repayable or redeemable on a mandatory basis in accordance with the terms thereof.

“Indebtedness Factor”:  for each of the Specified Subsidiaries and Specified Asset Categories listed below, the amounts set forth opposite thereto:

GMAC Commercial Mortgage Bank	0.94
Escrow Bank USA	0.94
GMAC Commercial Mortgage Bank Europe plc	0.90
Specified Mortgage Loan Interests	0.92
Specified Loans and Securities (other than A-Rated Specified Loans and Securities)	0.97
A-Rated Specified Loans and Securities	0.90
Cash and Cash Equivalents	0.97

“Index Debt”:  the Company’s long-term senior unsecured Indebtedness.

“Interest Payment Date”:  (a) as to any Base Rate Loan or Canadian Prime Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the date such Loan is paid in full, (b) as to any Eurocurrency Loan, the last day of the Interest Period applicable thereto and (c) as to any Eurocurrency Loan having an Interest Period longer than three months or 90 days, as the case may be, each day which is three months or 90 days, as the case may be, after the first day of the Interest Period applicable thereto; provided that in addition to the foregoing, each of (x) the date upon which the Commitments under a Facility have been terminated and the Loans under such Facility have been paid in full shall constitute an “Interest Payment Date” with respect to such Facility and (y) the Termination Date shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued hereunder.

“Interest Period”:  with respect to any Eurocurrency Loan:

(a)  initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter or, to the extent available to all applicable Lenders, nine or twelve months thereafter, as selected by any Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(b)  thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter or, to the extent available to all applicable Lenders, nine or twelve months thereafter, as selected by any Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(a)  if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Interest Period pertaining to a Eurocurrency Loan, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and

(b)  any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

Notwithstanding anything to the contrary contained in this Agreement, no Interest Period for Revolving Credit Loans or Term Loans shall be selected by any Borrower which ends on a date after the Termination Date.

“Investors”:  the Equity Investors and the management, officers and employees of the Company or any Subsidiary as of the Closing Date who are or become investors in the Company.

“Irish Bank”: either of (a) the holder of a license for the time being in force granted under section 9 of the Irish Central Bank Act 1971 or (b) an authorized credit institution under the terms of EU Council Directive 2000/12/EC of 20 March 2000 which has duly established a branch in

Ireland or has made all necessary notifications to its home state competent authorities required thereunder in relation to its intention to carry on banking business in Ireland.

“Irish Revolving Credit Borrower”:  each US Borrower, each Designated Borrower listed on Part B of Schedule 2.8 and each Subsidiary of the Company incorporated under the laws of Ireland that becomes a Designated Borrower under the Irish Revolving Credit Facility pursuant to subsection 2.8 after the Closing Date.

“Irish Revolving Credit Borrowing”:  a group of Irish Revolving Credit Loans of a single Type and in the same Currency made by the Irish Revolving Credit Lenders, as the case may be, on a single date and, if applicable, as to which a single Interest Period is in effect.

“Irish Revolving Credit Commitment”:  as to any Irish Revolving Credit Lender at any time, the obligation of such Lender to make Irish Revolving Credit Loans and of such Lender and its Affiliates to purchase participating interests in Irish Swing Line Loans in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I under the caption “Irish Revolving Credit Commitment”, as such amount may be increased or reduced from time to time in accordance with the provisions of this Agreement; provided that, except with respect to any Incremental Commitments of Increasing Lenders under the Irish Revolving Credit Facility, the Irish Revolving Credit Commitments at any time shall be reduced pro rata by the Availability Reduction Amount attributable to the Irish Revolving Credit Facility at such time.

“Irish Revolving Credit Commitment Percentage”:  as to any Irish Revolving Credit Lender at any time, the percentage which such Lender’s Irish Revolving Credit Commitment then constitutes of the aggregate Irish Revolving Credit Commitments (or, at any time after the Irish Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Irish Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Irish Revolving Credit Loans then outstanding).

“Irish Revolving Credit Facility”:  in an initial amount of $800,000,000 or, at any time, the aggregate amount of the Irish Revolving Credit Lenders’ Irish Revolving Credit Commitments at such time.

“Irish Revolving Credit Lender”:  a Lender that has an Irish Revolving Credit Commitment.

“Irish Revolving Credit Loans”:  as defined in subsection 2.1(a)(iii).

“Irish Swing Line Applicable Time”: (i) in the case of Irish Swing Line Loans made to Irish Revolving Credit Borrowers that are US Borrowers and that are denominated in Dollars, 1:00 P.M., New York City time, (ii) in the case of Irish Swing Line Loans made to Irish Revolving Credit Borrowers that are US Borrowers and that are denominated in Euros or Pounds Sterling, 11:00 A.M., London time or (iii) in the case of Irish Swing Line Loans made to Irish Revolving Credit Borrowers that are not US Borrowers, 11:00 A.M., London time.

“Irish Swing Line Borrowing”:  a group of Irish Swing Line Loans made by the Irish Swing Line Lenders on a single date.

“Irish Swing Line Commitment”:  with respect to each Irish Swing Line Lender, the obligation of such Irish Swing Line Lender to make Irish Swing Line Loans pursuant to subsection 2.25 in the amount referred to therein.

“Irish Swing Line Facility”: an initial amount of $300,000,000 (or the Equivalent in Euros or Pounds Sterling, as the case may be) or, at any time, the aggregate amount of the Irish Swing Line Lenders’ Irish Swing Line Commitments at such time.

“Irish Swing Line Lenders”: each Lender which has an Irish Swing Line Commitment.

“Irish Swing Line Loan Participation Certificate”: a certificate, substantially in the form of Exhibit N.

“Irish Swing Line Loans”:  as defined in subsection 2.25(a).

“Irish Term Borrower”:  the Company.

“Irish Term Borrowing”:  a group of Irish Term Loans of a single Type and in the same Currency made by the Irish Term Loan Lenders on a single date and, if applicable, as to which a single Interest Period is in effect.

“Irish Term Commitment”:  as to any Irish Term Loan Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Irish Term Commitment”, as such amount may be reduced at or prior to such time in accordance with the provisions of this Agreement.

“Irish Term Facility”:  an initial amount of $400,000,000 or, at any time, the aggregate amount of the Irish Term Loan Lenders’ Irish Term Commitments or Irish Term Loans outstanding at such time.

“Irish Term Loan”:  as defined in subsection 2.2(b).

“Irish Term Loan Lender”:  a Lender that has an Irish Term Commitment or an Irish Term Loan outstanding.

“Issuance”:  with respect to any Letter of Credit means the issuance, amendment, renewal or extension of such Letter of Credit.

                “Issuing Bank”:  each Lender which has a Letter of Credit Commitment or any other Lender or any Assignee to which all or a portion of the Letter of Credit Commitment hereunder has been assigned pursuant to subsection 10.7 so long as such Lender or Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Agent of its applicable issuing office (which information shall be recorded by the Agent ), for so long as such Issuing Bank, Lender or Assignee, as the case may be, shall have a Letter of Credit Commitment.

“Japanese Borrower”:  a Japanese Revolving Credit Borrower or a Japanese Term Borrower.

“Japanese Revolving Credit Borrower”:  each US Borrower, each Designated Borrower listed on Part D of Schedule 2.8 and each Subsidiary of the Company organized under the laws of

Japan that becomes a Designated Borrower under the Japanese Revolving Credit Facility pursuant to subsection 2.8 after the Closing Date.

“Japanese Revolving Credit Borrowing”:  a group of Japanese Revolving Credit Loans of a single Type and in the same Currency made by the Japanese Revolving Credit Lenders, as the case may be, on a single date and, if applicable, as to which a single Interest Period is in effect.

“Japanese Revolving Credit Commitment”:  as to any Japanese Revolving Credit Lender at any time, the obligation of such Lender to make Japanese Revolving Credit Loans and of such Japanese Revolving Credit Lender and its Affiliates to purchase participating interests in Yen Swing Line Loans in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I under the caption “Japanese Revolving Credit Commitment”, as such amount may be increased or reduced from time to time in accordance with the provisions of this Agreement; provided that, except with respect to any Incremental Commitments of Increasing Lenders under the Japanese Revolving Credit Facility, the Japanese Revolving Credit Commitments at any time shall be reduced pro rata by the Availability Reduction Amount attributable to the Japanese Revolving Credit Facility at such time.

“Japanese Revolving Credit Commitment Percentage”:  as to any Japanese Revolving Credit Lender at any time, the percentage which such Lender’s Japanese Revolving Credit Commitment then constitutes of the aggregate Japanese Revolving Credit Commitments (or, at any time after the Japanese Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Japanese Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Japanese Revolving Credit Loans then outstanding.

“Japanese Revolving Credit Facility”:  an initial amount of $1,200,000,000 or, at any time, the aggregate amount of the Japanese Revolving Credit Lenders’ Japanese Revolving Credit Commitments at such time.

“Japanese Revolving Credit Lender”:  a Lender that has a Japanese Revolving Credit Commitment.

“Japanese Revolving Credit Loans”:  as defined in subsection 2.1(a)(iv).

“Japanese Term Borrower”:  GMAC Commercial Mortgage Funding Asia, K.K.

“Japanese Term Borrowing”:  a group of Japanese Term Loans of a single Type and in the same Currency made by the Japanese Term Loan Lenders on a single date and, if applicable, as to which a single Interest Period is in effect.

“Japanese Term Commitment”:  as to any Japanese Term Loan Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Japanese Term Commitment”, as such amount may be reduced at or prior to such time in accordance with the provisions of this Agreement.

“Japanese Term Facility”:  an initial amount of $300,000,000 or, at any time, the aggregate amount of the Japanese Term Loan Lenders’ Japanese Term Commitments or Japanese Term Loans outstanding at such time.

“Japanese Term Loan”:  as defined in subsection 2.2(c).

“Japanese Term Loan Lender”:  a Lender that has a Japanese Term Commitment or has a Japanese Term Loan outstanding.

“L/C Cash Deposit Account”:  an interest bearing cash deposit account to be established and maintained by the Agent, over which the Agent shall have sole dominion and control, upon terms reasonably satisfactory to the Agent.

“L/C Related Documents”:  as defined in subsection 2.13(i).

“Lenders”:  as defined in the preamble hereto.

“Letter of Credit”:  as defined in subsection 2.1(c).

“Letter of Credit Agreement”:  as defined in subsection 2.3(a).

“Letter of Credit Commitment”:  with respect to each Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of the Borrowers and their specified Subsidiaries in amounts (based on the Equivalent in Dollars thereof) not to exceed in the aggregate the Dollar amount set forth opposite the Issuing Bank’s name on the Schedule I attached hereto and identified as such, as such amount may be reduced from time to time pursuant to subsection 2.9, increased by designation to the Agent and the Company from time to time or changed as a result of an assignment pursuant to subsection 10.7.

“Letter of Credit Facility”:  at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks’ Letter of Credit Commitments at such time and (b) $350,000,000.

“Lien”:  any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

“Loan”:  a Revolving Credit Loan, a Term Loan, a Swing Line Loan, an Irish Swing Line Loan or a Yen Swing Line Loan, as the context shall require; collectively, the “Loans.”

“Loan Documents”:  this Agreement, each Note, the Guaranty and each Letter of Credit Agreement.

“Loan Parties”:  the Company, the Designated Borrowers and the Guarantors.

“London Banking Day”:  any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.

“Majority Lenders”:  at any time, Lenders holding or owed at least a majority in interest of the sum of (a) the aggregate principal amount (based on the Equivalent thereof in Dollars at such time) of all Loans outstanding (with Swing Line Loans being deemed for purposes of this definition to be held ratably by all US Revolving Credit Lenders, with Irish Swing Line Loans being deemed for purposes of this definition to be held ratably by all Irish Revolving Credit Lenders and with Yen Swing Line Loans being deemed for purposes of this definition to be held ratably by all Japanese Revolving Credit Lenders) and (b) the Available Revolving Credit Commitments.

“Mandatory Cost”:  with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.1.

“Material Adverse Effect”:  a material adverse effect on (a) the financial condition of the Company and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the rights or remedies of the Agent and the Lenders hereunder.

“Mezzanine Equity”:  “mezzanine” or “temporary” equity issued to members of management of the Company which the Company can become obligated to redeem only upon the death or disability of the holder thereof.

“Moody’s”:  Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan”:  a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate is making or accruing an obligation to make contributions, or in respect of which the Company or any ERISA Affiliate has liability under Section 4212 of ERISA.

“Multiple Employer Plan”:  a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate has liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

1.             “Non-Consenting Lender”:  in the event that the Majority Lenders have agreed to any consent, waiver or amendment pursuant to subsection 10.1 that requires the consent of the Majority Lenders, any Lender who is entitled to agree to such consent, waiver or amendment but who does not so agree.

“Non-Excluded Taxes”:  as defined in subsection 2.21(a).

“Non-Executing Banks”:  as defined in subsection 10.9(b).

“Non-US Lender”:  as defined in subsection 2.21(b).

“Note”:  as defined in subsection 10.7(d).

“Notice of Issuance”:  as defined in subsection 2.3(a).

“Notice of Rollover/Conversion”:  as defined in subsection 2.5(b)(ix).

“Other Lender”:  as defined in subsection 2.1(b)(i).

“Participant”:  as defined in subsection 10.7(c)(i).

“Patriot Act”:  as defined in subsection 10.15.

“Payment Office”:  for each Type of Loan and each Currency, the Payment Office set forth in respect thereof in the Administrative Schedule.

2.             “PBGC”:  the Pension Benefit Guaranty Corporation (or any successor).

“Permanent Securities”:  (a) the public debt securities issued on the Closing Date or (b) if the Bridge Facility shall have been funded on the Closing Date, other senior secured or unsecured debt securities or other Indebtedness issued or incurred by the Company for the purpose of refinancing the Bridge Facility.

“Permitted Receivables Financing”:  the limited recourse sale or financing of any real estate receivables and mortgage notes and related security by the Company or any of its Subsidiaries in connection with the sale, securitization or syndication thereof (including for purposes of this definition planned sales, securitizations or syndications scheduled (in the ordinary course of business consistent with past practice) for execution within 60 days), which sale, securitization or syndication is (a) (i) with recourse only to the extent usual and customary in asset securitization transactions for companies with credit characteristics similar to those of the Company or such Subsidiary and (ii) consistent with past practice or prudent business practice or (b) is otherwise upon terms and conditions reasonably satisfactory to the Agent.

“Permitted Receivables Subsidiary”:  any single purpose Subsidiary engaged principally in a Permitted Receivables Financing.

“Person”:  an individual, partnership, corporation, company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

3.             “Plan”:  a Multiple Employer Plan or a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Pounds Sterling” and “£”:  the lawful money of the United Kingdom.

“Purchase Agreement”:  that certain Stock Purchase Agreement dated as of August 2, 2005, as amended, among General Motors Acceptance Corporation, GMAC Mortgage Group, Inc., GMAC Commercial Holding Corp. and GMACCH Investor LLC, as amended, supplemented or otherwise modified from time to time.

“Qualifying IPO”:  the issuance by the Company or a direct or indirect corporate parent thereof of its common equity interests in an underwritten primary and/or secondary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act of 1933.

“Receivable”:  any right of payment from or on behalf of any obligor (including mortgagor), whether constituting an account, chattel paper, instrument, general intangible or otherwise, acquired or arising from the financing or leasing by the Company or any of its Subsidiaries of property or services, and monies due thereunder, security interests in the property and services financed or leased thereby and any and all other related rights.

“Reference Lenders”:  Citibank or the applicable affiliate for the applicable Currency, JPMorgan Chase Bank, N.A. and Deutsche Bank AG New York Branch.

“Refunded Irish Swing Line Loans”: as defined in subsection 2.25(c).

“Refunded Swing Line Loans”:  as defined in subsection 2.6(c).

“Refunded Yen Swing Line Loans”:  as defined in subsection 2.7(c).

“Register”:  as defined in subsection 10.7(b)(iv).

“Requirement of Law”:  as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Revolver Credit Borrower”:  a Borrower under any Revolving Credit Facility.

“Revolving Credit Borrowing”:  any of a Canadian Revolving Credit Borrowing, an Irish Revolving Credit Borrowing, a US Revolving Credit Borrowing or a Japanese Revolving Credit Borrowing.

“Revolving Credit Commitment”:  any of a Canadian Revolving Credit Commitment, an Irish Revolving Credit Commitment, a US Revolving Credit Commitment or a Japanese Revolving Credit Commitment.

“Revolving Credit Commitment Percentage”:  any of a Canadian Revolving Credit Commitment Percentage, the Irish Revolving Credit Commitment Percentage, the US Revolving Credit Commitment Percentage or the Japanese Revolving Credit Commitment Percentage.

“Revolving Credit Facility”:  any of the Canadian Revolving Credit Facility, the Irish Revolving Credit Facility, the US Revolving Credit Facility or the Japanese Revolving Credit Facility.

“Revolving Credit Lender”:  a Lender that has a Revolving Credit Commitment.

“Revolving Credit Loans”:  any of a Canadian Revolving Credit Loan, an Irish Revolving Credit Loan, a US Revolving Credit Loan or a Japanese Revolving Credit Loan.

“Revolving Credit Usage”:  as to any Lender at any time (a) under the Canadian Revolving Credit Facility, the sum of (I) the aggregate outstanding principal amount at such time of all Canadian Revolving Credit Loans denominated in Dollars made by such Lender plus (II) the Equivalent in Dollars of the aggregate outstanding principal amount of all Canadian Revolving Credit Loans denominated in Canadian Dollars, Euros, Pounds Sterling and Yen (as the case may be) made by such Lender, (b) under the Irish Revolving Credit Facility, the sum of (I) the aggregate outstanding principal amount at such time of all Irish Revolving Credit Loans denominated in Dollars made by such Lender plus (II) the Equivalent in Dollars of the aggregate outstanding principal amount of all Irish Revolving Credit Loans denominated in Euros, Pounds Sterling and Yen (as the case may be) made by such Lender plus (III) such Lender’s Irish Revolving Credit Commitment Percentage of the aggregate principal amount (based on the Equivalent in Dollars thereof insofar as any Letters of Credit are not denominated in Dollars) of the Letters of Credit outstanding at such time, plus (IV) such Lender’s Irish Revolving Credit Commitment Percentage, if any, of the aggregate principal amount of the Irish Swing Line Loans then outstanding, if any, (c) under the Japanese Revolving Credit Facility, the sum of (I) the aggregate outstanding principal amount at such time of all Japanese Revolving Credit Loans denominated in Dollars plus (II) the Equivalent in Dollars of the aggregate outstanding principal amount of all Revolving Credit Loans denominated in Euros, Pounds Sterling and Yen (as the case may be) made by such Lender under such Facility plus (III) such Lender’s Japanese Revolving Credit Commitment Percentage, if any, of the aggregate principal amount of the Yen Swing Line Loans then outstanding, if any, and (d) under the US Revolving Credit Facility, the sum of (I) the aggregate outstanding principal amount at such time of all US Revolving Credit Loans denominated in Dollars made by such Lender plus (II) such Lender’s US Revolving Credit Commitment Percentage, if any, of the aggregate principal amount of the Swing Line Loans then outstanding, if any.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Schedule I Bank”:  any bank named on Schedule I to the Bank Act (Canada).

“Schedule II Bank”:  any Lender named on Schedule II to the Bank Act (Canada).

4.             “Schedule III Bank”:  any Lender named on Schedule III to the Bank Act (Canada) or any other Person established under the laws of Canada or any province or territory thereof that is authorized to carry on business in Canada pursuant to Part XII of the Bank Act (Canada).

5.             “Short Term Prime Rate”: the short term prime rate in effect from time to time at The Bank of Tokyo-Mitsubishi UFJ, Ltd’s principal office in Tokyo, Japan.

6.             “Solvent” and “Solvency”:  with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.  Unless otherwise provided under applicable law, the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

7.             “Specified Asset Categories”:  the collective reference to (i) Specified Mortgage Loan Interests ~~and~~, (ii) Specified Loans and Securities and (iii) cash and Cash Equivalents.

8.             “Specified Loans and Securities”:  all ~~fixed and floating rate~~ mortgage loan interests and ~~highly-rated~~ securities which are not owned by any Specified Subsidiary and (a) are direct obligations of any Government Sponsored Enterprise or the United States government or any agency thereof and backed by the full faith and credit of the United States or (b) are obligations that any Government Sponsored Enterprise or the United States government or any agency thereof backed by the full faith and credit of the United States has guaranteed or committed to purchase or (c) are rated, on a long-term basis, at least “A-” by S&P, “A3” by Moody’s or “A-” by Fitch.

9.             “Specified Mortgage Loan Interests”:  all ~~fixed and floating rate~~ mortgage loan interests that are not owned by any Specified Subsidiary and either (a) have a debt ~~service~~

coverage ratio (as determined in ~~compliance~~accordance with the ~~Company’s underwriting~~credit rating standards ~~as in effect on~~of the ~~date hereof~~Company) of at least 1.20~~:~~ to 1.00 and ~~a~~ loan to value ratio (as determined in ~~compliance~~accordance with the ~~Company’s~~ underwriting standards ~~as in effect on the date hereof) of no~~of the Company) of not greater than 80% ~~according to the loan underwriting files used by the Company to manage such assets,~~ and/or (b) are loan interests that have been targeted for, or are the subject of, a sale, securitization or syndication transaction which has previously closed or which is scheduled ~~(in the ordinary course of business consistent with past practice)~~ for execution within ~~60~~180 days.

10.           “Specified Subsidiaries”:  the collective reference to (i) GMAC Commercial Mortgage Bank, an institution chartered under the laws of the State of Utah, (ii) Escrow Bank USA, an institution chartered under the laws of the State of Utah, (iii) GMAC Commercial Mortgage Bank Europe plc, an Irish licensed bank and (iv) any Subsidiary of any of the foregoing.

11.           “Sub-Agent”:  any Affiliate of the Agent as may be designated in writing to the Company and, with respect to Canadian Revolving Credit Loans, Citibank, N.A., Canadian branch.

“Subsidiary”:  as to any Person, any corporation, limited liability company, partnership or other similar entity, of which at least a majority of the outstanding stock or other equity interests having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation, partnership or other similar entity (irrespective of whether or not at the time stock or interests of any other class or classes of such corporation, partnership or other similar entity shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, or by one or more Subsidiaries, or by such Person and one or more Subsidiaries.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Surviving Indebtedness”:  Indebtedness of the Company and each of its Subsidiaries outstanding immediately before and after the Closing Date and set forth on Schedule V hereto.

“Swing Line Borrowing”:  a group of Swing Line Loans made by the Swing Line Lenders on a single date.

“Swing Line Commitment”:  with respect to each Swing Line Lender, the obligation of such Swing Line Lender to make Swing Line Loans pursuant to subsection 2.6 in the amount referred to therein.

“Swing Line Facility”: an initial amount of $200,000,000 or, at any time, the aggregate amount of the Swing Line Lenders’ Swing Line Commitments at such time.

“Swing Line Lenders”:  each Lender which has a Swing Line Commitment and, solely for the purposes of clause (vi) of the proviso to subsection 10.1, each Irish Swing Line Lender.”

“Swing Line Loan Participation Certificate”:  a certificate, substantially in the form of Exhibit J.

“Swing Line Loans”:  as defined in subsection 2.6(a).

“Syndication Agent”:  as defined in the preamble hereto.

“Synthetic Debt”:  with respect to any Person, without duplication of any clause within the definition of “Indebtedness,” all (a) obligations of such Person under any lease that is treated as an operating lease for financial accounting purposes and a financing lease for tax purposes (i.e., a “synthetic lease”), (b) obligations (other than syndication proceeds in the ordinary course) of such Person in respect of transactions entered into by such Person (other than deposit liabilities), the proceeds from which would be reflected on the financial statements of such Person in accordance with GAAP as cash flows from financings at the time such transaction was entered into (other than as a result of equity contributions or the issuance of equity interests) and (c) obligations of such Person in respect of other transactions entered into by such Person that are not otherwise addressed in the definition of “Indebtedness” or in clause (a) or (b) above that are intended to function primarily as a borrowing of funds (including, without limitation, any minority interest transactions that function primarily as a borrowing).

“Target Operating Day”:  any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year’s Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Agent).

“Taxes” as defined in subsection 2.21(a).

“Term Borrower”:  any Borrower under a Term Loan Facility.

“Term Borrowing”:  any of a US Term Borrowing, an Irish Term Borrowing or a Japanese Term Borrowing.

“Term Commitment”:  any of a US Term Commitment, an Irish Term Commitment or a Japanese Term Commitment.

“Term Facility”:  any of the Irish Term Facility, the US Term Facility or the Japanese Term Facility.

“Termination Date”:  March 23, 2011.

“Term Loan Lender”:  a Lender that has a Term Commitment.

“Term Loans”:  any of a US Term Loan, an Irish Term Loan or a Japanese Term Loan.

“Total Capitalization”:  as of any date of determination, (a) the sum of (i) Total Consolidated Indebtedness and (ii) consolidated shareholders’ equity of the Company and its Subsidiaries as determined in accordance with GAAP applied on a consistent basis (it being understood and agreed that, without limiting the generality of the foregoing, “consolidated shareholders’ equity” as used in this definition shall include Mezzanine Equity and 75% of the amount of any Hybrid Capital as to which equity credit is given by Moody’s or S&P (including, for the avoidance of doubt, any back-to-back instruments in respect thereof), in each case unless and until such time as such equity or instruments become repayable or redeemable on a mandatory basis in accordance with the terms thereof), less (b) the aggregate amount of Attributed Equity of all Banking and Market Destined Assets (excluding, solely for purposes of calculating the ratio at any time of Total Consolidated Indebtedness to Total Capitalization and determining compliance with Sections 6.1 and 6.4(g), the Attributed Equity of Banking

and Market Destined Assets comprising cash and Cash Equivalents, to the extent that such assets are classified as Banking and Market Destined Assets pursuant to clause (a) of the definition thereof).

“Total Consolidated Indebtedness”:  as of any date of determination, (a) the sum of (i) all indebtedness for borrowed money of the Company and its Subsidiaries on a consolidated basis as reflected on the consolidated balance sheet of the Company as determined in accordance with GAAP applied on a consistent basis (but in any event excluding Mezzanine Equity and 75% of the amount of any obligations in respect of any Hybrid Capital as to which equity credit is given by Moody’s or S&P (including, for the avoidance of doubt, any back-to-back obligations in respect thereof), in each case unless and until such time as such equity or instruments become repayable or redeemable on a mandatory basis in accordance with the terms thereof) and (ii) Indebtedness of the types described in clause (f) of the definition thereof (but in any event excluding Mezzanine Equity and 75% of the amount of any obligations in respect of any Hybrid Capital as to which equity credit is given by S&P or Moody’s (including, for the avoidance of doubt, any back-to-back obligations in respect thereof), in each case unless and until such time as such equity or instruments become repayable or redeemable on a mandatory basis in accordance with the terms thereof) and (g) of the definition thereof, and provided that in the case of such clause (g), such Guarantees shall be included for purposes of this definition only to the extent they are guarantees of, and only in the amount of, any Indebtedness referred to in clauses (i) and (ii) of this clause (a)) of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP applied on a consistent basis, less (b) the aggregate amount of Attributed Indebtedness with respect to all Banking and Market Destined Assets (excluding, solely for purposes of calculating the ratio at any time of Total Consolidated Indebtedness to Total Capitalization and determining compliance with Sections 6.1 and 6.4(g), the Attributed Indebtedness with respect to Banking and Market Destined Assets comprising cash and Cash Equivalents, to the extent that such assets are classified as Banking and Market Destined Assets pursuant to clause (a) of the definition thereof).

“Transferee”:  as defined in subsection 10.7(g).

“Treaty on European Union”:  the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into effect on November 1, 1993), as amended from time to time.

“Type”:  as to any Revolving Credit Loan or Term Loan, its nature as an Base Rate Loan (solely in the case of Loans denominated in Dollars), Eurocurrency Loan, Canadian Prime Rate Loan or Bankers’ Acceptance.

“Unissued Letter of Credit Commitment”:  with respect to any Issuing Bank, the obligation of such Issuing Bank to issue Letters of Credit for the account of any Borrower or its specified Subsidiaries in an amount equal to the excess of (a) the amount of its Letter of Credit Commitment over (b) the sum of (i) aggregate Available Letter of Credit Amount of all Letters of Credit issued by such Issuing Bank and (ii) the aggregate outstanding principal amount of all Revolving Credit Borrowings made by such Issuing Bank pursuant to subsection 2.3(c) that have not been ratably funded by the Lenders.

“US Borrower”:  a US Revolving Credit Borrower or a US Term Borrower.

“US Revolving Credit Borrower”:  the Company, each Designated Borrower listed on Part C of Schedule 2.8 and each Subsidiary of the Company organized under the laws of a jurisdiction located within the United States that becomes a Designated Borrower under the US Revolving Credit Facility pursuant to subsection 2.8 after the Closing Date.

“US Revolving Credit Borrowing”:  a group of US Revolving Credit Loans of a single Type and in the same Currency made by the US Revolving Credit Lenders, as the case may be, on a single date and, if applicable, as to which a single Interest Period is in effect.

“US Revolving Credit Commitment”:  as to any US Revolving Credit Lender at any time, the obligation of such Lender to make US Revolving Credit Loans and of such Lender and its Affiliates to purchase participating interests in Swing Line Loans in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I under the caption “US Revolving Credit Commitment”, as such amount may be increased or reduced from time to time in accordance with the provisions of this Agreement; provided that, except with respect to any Incremental Commitments of Increasing Lenders under the US Revolving Credit Facility, the US Revolving Credit Commitments at any time shall be reduced pro rata by the Availability Reduction Amount attributable to the US Revolving Credit Facility at such time.

“US Revolving Credit Commitment Percentage”:  as to any US Revolving Credit Lender at any time, the percentage which such Lender’s US Revolving Credit Commitment then constitutes of the aggregate US Revolving Credit Commitments (or, at any time after the US Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s US Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the US Revolving Credit Loans then outstanding.

“US Revolving Credit Facility”:  an initial amount of $350,000,000 or, at any time, the aggregate amount of the US Revolving Credit Lenders’ US Revolving Credit Commitments at such time.

“US Revolving Credit Lender”:  a Lender that has a US Revolving Credit Commitment.

“US Revolving Credit Loans”:  as defined in subsection 2.1(a)(i).

“US Tax Compliance Certificate”:  as defined in subsection 2.21(b).

“US Term Borrower”:  the Company.

“US Term Borrowing”:  a group of US Term Loans of a single Type and in the same Currency made by the US Term Loan Lenders on a single date and, if applicable, as to which a single Interest Period is in effect.

“US Term Commitment”:  as to any US Term Loan Lender at any time, the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “US Term Commitment”, as such amount may be reduced at or prior to such time in accordance with the provisions of this Agreement.

“US Term Facility”:  in an initial amount of $2,050,000,000 or, at any time, the aggregate amount of the US Term Loan Lenders’ US Term Commitments or the US Term Loans outstanding at such time.

“US Term Loan”:  as defined in subsection 2.2(a).

“US Term Loan Lender”:  a Lender that has a US Term Commitment or a US Term Loan outstanding.

“Voting Stock”:  capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Yen” and “¥”:  the lawful money of Japan.

“Yen Call Rate”: means, for any day, either (i) the unsecured overnight call volume-weighted average rate on overnight funds announced at the close of business on that day by the Tanshi Kyokai (Interbank Brokers’ Association) or, if the Tanshi Kyokai has not announced such an interest rate on that day, the average of the quotations of the overnight funds call rate of three (3) Tanshi brokers obtained by the Agent on such day, or (ii) the appropriate rate on Telerate Markets page 9791 or 9792, as the Agent determines.

“Yen Overdraft Swing Line Commitment”: with respect to each Yen Overdraft Swing Line Lender, the obligation of such Yen Overdraft Swing Line Lender to make Yen Overdraft Swing Line Loans pursuant to subsection 2.7.

“Yen Overdraft Swing Line Lenders”: each Yen Swing Line Lender which has a Yen Overdraft Swing Line Commitment.

“Yen Overdraft Swing Line Loans”: as defined in subsection 2.7(a).

“Yen Swing Line Borrowing”: a group of Yen Swing Line Loans made by each Yen Swing Line Lender on a single date.

“Yen Swing Line Commitment”:  with respect to each Yen Swing Line Lender, the obligation of such Yen Swing Line Lender to make Yen Swing Line Loans (including, in the case of a Yen Swing Line Lender that is a Yen Overdraft Swing Line Lender, any Yen Overdraft Swing Line Loans constituting Yen Swing Line Loans as provided in subsection 2.7) pursuant to and in the maximum aggregate amount referred to in subsection 2.7.

“Yen Swing Line Facility”:  on any date, the aggregate amount of the Yen Swing Line Lenders’ Yen Swing Line Commitments on such date; provided, however, that a Yen Swing Lender may increase or decrease from time to time such amount in accordance with subsection 2.7 hereof, so long as (i) such increase or decrease is set forth in a written notification signed by such Yen Swing Line Lender, (ii) such increase does not cause such aggregate maximum amount to exceed $300,000,000 and (iii) no such increase or decrease shall be effective until written notice thereof is provided to the Agent.

“Yen Swing Line Lenders”: each Lender which has a Yen Swing Line Commitment.

“Yen Swing Line Loan Participation Certificate”:  a certificate, substantially in the form of Exhibit K.

“Yen Swing Line Loans”:  as defined in subsection 2.7(a) (inclusive of Yen Overdraft Swing Line Loans to the extent provided for in subsection 2.7(b)).

“Yen Swing Line Rate”: the Yen Call Rate plus the Applicable Margin then in effect for Eurocurrency Loans.

1.2.  Other Definitional Provisions.  (a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(a)  As used herein, and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(b)  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2.  AMOUNT AND TERMS OF THE FACILITIES

2.1.  Revolving Credit Commitments.  (b)Subject to the terms and conditions hereof:

(i)  Each US Revolving Credit Lender severally agrees to make revolving credit loans (“US Revolving Credit Loans”) denominated in Dollars to the US Revolving Credit Borrowers from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Lender’s US Revolving Credit Commitment.  During the Commitment Period, the US Revolving Credit Borrowers may use the US Revolving Credit Commitments by borrowing, prepaying the US Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Notwithstanding anything to the contrary contained in this Agreement, in no event (after giving effect to the use of proceeds of any US Revolving Credit Borrowing or other concurrent Borrowing) shall (i) any US Revolving Credit Lender’s US Revolving Credit Commitment Percentage of a US Revolving Credit Borrowing exceed such Lender’s Available Revolving Credit Commitment in respect of the US Revolving Credit Facility at the time of such Borrowing ~~or~~, (ii) the aggregate amount of Revolving Credit Usage under the US Revolving Credit Facility exceed the aggregate US Revolving Credit Commitments then in effect of all US Revolving Credit Lenders or (iii) the aggregate amount of Revolving Credit Usage under all Revolving Credit Facilities (excluding any Revolving Credit Usage pursuant to an Incremental Commitment) exceed (x) the aggregate Revolving Credit Commitments then in effect of all Revolving Credit Lenders (other than any Incremental Commitments of Increasing Lenders) minus (y) the Availability Reduction Amount.  The US Revolving Credit Loans shall be made in Dollars and may from time to time be (i) Eurocurrency Loans (denominated in Dollars only) or (ii) in the case of US Revolving Credit Loans denominated in Dollars only, Base Rate

Loans, in each case as determined by the applicable US Revolving Credit Borrower and notified to the Agent in accordance with subsections 2.4 and ~~2.10~~2.11; provided that no US Revolving Credit Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Termination Date.

(ii)  Each Canadian Revolving Credit Lender severally agrees to make Canadian Revolving Credit Loans denominated in Canadian Dollars, Dollars, Pounds Sterling, Euros and Yen to the Canadian Revolving Credit Borrowers from time to time during the Commitment Period in an aggregate principal amount (based in respect of any Canadian Revolving Credit Loans to be denominated in Canadian Dollars, Pounds Sterling, Euros or Yen on the Equivalent thereof in Dollars determined on the date of delivery of the applicable notice of borrowing) at any one time outstanding not to exceed such Lender’s Canadian Revolving Credit Commitment.  During the Commitment Period, the Canadian Revolving Credit Borrowers may use the Canadian Revolving Credit Commitments by borrowing, prepaying the Canadian Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Notwithstanding anything to the contrary contained in this Agreement, in no event (after giving effect to the use of proceeds of any Canadian Revolving Credit Borrowing or other concurrent Borrowing) shall (i) any Canadian Revolving Credit Lender’s Canadian Revolving Credit Commitment Percentage of a Canadian Revolving Credit Borrowing exceed such Lender’s Available Revolving Credit Commitment in respect of the Canadian Revolving Credit Facility at the time of such Borrowing ~~or~~, (ii) at the time of any borrowing, the aggregate amount of Revolving Credit Usage under the Canadian Revolving Credit Facility exceed the aggregate Canadian Revolving Credit Commitments then in effect of all Canadian Revolving Credit Lenders or (iii) the aggregate amount of Revolving Credit Usage under all Revolving Credit Facilities (excluding any Revolving Credit Usage pursuant to an Incremental Commitment) exceed (x) the aggregate Revolving Credit Commitments then in effect of all Revolving Credit Lenders (other than any Incremental Commitments of Increasing Lenders) minus (y) the Availability Reduction Amount.  The Canadian Revolving Credit Loans may be made in Dollars, Canadian Dollars, Pounds Sterling, Euros or Yen and may from time to time be (i) in the case of each Canadian Revolving Credit Borrower that is not domiciled in Canada, (A) Eurocurrency Loans and (B) in the case of Canadian Revolving Credit Loans denominated in Dollars only, Base Rate Loans and (ii) in the  case of each Canadian Revolving  Credit Borrower that is domiciled in Canada, (A) denominated in Canadian Dollars as Canadian Prime Rate Loans or Bankers’ Acceptances (as provided in subsection 2.5), (B) denominated in Dollars as Base Rate Loans and (C) Eurocurrency Loans, in each case as determined by the applicable Canadian Revolving Credit Borrower and notified to the Agent in accordance with subsections 2.4 and ~~2.10~~2.11; provided that no Canadian Revolving Credit Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Termination Date.

(iii)  Each Irish Revolving Credit Lender severally agrees to make revolving credit loans (“Irish Revolving Credit Loans”) denominated in Dollars, Pounds Sterling, Euros and Yen to the Irish Revolving Credit Borrowers from time to time during the Commitment Period in an aggregate principal amount (based in respect of any Irish Revolving Credit Loans to be denominated in Pounds Sterling, Euros or Yen on the Equivalent thereof in Dollars determined on the date of delivery of the applicable notice of borrowing) at any one time outstanding not to exceed such

Lender’s Irish Revolving Credit Commitment.  During the Commitment Period, the Irish Revolving Credit Borrowers may use the Irish Revolving Credit Commitments by borrowing, prepaying the Irish Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Notwithstanding anything to the contrary contained in this Agreement, in no event (after giving effect to the use of proceeds of any Irish Revolving Credit Borrowing or other concurrent Borrowing) shall (i) any Irish Revolving Credit Lender’s Irish Revolving Credit Commitment Percentage of an Irish Revolving Credit Borrowing exceed such Lender’s Available Revolving Credit Commitment in respect of the Irish Revolving Credit Facility at the time of such Borrowing ~~or~~, (ii) the aggregate amount of Revolving Credit Usage under the Irish Revolving Credit Facility exceed the aggregate Irish Revolving Credit Commitments then in effect of all Irish Revolving Credit Lenders or (iii) the aggregate amount of Revolving Credit Usage under all Revolving Credit Facilities (excluding any Revolving Credit Usage pursuant to an Incremental Commitment) exceed (x) the aggregate Revolving Credit Commitments then in effect of all Revolving Credit Lenders (other than any Incremental Commitments of Increasing Lenders) minus (y) the Availability Reduction Amount.  The Irish Revolving Credit Loans may be made in Dollars, Pounds Sterling, Euros or Yen and may from time to time be (i) Eurocurrency Loans or (ii) in the case of Irish Revolving Credit Loans denominated in Dollars only, Base Rate Loans, in each case as determined by the applicable Borrower and notified to the Agent in accordance with subsections 2.4 and ~~2.10~~2.11; provided that no Irish Revolving Credit Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Termination Date.

(iv)  Each Japanese Revolving Credit Lender severally agrees to make revolving credit loans (“Japanese Revolving Credit Loans”) denominated in Dollars, Pounds Sterling, Euros or Yen to the Japanese Revolving Credit Borrowers from time to time during the Commitment Period in an aggregate principal amount (based in respect of any Japanese Revolving Credit Loans to be denominated in Pounds Sterling, Euros or Yen on the Equivalent thereof in Dollars determined on the date of delivery of the applicable notice of borrowing) at any one time outstanding not to exceed such Lender’s Japanese Revolving Credit Commitment.  During the Commitment Period, the Japanese Revolving Credit Borrowers may use the Japanese Revolving Credit Commitments by borrowing, prepaying the Japanese Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.  Notwithstanding anything to the contrary contained in this Agreement, in no event (after giving effect to the use of proceeds of any Japanese Revolving Credit Borrowing or other concurrent Borrowing) shall (i) any Japanese Revolving Credit Lender’s Japanese Revolving Credit Commitment Percentage of a Japanese Revolving Credit Borrowing exceed such Lender’s Available Revolving Credit Commitment in respect of the Japanese Revolving Credit Facility at the time of such Borrowing ~~or~~, (ii) the aggregate amount of Revolving Credit Usage under the Japanese Revolving Credit Facility exceed the aggregate Japanese Revolving Credit Commitments then in effect of all Japanese Revolving Credit Lenders or (iii) the aggregate amount of Revolving Credit Usage under all Revolving Credit Facilities (excluding any Revolving Credit Usage pursuant to an Incremental Commitment) exceed (x) the aggregate Revolving Credit Commitments then in effect of all Revolving Credit Lenders (other than any Incremental Commitments of Increasing Lenders) minus (y) the Availability Reduction Amount.  The Japanese Revolving Credit Loans may be made in Dollars, Pounds

Sterling, Euro and Yen and may from time to time be (i) Eurocurrency Loans or (ii) in the case of Japanese Revolving Credit Loans denominated in Dollars only, Base Rate Loans, in each case as determined by the applicable Japanese Revolving Credit Borrower and notified to the Agent in accordance with subsections 2.4 and ~~2.10~~2.11; provided that no Japanese Revolving Credit Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Termination Date.

(b)  (A)Notwithstanding anything to the contrary contained in this Agreement, on and after January 1, 2007, the Company may request from time to time that the aggregate Revolving Credit Commitments under one or more Revolving Credit Facilities hereunder be increased by an aggregate amount not to exceed $1,000,000,000.  The Company may (I) request one or more of the Lenders (which request shall be in writing and sent to the Agent to forward to such Lender or Lenders) to (A) in the case of existing Revolving Credit Lenders, increase the amount of its Revolving Credit Commitment under one or more Revolving Credit Facilities or (B) in the case of existing Term Loan Lenders, provide a Revolving Credit Commitment under one or more Revolving Credit Facilities and become a Revolving Credit Lender hereunder and/or (II) arrange for one or more banks or financial institutions not a party hereto (an “Other Lender”) to become parties to and Revolving Credit Lenders under this Agreement, provided that the identification and arrangement of each Other Lender to become a party hereto and a Revolving Credit Lender under this Agreement shall be made in consultation with the Agent.  In no event may any Revolving Credit Lender’s Revolving Credit Commitment be increased without the prior written consent of such Lender, nor may any Term Loan Lender be designated a Revolving Credit Lender without the prior written consent of such Lender, and the failure of any Lender to respond to the Company’s request for an increase shall be deemed a rejection by such Lender of the Company’s request.  The aggregate Revolving Credit Commitments of all Revolving Credit Lenders hereunder may not be increased if, at the time of any proposed increase hereunder, a Default or Event of Default has occurred and is continuing.  Upon any request by the Company to increase the aggregate Revolving Credit Commitments hereunder, the Company shall be deemed to have represented and warranted on and as of the date of such request that (i) each of the representations and warranties made by the Company in or pursuant to this Agreement is true and correct on and as of such date as if made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the proposed increase, in which case as of such specific date and (ii) that no Default or Event of Default has occurred and is continuing.  Notwithstanding anything contained in this Agreement to the contrary, no Lender shall have any obligation whatsoever to increase the amount of its Revolving Credit Commitment (or, in the case of a Term Loan Lender, to provide a Revolving Credit Commitment pursuant to this subsection 2.1(b)), and each Lender may at its option, unconditionally and without cause, decline to increase its Revolving Credit Commitment (or, in the case of a Term Loan Lender, to provide a Revolving Credit Commitment).

(i)  If any Lender is willing, in its sole and absolute discretion, to increase the amount of its Revolving Credit Commitment hereunder or, in the case of existing Term Loan Lenders, to provide a Revolving Credit Commitment hereunder (such new or increased Revolving Credit Commitment an “Incremental Commitment”; and such a Lender hereinafter referred to as an “Increasing Lender”), it shall enter into a written agreement to that effect with the Company and the Agent, substantially in the form of Exhibit A (a “Commitment Increase Supplement”), which agreement shall specify, among other things, the amount of the Incremental Commitment of such Increasing Lender and the Revolving Credit Facility or Revolving Credit Facilities to which such increase applies.  Upon the effectiveness of such Increasing Lender’s Incremental Commitment, Schedule I shall, without further action, be deemed to have been amended appropriately to reflect the Incremental Commitment of such Increasing Lender.  Any Other Lender which is willing to become a party hereto and a Revolving Credit Lender hereunder (and which arrangement to become a party hereto and a Revolving Credit Lender hereunder has been approved by the Company and the Agent) shall enter into a written agreement with the Company and the Agent, substantially in the form of Exhibit B (an “Additional Lender Supplement”), which agreement shall specify, among other things, its Revolving Credit Commitment hereunder and the Revolving Credit Facility or Revolving Credit Facilities to which such Revolving Credit Commitment applies.  When such Other Lender becomes a Revolving Credit Lender hereunder as set forth in the Additional Lender Supplement, Schedule I shall, without further action, be deemed to have been amended as appropriate to reflect the Revolving Credit Commitment of such Other Lender.  Upon the execution by the Agent, the Company and such Other Lender of such Additional Lender Supplement, such Other Lender shall become and be deemed a party hereto and a “Lender” hereunder for all purposes hereof and shall enjoy all rights and assume all obligations on the part of the Lenders set forth in this Agreement, and its Revolving Credit Commitment shall be the amount, and shall relate to the Revolving Credit Facility or Revolving Credit Facilities, specified in its Additional Lender Supplement.  Each Other Lender which executes and delivers an Additional Lender Supplement and becomes a party hereto and a “Lender” hereunder pursuant to such Additional Lender Supplement is hereinafter referred to as an “Additional Lender.”

(ii)  In no event shall an existing Lender’s Incremental Commitment or the Revolving Credit Commitment of an Other Lender become effective until the Agent shall have received a favorable written opinion of counsel for the Company, addressed to the Lenders, in form and substance reasonably satisfactory to the Agent and any Increasing Lenders and Additional Lenders with respect to such Incremental Commitments.  In no event shall an Incremental Commitment or the Revolving Credit Commitment of an Other Lender which results in the aggregate Revolving Credit Commitments of all Revolving Credit Lenders hereunder exceeding the amount which is authorized at such time in resolutions previously delivered to the Agent become effective until the Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Company authorizing the borrowings contemplated pursuant to such increase, certified by the Secretary or an Assistant Secretary of the Company.  Upon the effectiveness of an Incremental Commitment or the Revolving Credit Commitment of an Other Lender pursuant to the preceding sentence and execution by an Increasing Lender of a Commitment Increase Supplement or by an Additional Lender of an Additional Lender Supplement, the Company shall make such borrowing from such Increasing Lender or Additional Lender, and/or shall make such prepayment of outstanding Revolving Credit Loans, as shall be required to cause the aggregate outstanding principal amount of Revolving Credit Loans each under affected Revolving Credit Facility owing to each Revolving Credit Lender thereunder (including each such Increasing Lender and Additional Lender) to be proportional to such Lender’s share of the aggregate Revolving Credit Commitments in respect of such Revolving Credit Facility after giving effect to any increase thereof.  The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense incurred as a result of any such prepayment in accordance with subsection 2.22, as applicable.

(iii)  No Other Lender may become an Additional Lender unless an Additional Lender Supplement (or counterparts thereof) has been signed by such bank or financial institution and which Additional Lender Supplement has been agreed to and acknowledged by the Company and acknowledged by the Agent.  No consent of any Lender or acknowledgment of any of the other Lenders hereunder shall be required therefor.  In no event shall the Commitment of any Lender be increased by reason of any bank or financial institution becoming an Additional Lender, or otherwise, but the aggregate Revolving Credit Commitments hereunder shall be increased by the amount of each Additional Lender’s Revolving Credit Commitment.  Upon any Lender entering into a Commitment Increase Supplement or any Additional Lender becoming a party hereto, the Agent shall notify each Lender thereof and shall deliver to each such Revolving Credit Lender that has a commitment under the relevant Revolving Credit Facility or Revolving Credit Facilities a copy of the Additional Lender Supplement executed by such Additional Lender, agreed to and acknowledged by the Company and acknowledged by the Agent, and the Commitment Increase Supplement executed by such Increasing Lender, agreed to and acknowledged by the Company and acknowledged by the Agent.

(c)  Letters of Credit.  Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, in reliance upon the agreements of the other Lenders set forth in this Agreement, to issue letters of credit (each, a “Letter of Credit”) for the account of any Borrower and its specified Subsidiaries from time to time on any Business Day during the period from the Closing Date until 30 days before the Termination Date in an aggregate Available Letter of Credit Amount (i) for all Letters of Credit issued by each Issuing Bank not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) such Issuing Bank’s Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the aggregate Available Revolving Credit Commitments in respect of the Irish Revolving Credit Facility at such time; provided that, after giving effect to the issuance of any Letter of Credit, the aggregate amount of Revolving Credit Usage under all Revolving Credit Facilities (excluding any Revolving Credit Usage pursuant to an Incremental Commitment) shall not exceed (x) the aggregate Revolving Credit Commitments then in effect of all Revolving Credit Lenders (other than any Incremental Commitments of Increasing Lenders) minus (y) the Availability Reduction Amount.  No Letter of Credit shall have an expiration date (including all rights of the applicable Borrower or the beneficiary to require renewal) later than 10 Business Days before the Termination Date.  Within the limits referred to above, the Borrowers may from time to time request the Issuance of Letters of Credit under this subsection 2.1(c).

2.2.  Term Commitments.  Subject to the terms and conditions hereof:

(a)  Each US Term Loan Lender severally agrees to make a term loan (a “US Term Loan”) to the US Term Borrower on the Closing Date in an aggregate amount not to exceed the amount of the US Term Commitment of such Lender then in effect.  The US Term Borrowing shall consist of US Term Loans made simultaneously by the US Term Loan Lenders ratably according to their US Term Commitments.  Amounts borrowed under this subsection 2.2(a) and repaid or prepaid may not be reborrowed.  The US Term Loans shall be made in Dollars and may from time to time be (i) Eurocurrency Loans or (ii) Base Rate Loans, in each case as determined by the Company and notified to the Agent in accordance with subsection 2.11.

(b)  Each Irish Term Loan Lender severally agrees to make a term loan (an “Irish Term Loan”) to the Irish Term Borrower on the Closing Date in an aggregate amount not to exceed the amount of the Irish Term Commitment of such Lender then in effect.  The Irish Term Borrowing shall consist of Irish Term Loans made simultaneously by the Irish Term Loan Lenders ratably according to their Irish Term Commitments.  Amounts borrowed under this subsection 2.2(b) and repaid or prepaid may not be reborrowed.  The Irish Term Loans shall be made in Pounds Sterling as Eurocurrency Loans.

(c)  Each Japanese Term Loan Lender severally agrees to make a term loan (a “Japanese Term Loan”) to the Japanese Term Borrower on the Business Day (in Tokyo) following the Closing Date in an aggregate amount not to exceed the amount of the Japanese Term Commitment of such Lender then in effect.  The Japanese Term Borrowing shall consist of Japanese Term Loans made simultaneously by the Japanese Term Loan Lenders ratably according to their Japanese Term Commitments.  Amounts borrowed under this subsection 2.2(c) and repaid or prepaid may not be reborrowed.  The Japanese Term Loans shall be made in Yen as Eurocurrency Loans.

2.3.  Issuance of and Drawings and Reimbursement Under Letters of Credit.  (a)    Request for Issuance.  (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City Time) on the fifth Business Day prior to the date of the proposed Issuance of such Letter of Credit (or on such shorter notice as the applicable Issuing Bank may agree), by any Borrower to any Issuing Bank, with a copy to the Agent, and such Issuing Bank shall give the Agent prompt notice thereof.  Each such notice by a Borrower of Issuance of a Letter of Credit (a “Notice of Issuance”) shall be by telecopier, confirmed immediately in writing, specifying therein the requested (A) date of such Issuance (which shall be a Business Day), (B) Available Letter of Credit Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, (E) currency in which such Letter of Credit will be denominated (which may be Dollars, any Available Foreign Currency or any other foreign currency (to the extent the applicable Issuing Bank is legally, and without additional unreimbursed expense, able to provide a Letter of Credit denominated in such other foreign currency)) and (F) form of such Letter of Credit.  Such Letter of Credit shall be issued pursuant to such application and agreement for letter of credit as such Issuing Bank and the applicable Borrower shall agree for use in connection with such requested Letter of Credit (a “Letter of Credit Agreement”).  If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its reasonable discretion (it being understood that any such form shall have only explicit documentary conditions to draw and shall not include discretionary conditions), unless such Issuing Bank has received written notice from any Lender or the Agent, at least one Business Day prior to the requested date of issuance or amendment for the applicable Letter of Credit, that one or more of the applicable conditions set forth in subsection 4.2 shall not then be satisfied, such Issuing Bank will, upon satisfaction of the applicable conditions set forth in subsection 4.2, make such Letter of Credit available to the applicable Borrower at its office referred to in subsection 10.2 or as otherwise agreed with such Borrower in connection with such Issuance in accordance with such Issuing Bank’s usual and customary business practices.  In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

(b)  By the Issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing or decreasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Irish Revolving Credit Lender, and each Irish Revolving Credit Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Irish Revolving Credit Commitment Percentage of the Available Letter of Credit Amount of such Letter of Credit.  Each Borrower hereby agrees to each such participation.  In consideration and in furtherance of the foregoing, each Irish Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of such Issuing Bank, such Lender’s Irish Revolving Credit Commitment Percentage of each drawing made under a Letter of Credit funded by such Issuing Bank and not reimbursed by the applicable Borrower in accordance with the second sentence of paragraph (c) below (which amount if not so reimbursed will be deemed to be a Irish Revolving Credit Borrowing to such Borrower as contemplated in such sentence), or of any reimbursement payment required to be refunded to such Borrower for any reason, which amount will be advanced regardless of the satisfaction of the conditions set forth in subsection 4.2.  Each Irish Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Irish Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Irish Revolving Credit Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Irish Revolving Credit Commitment Percentage of the Available Letter of Credit Amount of such Letter of Credit at each time such Lender’s Irish Revolving Credit Commitment is amended pursuant to an increase in accordance with subsection 2.1(b), an assignment in accordance with subsection 10.7 or otherwise pursuant to this Agreement.

(c)  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under a Letter of Credit issued by an Issuing Bank, such Issuing Bank will notify the applicable Borrower and the Agent thereof.  The payment by an Issuing Bank of a draft drawn under any Letter of Credit which is not reimbursed by the applicable Borrower either (x) on the date made in the event that such notice to the applicable Borrower shall have been given by 12:00 Noon (New York City time) on such date or (y) otherwise, by 10:00 A.M. (New York City time) on the following day, shall constitute for all purposes of this Agreement the making by any such Issuing Bank of a Irish Revolving Credit Borrowing, which shall be an Base Rate Loan, in the amount of such draft, without regard to whether the making of such a Borrowing would exceed such Issuing Bank’s Available Revolving Credit Commitment in respect of the Irish Revolving Credit Facility.  Upon written demand by such Issuing Bank, with a copy of such demand to the Agent and the applicable Borrower, each Irish Revolving Credit Lender shall pay to the Agent such Lender’s Irish Revolving Credit Commitment Percentage of such outstanding Irish Revolving Credit Borrowing pursuant to subsection 2.3(b).  Each Irish Revolving Credit Lender acknowledges and agrees that its obligation to make Irish Revolving Credit Borrowings pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Irish Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Promptly after receipt thereof, the Agent shall transfer such funds to such Issuing Bank.  Each Irish Revolving Credit Lender agrees to fund its Irish Revolving Credit Commitment Percentage of an outstanding Irish Revolving Credit Borrowing on (i) the Business Day on which demand therefor is made, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time.  If and to the extent that any Irish Revolving Credit Lender shall not have so made the amount of such Irish Revolving Credit Borrowing available to the Agent, such Lender agrees to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand until the date such amount is paid to the Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable.  To the extent that the Irish Revolving Credit Lenders pay to the Agent such amount for the account of any such Issuing Bank on any Business Day, the respective amounts so paid by them in respect of principal shall constitute a Irish Revolving Credit Borrowing made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the associated Irish Revolving Credit Borrowing made by such Issuing Bank pursuant to the second sentence of this paragraph shall be reduced by such amount on such Business Day.

(d)  Each Issuing Bank shall furnish (A) to the Agent and each Lender (with a copy to the Company) on the first Business Day of each month a written report summarizing Issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit and (B) to the Agent and each Lender (with a copy to the Company) on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Letter of Credit Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

(e)  The failure of any Lender to make the Irish Revolving Credit Borrowing to be made by it on the date specified in subsection 2.4 shall not relieve any other Irish Revolving Credit Lender of its obligation hereunder to make its Irish Revolving Credit Borrowing on such date, but no Lender shall be responsible for the failure of any other Lender to make the Irish Revolving Credit Borrowing to be made by such other Lender on such date.

(f)  For the avoidance of doubt, no Issuing Bank shall be under any obligation to issue any Letter of Credit either (i) at the request of, or for the account of, any Borrower or any Subsidiary of a Borrower, in each case incorporated in Ireland, or (ii) to any Person resident in Ireland, in each case to the extent that such Issuing Bank is not duly authorized to carry on the business of issuing contracts of suretyship in Ireland (or otherwise exempted under the laws of Ireland from the requirement to have any such authorization) or to the extent that the issuance by such Issuing Bank would otherwise contravene any law of Ireland or any other applicable jurisdiction.

2.4.  Procedure for Revolving Credit Borrowing and Term Borrowing.  (i) Each Revolving Credit Borrower may borrow Revolving Credit Loans under the Revolving Credit Commitments on any Business Day during the Commitment Period and (ii) each Term Loan Borrower may borrow Term Loans under the Term Commitments on the Closing Date (except the Japanese Term Borrowing which shall occur on the Business Day (in Tokyo) following the Closing Date), in each case upon irrevocable notice to the Agent (and, in the case of a Borrowing consisting of Eurocurrency Loans, Canadian Prime Rate Loans or Bankers’ Acceptances, simultaneously to the applicable Sub-Agent, in the case of any Irish Revolving Credit Borrowing, simultaneously with a copy to the Irish Swing Line Lenders and further, in the case of any Japanese Revolving Credit Borrowing, simultaneously with a copy to the Yen Swing Line Lenders), given not later than (x) 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Loans denominated in Dollars, (y) 12:00 Noon (New York City time) on the fourth Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurocurrency Rate Loans denominated in Euros, Pounds Sterling or Yen, or Borrowings consisting of Banker’s Acceptances (other than (x) a Borrowing by way of Bankers’ Acceptances covered by a Notice of Rollover/Conversion delivered in accordance with subsection 2.5(b)(ix) or (y) the Japanese Term Borrowing on the Closing Date, which shall be delivered by 12:00 Noon (New York city time) on the third Business Day prior to such date), or (z) 10:00 A.M. (New York City time) on the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Loans or Canadian Prime Rate Loans, specifying, in each case, (A) the applicable Borrower, (B) the applicable Facility, (C) the amount to be borrowed, (C) the requested borrowing date, (D) the Type of Loans ~~and~~, (E) if the borrowing is to be entirely or partly of Eurocurrency Loans, the Currency thereof, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor and (F) in the case of a Revolving Credit Borrowing, the amount of the Availability Reduction Amount, if any.  Each Revolving Credit Borrowing under the Revolving Credit Commitments shall be in an amount equal to the Applicable Borrowing Minimum or an Applicable Borrowing Multiple in excess thereof.  Upon receipt of any such notice from the applicable Borrower, the Agent (or applicable Sub-Agent) shall promptly notify each Revolving Credit Lender or Term Loan Lender, as applicable, under the applicable Facility.  Each applicable Lender will make the amount of its pro rata share of each Borrowing available to the Agent (or applicable Sub-Agent) for the account of the applicable Borrower at the Funding Office, and at or prior to the Funding Time, for the Currency of such Loan in funds immediately available to the Agent (or applicable Sub-Agent).  Such Borrowing will then immediately be made available to the applicable Borrower by the Agent (or applicable Sub-Agent) crediting the account of the applicable Borrower on the books of such Funding Office with the aggregate of the amounts made available to the Agent (or applicable Sub-Agent) by the Lenders and in like funds as received by the Agent (or applicable Sub-Agent).  Notwithstanding anything to the contrary contained in the foregoing, Bankers’ Acceptances shall be issued under the Canadian Revolving Credit Facility in accordance with subsection 2.5 below.  Further, notwithstanding anything to the contrary contained in this subsection 2.4, for purposes of determining the amount of the Irish Term Borrowing and the Japanese Term Borrowing, respectively, (x) the Equivalent in Pounds Sterling of the Irish Term Commitment and (y) the Equivalent in Yen of the Japanese Term Commitment shall, in each case, be determined on the date on which the applicable Borrower submits a notice of borrowing in respect of such Facility.

2.5.  Bankers’ Acceptances.

(a)  Pursuant to any request for a Borrowing under the Canadian Revolving Credit Facility, any Canadian Revolving Credit Borrower may request that such Borrowing be made by way of Bankers’ Acceptances, in which case such Canadian Revolving Credit Borrower may issue Bankers’ Acceptances denominated in Canadian Dollars, for purchase by the Canadian Revolving Credit Lenders hereunder, in each case in accordance with the provisions of this subsection 2.5 and in respect of any such request for a Borrowing, provided that:  (i) the principal amount of Borrowing made by way of Bankers’ Acceptances shall be deemed to be the Face Amount of the drafts to be issued and accepted; and (ii) all other conditions to Borrowing set forth in subsection 2.1(a)(ii) and subsection 4.2 shall be complied with as conditions to any Borrowing by way of Bankers’ Acceptances.

(b)  (i)    The applicable Canadian Revolving Credit Borrower shall notify the applicable Sub-Agent (the “Canadian Sub-Agent”) of any Borrowing by way of Bankers’ Acceptances in accordance with subsection 2.4.

(ii)  To facilitate availment of the Canadian Revolving Credit Borrowings by way of Bankers’ Acceptances, each Canadian Revolving Credit Borrower hereby appoints each Canadian Revolving Credit Lender as its attorney to sign and endorse on its behalf (for the purpose of acceptance and purchase of Bankers’ Acceptances pursuant to this Agreement), in handwriting or by facsimile or mechanical signature as and when deemed necessary by such Lender, blank forms of Bankers’ Acceptances.  In this respect, it is each Canadian Revolving Credit Lender’s responsibility to maintain an adequate supply of blank forms of Bankers’ Acceptances for acceptance under this Agreement.  Each Canadian Revolving Credit Borrower recognizes and agrees that all Bankers’ Acceptances signed and/or endorsed on its behalf by a Canadian Revolving Credit Lender shall bind such Borrower as fully and effectually as if signed in the handwriting of and duly issued by the proper signing officers of such Borrower.  Each Canadian Revolving Credit Lender is hereby authorized (for the purpose of acceptance and purchase of Bankers’ Acceptances pursuant to this Agreement) to issue such Bankers’ Acceptances endorsed in blank in such Face Amounts as may be determined by such Lender; provided that the aggregate amount thereof is equal to the aggregate amount of Bankers’ Acceptances required to be accepted and purchased by such Lender.  No Canadian Revolving Credit Lender shall be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except where arising from the gross negligence or willful misconduct of such Lender or its officers, employees, agents or representatives.  On request by any Canadian Revolving Credit Borrower, a Canadian Revolving Credit Lender shall cancel all forms of Bankers’ Acceptances which have been pre-signed or pre-endorsed by or on behalf of such Borrower and which are held by such Lender and have not yet been issued in accordance herewith.  Each Canadian Revolving Credit Lender further agrees to retain such records in the manner and/or for the statutory periods provided in the various Canadian provincial or federal statutes and regulations which apply to such Lender.  Each Canadian Revolving Credit Lender shall maintain a record with respect to Bankers’ Acceptances held by it in blank hereunder, voided by it for any reason, accepted and purchased by it hereunder, and cancelled at their respective maturities.  Each Canadian Revolving Credit Lender agrees to provide such records to the applicable Canadian Revolving Credit Borrower at such Borrower’s expense upon request.

(iii)  Bankers’ Acceptances shall be signed by a duly authorized officer or officers of the applicable Canadian Revolving Credit Borrower or by its attorneys, including its attorneys appointed pursuant to subsection 2.5(b)(ii) above.  Notwithstanding that any person whose signature appears on any Bankers’ Acceptance as a signatory for such Borrower may no longer be an authorized signatory for such Borrower at the date of issuance of a Bankers’ Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance, and any such Bankers’ Acceptance so signed shall be binding on such Borrower.

(iv)  Promptly following receipt of a notice of Canadian Revolving Credit Borrowing or Notice of Rollover/Conversion in respect of Bankers’ Acceptances, the Canadian Sub-Agent shall advise each Canadian Revolving Credit Lender of the aggregate Face Amount of Bankers’ Acceptances to be accepted by it, the terms thereof, and the BA Discount Proceeds in respect thereof.  The aggregate Face Amount of Bankers’ Acceptances to be accepted by a Canadian Revolving Credit Lender in respect of any Canadian Revolving Credit Borrowing by way of Bankers’ Acceptances shall be equal to such Lender’s Canadian Revolving Credit Commitment Percentage of the aggregate Face Amount of all Bankers’ Acceptances to be accepted pursuant to such Borrowing, except that if the Face Amount of a Bankers’ Acceptance which would otherwise be accepted by a Canadian Revolving

Credit Lender would not be Canadian Dollars $100,000 or a larger multiple thereof, such Face Amount shall be increased or reduced by the Canadian Sub-Agent in its discretion to the nearest multiple of Canadian Dollars $100,000.

(v)  Each Bankers’ Acceptance to be accepted by a Canadian Revolving Credit Lender shall be accepted at its applicable Funding Office in Canada.

(vi)  On the date of each issuance of Bankers’ Acceptances in accordance with this subsection 2.5, each Canadian Revolving Credit Lender shall accept and purchase from the applicable Canadian Revolving Credit Borrower each Bankers’ Acceptance to be accepted by it in connection with the Canadian Revolving Credit Borrowing for a purchase price equal to the applicable BA Discount Proceeds determined on the basis of the BA Discount Rate, and (except to the extent such BA Discount Proceeds are being applied to repay maturing Bankers’ Acceptances in accordance with subsection 2.5(b)(ix)) shall remit to the Canadian Sub-Agent in accordance with subsection 2.4 the BA Discount Proceeds so determined less the Acceptance Fee payable by such Borrower to such Lender under subsection 2.5(d) in respect of such Bankers’ Acceptances.

(vii)  Each Canadian Revolving Credit Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers’ Acceptances accepted and purchased by it (it being understood that no holder thereof shall have any rights or obligations hereunder or under any of the other Loan Documents unless any such holder is a Lender).

(viii)  Each Canadian Revolving Credit Borrower waives presentment for payment and any other defense to payment of any amounts then due to a Canadian Revolving Credit Lender in respect of a Bankers’ Acceptance accepted and purchased by it pursuant to this Agreement which might exist solely by reason of such Bankers’ Acceptance being held, at the maturity thereof, by such Lender in its own right, and each Canadian Revolving Credit Borrower agrees not to claim any days of grace if such Lender as holder sues such Borrower on the Bankers’ Acceptances for payment of the amount payable by such Borrower thereunder.

(ix)  At or before 9:30 A.M. (Toronto time) two Business Days before the BA Maturity Date of any Bankers’ Acceptances, the applicable Canadian Revolving Credit Borrower shall give to the Sub-Agent notice (a “Notice of Rollover/Conversion”) specifying either that such Borrower intends to repay the maturing Bankers’ Acceptances on the applicable BA Maturity Date or that such Borrower intends to issue new Bankers’ Acceptances on the applicable BA Maturity Date to provide for the payment of the maturing Bankers’ Acceptances.  If the applicable Canadian Revolving Credit Borrower fails to provide any such notice to the Canadian Sub-Agent or fails to repay the maturing Bankers’ Acceptances on the applicable BA Maturity Date, such failure shall be deemed a Notice of Rollover/Conversion for the issuance of new Bankers’ Acceptances to provide for the payment of such maturing Bankers’ Acceptances and such new Bankers’ Acceptances shall have a BA Maturity Date that is thirty days after the date of issuance thereof.  Notwithstanding the foregoing, if an Event of Default has occurred and is continuing on the applicable BA Maturity Date of such maturing Bankers’ Acceptances, each Canadian Revolving Credit Borrower’s obligations in respect of maturing Bankers’ Acceptances shall be deemed to have been converted on the BA

Maturity Date thereof into a Canadian Prime Rate Loan in a principal amount equal to the full Face Amount of the maturing Bankers’ Acceptances.  On the BA Maturity Date of any Bankers’ Acceptance being repaid by means of the issuance of new Bankers’ Acceptances pursuant to this clause (ix) the applicable Canadian Revolving Credit Borrower shall pay to the Sub-Agent for the account of the applicable Canadian Revolving Credit Lender an amount equal to the sum of (A) the Acceptance Fee payable in respect of such newly issued Bankers’ Acceptance and (B) the excess of the Face Amount of such maturing Bankers’ Acceptance over the BA Discount Proceeds in respect of such newly issued Bankers’ Acceptance.

(c)  Each Bankers’ Acceptance shall mature, and the Face Amount thereof shall be due and payable, on the BA Maturity Date specified in such Bankers’ Acceptance.  Any overdue amount of any Bankers’ Acceptance shall bear interest, payable on demand, at the rate set forth in subsection 2.14(i).  Any payment of a maturing Bankers’ Acceptance shall, subject to subsection 2.5(b)(ix), be made as provided in subsection 2.13(c) (notwithstanding that any Lender or any other Person may be the holder thereof at maturity) and any such payment shall satisfy the applicable Canadian Revolving Credit Borrower’s obligations under the maturing Bankers’ Acceptance to which it relates, and the Lender accepting and purchasing the applicable Bankers’ Acceptance shall thereafter be solely responsible for the payment of such Bankers’ Acceptance.

(d)  A fee (an “Acceptance Fee”) shall be payable by the applicable Canadian Revolving Credit Borrower to each Canadian Revolving Credit Lender in advance (in the manner specified under this Agreement) upon the issuance of a Bankers’ Acceptance to be accepted by such Lender, or upon the purchase of an Acceptance Note by such Lender, calculated at the rate per annum equal to the Applicable Margin then in effect for Eurocurrency Rate Loans, such rate per annum to be calculated on the Face Amount of such Bankers’ Acceptance or Acceptance Note, as the case may be, and to be computed on the basis of the number of days in the term of such Bankers’ Acceptance or Acceptance Note, as the case may be.

(e)  Bankers’ Acceptances may not be prepaid.  Any Canadian Revolving Credit Borrower may, however, at its option, exercisable upon not less than two Business Day’s notice to the Canadian Sub-Agent, elect to deposit with the Canadian Sub-Agent Canadian Dollars in same-day funds to be held by the Sub-Agent, pursuant to collateral arrangements reasonably satisfactory to the Canadian Sub-Agent and such Canadian Revolving Credit Borrower, for application to the payment of any Borrowing of Bankers’ Acceptances designated by such Borrower in such notice.  If such a deposit is made, then such Bankers’ Acceptances shall be deemed no longer outstanding for purposes of this Agreement; provided that the amount of such deposit shall be not less than the full Face Amount of such Borrowing of Bankers’ Acceptances.  Furthermore, in the event the maturity of the Loans is accelerated pursuant to Section 7, each applicable Canadian Revolving Credit Borrower shall cash collateralize all outstanding Bankers’ Acceptances issued by such Borrower.

(f)  (i)    It is understood that from time to time certain Schedule II Banks and Schedule III Banks may not be authorized to or may, as a matter of general corporate policy, elect not to accept Bankers’ Acceptances (each, an “Acceptance Note Lender”); accordingly, any Acceptance Note Lender may instead purchase Acceptance Notes of a Canadian Revolving Credit Borrower in accordance with the provisions of subsection 2.5(f)(ii) in lieu of accepting and purchasing Bankers’ Acceptances for its account.

(ii)  In connection with any request by a Canadian Revolving Credit Borrower for the creation of Bankers’ Acceptances, such Borrower shall deliver to each Acceptance Note Lender non-interest bearing promissory notes (each, an “Acceptance Note”) of such Borrower having the same maturity as the Bankers’ Acceptances to be created and in an aggregate principal amount equal to the Face Amount of the Bankers’ Acceptances that would otherwise have been required to be accepted by such Acceptance Note Lender as a part of such Borrowing.  Each Acceptance Note Lender hereby agrees to purchase Acceptance Notes from each Canadian Revolving Credit Borrower at a price equal to the BA Discount Proceeds determined by reference to the BA Discount Rate which would have been applicable if a Bankers’ Acceptance had been accepted by it, and such Acceptance Notes shall be governed by the provisions of this subsection 2.5 as if they were Bankers’ Acceptances.  The provisions of this subsection 2.5 shall apply, with all necessary changes, to Acceptance Notes issued under this subsection 2.5(f)(ii).

(g)  At the option of any Canadian Revolving Credit Lender, Bankers’ Acceptances under this Agreement to be accepted and purchased by such Lender may be issued in the form of depository bills for deposit with The Canadian Depository for Securities Limited pursuant to the Depository Bills and Notes Act (Canada).  All depository bills so issued shall be governed by the provisions of this subsection 2.5.

(h)  If the Canadian Sub-Agent or the Canadian Revolving Credit Lenders holding more than 50% of the Canadian Revolving Credit Commitments determine in good faith, which determination shall be final, conclusive and binding upon each Canadian Revolving Credit Borrower, and the Canadian Sub-Agent notifies such Borrower that, by reason of circumstances affecting the money market there is no market for Bankers’ Acceptances or Acceptance Notes or the demand for Bankers’ Acceptances or Acceptance Notes is insufficient to allow the sale or trading of the Bankers’ Acceptances or Acceptance Notes created hereunder, then:

(i)  the right of any Canadian Revolving Credit Borrower to request the acceptance and purchase of Bankers’ Acceptances shall be suspended until the Canadian Sub-Agent or the Canadian Revolving Credit Lenders holding more than 50% of the Canadian Revolving Credit Commitments determine that the circumstances causing such suspension no longer exist and the Canadian Sub-Agent so notifies each Canadian Revolving Credit Borrower; and

(ii)  any Notice of Canadian Revolving Credit Borrowing or Notice of Rollover/Conversion in respect of Bankers’ Acceptances which are outstanding shall be cancelled and such notice shall (at the option of the applicable Borrower) be deemed to be a request for a Borrowing of or conversion to Canadian Prime Rate Loans in principal amount equal to the BA Discount Proceeds that would have been payable in respect of the requested Bankers’ Acceptances or Acceptance Notes.

(i)  The Canadian Sub-Agent shall promptly notify each Canadian Revolving Credit Borrower of the suspension of such Borrower’s right to request acceptance and purchase of Bankers’ Acceptances or Acceptance Notes and of the termination of any such suspension.

(j)  In the event of any inconsistency between the provisions of this subsection 2.5 and any other provision of Section 2 or 3 with respect to Bankers’ Acceptances or Acceptance Notes, the provisions of this subsection 2.5 shall prevail.

2.6.  Swing Line Commitments.  (c)Subject to the terms and conditions hereof, each Swing Line Lender severally agrees to make swing line loans (“Swing Line Loans”) to any US Revolving Credit Borrower on any Business Day from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding for all Swing Line Lenders not to exceed $200,000,000; provided that in no event may the amount of any Swing Line Borrowing cause the aggregate amount of US Revolving Credit Loans and Swing Line Loans (after giving effect to the use of proceeds of such Swing Line Loans and any other concurrent Borrowing) to exceed the aggregate US Revolving Credit Commitments then in effect of all US Revolving Credit Lenders.  Amounts borrowed by the US Revolving Credit Borrowers under this subsection 2.6 may be repaid and, to but excluding the Termination Date, reborrowed.

(a)  All Swing Line Loans shall be made in Dollars and shall bear interest as set forth in Schedule 2.13(a) and, notwithstanding subsection 2.11(a), shall not be entitled to be converted into Eurocurrency Loans.  The applicable US Revolving Credit Borrower shall give the Agent irrevocable notice (which notice must be received by the Agent prior to 1:00 P.M., New York City time), on the requested borrowing date (which shall be a Business Day) specifying the amount of each requested Swing Line Loan, which shall be in a minimum amount of $5,000,000 or a multiple of $1,000,000 in excess thereof, and the amount of the Availability Reduction Amount, if any.  Upon receipt of any such notice from the applicable US Revolving Credit Borrower, the Agent shall promptly notify each Swing Line Lender thereof.  Each Swing Line Lender will make the amount of its equal share of each Swing Line Loan available to the Agent for the account of the applicable US Revolving Credit Borrower at the office of the Agent specified in subsection 10.2 prior to 3:00 P.M., New York City time, on the borrowing date requested by the applicable US Revolving Credit Borrower in funds immediately available to the Agent.  The proceeds of each Swing Line Loan will then be made immediately available to the applicable US Revolving Credit Borrower by the Agent crediting the account of the applicable US Revolving Credit Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Swing Line Lenders and in like funds as received by the Agent.

(b)  The Agent, at any time in its sole and absolute discretion, may (or, upon the request of the majority of the Swing Line Lenders, shall) on behalf of the applicable US Revolving Credit Borrower (which hereby irrevocably directs the Agent to act on its behalf) request each US Revolving Credit Lender (including each Swing Line Lender) to make a US Revolving Credit Loan in an amount equal to such Lender’s US Revolving Credit Commitment Percentage of the principal amount of the Swing Line Loans of all Swing Line Lenders (the “Refunded Swing Line Loans”) outstanding on the date such notice is given; provided that (i) at any time as there shall be a Swing Line Loan outstanding for more than seven Business Days, the Agent shall, on behalf of the applicable US Revolving Credit Borrower (which hereby irrevocably directs the Agent to act on its behalf), promptly request each US Revolving Credit Lender (including each Swing Line Lender) to make a US

Revolving Credit Loan in an amount equal to such Lender’s US Revolving Credit Commitment Percentage of the principal amount of such outstanding Swing Line Loan and (ii) the Swing Line Loans shall be prepaid by the applicable US Revolving Credit Borrower in accordance with the provisions of subsection 2.10(b)(i).  Unless any of the events described in paragraph (f) of Section 7 shall have occurred (in which event the procedures of paragraph (d) of this subsection 2.6 shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a US Revolving Credit Loan are then satisfied, each US Revolving Credit Lender shall make the proceeds of its US Revolving Credit Loan available to the Agent for the ratable benefit of the Swing Line Lenders at the office of the Agent specified in subsection 10.2 prior to 11:00 A.M., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given.  The proceeds of such US Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

(c)  If, prior to the making of a US Revolving Credit Loan pursuant to paragraph (c) of this subsection 2.6, one of the events described in paragraph (f) of Section 7 shall have occurred, each US Revolving Credit Lender will, on the date such US Revolving Credit Loan was to have been made, purchase from the Swing Line Lenders an undivided participating interest in the Refunded Swing Line Loans in an amount equal to its US Revolving Credit Commitment Percentage of such Refunded Swing Line Loans.  Each US Revolving Credit Lender will immediately transfer to the Agent, in immediately available funds, the amount of its participation and upon receipt thereof the Agent will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(d)  Each US Revolving Credit Lender’s obligation to make US Revolving Credit Loans and to purchase participating interests in accordance with paragraphs (c) and (d) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, any US Revolving Credit Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (iv) any breach of this Agreement by the applicable US Revolving Credit Borrower or any other Person; (v) any inability of any US Revolving Credit Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any US Revolving Credit Lender does not make available to the Agent the amount required pursuant to paragraph (c) or (d) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Base Rate thereafter.  Notwithstanding the foregoing provisions of this subsection 2.6(e), no US Revolving Credit Lender shall be required to make a US Revolving Credit Loan to any US Revolving Credit Borrower for the purpose of refunding Swing Line Loans pursuant to paragraph (c) above or to purchase a participating interest in Swing Line Loans pursuant to paragraph (d) above if a Default or Event of Default has occurred and is continuing and prior to the making by the Swing Line Lenders of such Swing Line Loans, each

Swing Line Lender has received written notice from such Lender specifying that such Default or Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Lender shall cease to make such US Revolving Credit Loans and purchase such participating interests, as the case may be; provided that the obligation of such Lender to make such US Revolving Credit Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (i) the date upon which such Lender notifies the Swing Line Lenders that its prior notice has been withdrawn and (ii) the date upon which the Default or Event of Default specified in such notice no longer is continuing.

2.7.  Yen Swing Line Commitments.  (d)Subject to the terms and conditions hereof, each Yen Swing Line Lender agrees to make Yen swing line loans (“Yen Swing Line Loans”) and each Yen Overdraft Swing Line Lender agrees to make Yen overdraft swing line loans to the extent provided in subsection (b) (such overdraft swing line loans, which form a part of, and not in addition to the Yen Swing Line Loans hereunder, being “Yen Overdraft Swing Line Loans”) to any Japanese Borrower domiciled in Japan on any Business Day from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the maximum amount of the Yen Swing Line Facility then in effect; provided that in no event may the amount of any Yen Swing Line Loan cause the aggregate amount of Japanese Revolving Credit Loans and Yen Swing Line Loans (after giving effect to the use of proceeds of such Yen Swing Line Loans and any other concurrent Borrowing) to exceed the aggregate Japanese Revolving Credit Commitments then in effect of all Japanese Revolving Credit Lenders.  The Agent shall provide written notice to the applicable Yen Swing Line Lender (i) no later than 1:00 P.M. (Tokyo time) of the day in question of any Borrowing to the extent that such Borrowing will cause the Japanese Revolving Credit Loans to be in an aggregate amount in excess of $1,000,000,000 on any day and (ii) no later than 5:00 P.M. (Tokyo time) of the day in question of any notice of Default or Event of Default on the day the Agent receives such notice; provided that the Agent shall not have any liability to such Yen Swing Line Lender in the event that it fails to provide such notice.  Amounts borrowed by any Japanese Borrower under this subsection 2.7 may be repaid and, to but excluding the Termination Date, reborrowed.

(b)           Each Yen Overdraft Swing Line Loan shall only be made as follows with respect to the applicable Japanese Borrower’s Designated Account and the occurrence of any of the following events shall constitute an automatic request by the applicable Japanese Borrower for a Yen Overdraft Swing Line Loan:  (i) presentation of any checks, drafts or other items against a Designated Account in excess of the available balance in such account; (ii) the accrual of any charges against a Designated Account in excess of the balance in such account; or (iii) electronic or automatic or other funds transfers from a Designated Account or receipt or creation by the applicable Yen Overdraft Swing Line Lender of a debit entry against a Designated Account, in each case in excess of the available balance in such account.  In each case, the amount of the Yen Overdraft Swing Line Loan requested shall be equal to the amount by which the respective item, charge, debit or transfer drawn against or chargeable to the Designated Account exceeds the available balance in such account.  Each Yen Overdraft Swing Line Loan shall be made by automatic transfer of funds by the applicable Yen Overdraft Swing Line Lender directly into the Designated Account in question on the Business Day on which the request is made.  The applicable Yen Overdraft Swing Line Lender may, in its sole discretion, consider a request made after its customary “cut-off time” on a Business Day to have occurred on the next Business Day.  Each Japanese Borrower agrees that each Yen Overdraft Swing Line Loan made to it shall be repaid, together with accrued interest thereon, within two Business Days of having been incurred and that the applicable Yen Overdraft Swing Line Lender may (but shall not be required to) automatically debit such Japanese Borrower’s Designated Account on any Business Day to repay any outstanding Yen Overdraft Swing Line Loan, together with any interest thereon, even if such debit causes another Yen Overdraft Swing Line Loan to be incurred by such Japanese Borrower.  For purposes of calculating the outstanding amount of any Yen Overdraft Swing Line Loan(s) and/or any accrued interest thereon, the books and records of the applicable Yen Overdraft Swing Line Lender shall be conclusive, absent manifest error.  The “Designated Accounts” shall be as follows:

Japanese Borrower	Designated Account

Capmark Funding Japan, K.K.	Principal Transaction Account
Capmark Japan, K.K.	Principal Transaction Account

each such Designated Account being a deposit account held by the principal office of BTMU in Tokyo, provided that any such Designated Account may be changed or deleted or additional Designated Accounts may be added if agreed to in writing by the applicable Yen Overdraft Swing Line Lender and the relevant Japanese Borrower and upon receipt of written notice of such change by the Agent and the Sub-Agent.  Only such portion of such Yen Overdraft Swing Line Loan as does not exceed the lesser of (i) the Yen Swing Line Commitment minus the aggregate amount of Yen Swing Line Loans (other than such Yen Overdraft Swing Line Loan) and (ii) the aggregate Available Revolving Credit Commitments shall be deemed to be Yen Swing Line Loans.

(c)           All Yen Swing Line Loans shall be made in Yen and shall bear interest as set forth in subsection 2.14(d) and shall not be entitled to be converted into Eurocurrency Loans.  Other than in the case of any Yen Overdraft Swing Line Loan, the applicable Japanese Borrower shall give each of the applicable Sub-Agent and Yen Swing Line Lender (and, in the case where a Japanese Borrower requests a Yen Swing Line Loan from BTMU as Yen Swing Line Lender, the Agent) irrevocable notice (which notice must be received by such Sub-Agent and the Yen Swing Line Lender (and Agent, if applicable) prior to 1:00 P.M., Tokyo time), on the requested borrowing date (which shall be a Business Day) specifying the amount of each requested Yen Swing Line Loan, which shall be in a minimum amount of ¥100,000,000 or a multiple thereof, and the amount of the Availability Reduction Amount, if any; provided that, where the Sub-Agent is not acting as Yen Swing Line Lender in respect of such Yen Swing Line Loan request, the Sub-Agent shall have no liability with respect to crediting the proceeds of any Yen Swing Line Loan to the applicable Japanese Borrower’s account or to monitor the movement of such Yen Swing Line Loans from the Yen Swing Line Lender; and provided further that, where a Yen Swing Line Loan is requested from a Yen Swing Line Lender other than BTMU, the Sub-Agent shall promptly notify the Agent upon notice of such Yen Swing Line Loan request.  In the case where a Japanese Borrower requests a Yen Swing Line Loan from BTMU as Yen Swing Line Lender, upon receipt of any such notice from such Japanese Borrower, the Agent shall notify BTMU of its receipt of any such notice, accompanied, if applicable, by any notice of Default or Event of Default which the Agent may have received, by 2:00 P.M., Tokyo time, on the requested borrowing date.  Other than in the case of any Yen Overdraft Swing Line Loan, the Yen Swing Line Lender will make the entire amount of each Yen Swing Line Loan requested from such Lender available directly to the applicable Japanese Borrower prior to 3:00 P.M., Tokyo time, on the borrowing date requested by such Japanese Borrower in funds immediately available to such Japanese Borrower by crediting (i) in the case where a Japanese Borrower requests a Yen Swing Line Loan from BTMU as Yen Swing Line Lender, such Japanese Borrower’s main transaction account at the principal office of BTMU in Tokyo or (ii) in the case where a Japanese Borrower requests a Yen Swing Line Loan from a Yen Swing Line Lender other than BTMU, an account in Japan designated by such Japanese Borrower in its discretion in the notice given to the Sub-Agent and the Yen Swing Line Lender with respect to such Yen Swing Line Loan.  In the case of any Yen Overdraft Swing Line Loan, the Yen Overdraft Swing Line Lender shall provide notice to the Agent of the amount of such Yen Overdraft Swing Line Loan by 10:00 A.M., Tokyo time on the immediately succeeding Business Day.

(d)           The Agent, at any time in its sole and absolute discretion, may (or, upon the request of a Yen Swing Line Lender, shall) on behalf of the applicable Japanese Borrower (which hereby irrevocably directs the Agent to act on its behalf) request each Japanese Revolving Credit Lender (including the Yen Swing Line Lenders) to make a Japanese Revolving Credit Loan in an amount equal to such Lender’s Japanese Revolving Credit Commitment Percentage of the principal amount of the Yen Swing Line Loans of such Yen Swing Line Lender (the “Refunded Yen Swing Line Loans”) outstanding on the date such notice is given; provided that (i) at any time as there shall be a Yen Swing Line Loan outstanding for more than seven Business Days (or two Business Days in the case of Yen Overdraft Swing Line Loans), the Agent shall, on behalf of the applicable Japanese Borrower (which hereby irrevocably directs the Agent to act on its behalf), promptly request each Japanese Revolving Credit Lender (including the Yen Swing Line Lenders) to make a Japanese Revolving Credit Loan in an amount equal to such Lender’s Japanese Revolving Credit Commitment Percentage of the principal amount of such outstanding Yen Swing Line Loans and (ii) the Yen Swing Line Loans shall be prepaid by the applicable Japanese Borrower in accordance with the provisions of subsection 2.10(c)(i).  Unless any of the events described in paragraph (f) of Section 7 shall have occurred (in which event the procedures of paragraph (d) of this subsection 2.7 shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Japanese Revolving Credit Loan are then satisfied, each Japanese Revolving Credit Lender shall make the proceeds of its Japanese Revolving Credit Loan available to the Agent for the ratable benefit of such Yen Swing Line Lender at the office of the Agent specified in subsection 10.2 prior to 1:00 P.M., Tokyo time, in funds immediately available on the Business Day next succeeding the date such notice is given.  The proceeds of such Japanese Revolving Credit Loans shall be immediately applied to repay the Refunded Yen Swing Line Loans.

(e)           If, prior to the making of a Japanese Revolving Credit Loan pursuant to paragraph (d) of this subsection 2.7, one of the events described in paragraph (f) of Section 7 shall have occurred, each Japanese Revolving Credit Lender will, on the date such Japanese Revolving Credit Loan was to have been made, purchase from the applicable Yen Swing Line Lender an undivided participating interest in the Refunded Yen Swing Line Loans in an amount equal to its Japanese Revolving Credit Commitment Percentage of such Refunded Yen Swing Line Loans.  Each Japanese Revolving Credit Lender will immediately transfer to the Agent, in immediately available funds, the amount of its participation and upon receipt thereof the Agent will deliver to such Japanese Revolving Credit Lender a Yen Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(f)            Each Japanese Revolving Credit Lender’s obligation to make Japanese Revolving Credit Loans and to purchase participating interests in accordance with paragraphs (d) and (e) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Japanese Revolving Credit Lender may have against any Yen Swing Line Lender, any Japanese Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of any Japanese Borrower or any other Person; (iv) any breach of this Agreement by a Japanese Borrower or any other Person; (v) any inability of a Japanese Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any Japanese Revolving Credit Lender does not make available to the Agent the amount required pursuant to paragraph (d) or (e) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Japanese Revolving Credit Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the “uncollateralized overnight call rate” as determined by The Bank of Japan for the first two Business Days and at the Base Rate thereafter.  Notwithstanding the foregoing provisions of this subsection 2.7(f), no Japanese Revolving Credit Lender shall be required to make a Japanese Revolving Credit Loan to a Japanese Borrower for the purpose of refunding Yen Swing Line Loans pursuant to paragraph (d) above or to purchase a participating interest in Yen Swing Line Loans pursuant to paragraph (e) above if a Default or Event of Default has occurred and is continuing and prior to the making by the Yen Swing Line Lender of such Yen Swing Line Loans, the Yen Swing Line Lender has received written notice from such Japanese Revolving Credit Lender specifying that such Default or Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Japanese Revolving Credit Lender shall cease to make such Japanese Revolving Credit Loans and purchase such participating interests, as the case may be; provided that the obligation of such Japanese Revolving Credit Lender to make such Japanese Revolving Credit Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (i) the date upon which such Japanese Revolving Credit Lender notifies the Yen Swing Line Lender that its prior notice has been withdrawn and (ii) the date upon which the Default or Event of Default specified in such notice no longer is continuing.

(g)           With regard to any assignment by any Yen Swing Line Lender of any portion of its interest in Yen Swing Line Loans and/or its Commitments to make such Loans, the assigning Yen Swing Line Lender and the relevant assignee may supplement the provisions of any Assignment and Assumption Agreement by which such assignment is to be made in order to clarify the post-assignment responsibilities of the assignor and assignee and the capacities in which they may act with respect to their Commitments to make Yen Swing Line Loans and otherwise carry out the provisions of this Agreement relating to Yen Swing Line Loans, so long as such supplemental provisions do not have an adverse impact on the Agent or any other Lender (unless the Agent or such other Lender shall have consented to such supplemental provisions in writing).

2.8.  Designated Borrowers.  (e)The Subsidiaries listed on Schedule 2.8 (effective as of the date hereof), and such other Subsidiaries as may be reasonably acceptable to the Agent and the Lenders under the applicable Facility or Facilities (subject to the provisions of this subsection 2.8), shall be “Designated Borrowers” hereunder and may receive Loans for their respective accounts on the terms and conditions set forth in this Agreement.

(a)  The Company may at any time, upon not less than 15 Business Days’ notice from the Company to the Agent (or such shorter period as may be agreed by the Agent in its sole discretion), designate any additional Subsidiary of the Company (an “Applicant Borrower”) to receive Loans hereunder by delivering to the Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit C (a “Designated Borrower Request and Assumption Agreement”).  The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Agent and the Lenders under the applicable Facility or Facilities shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information (including, without limitation, all such documents or information required to comply with the Patriot Act), in each case consistent with the documents and information required to be delivered hereunder with respect to the Company on the Closing Date (but with such differences as may be appropriate in light of applicable local law), and Notes signed by such new Borrowers to the extent any Lenders under the applicable Facility or Facilities so require.  If the Agent and the Lenders under the applicable Facility or Facilities agree that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Agent shall send a notice in substantially the form of Exhibit D (a “Designated Borrower Notice”) to the Company and the Lenders under the applicable Facility or Facilities specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of such Lenders agrees to permit such Designated Borrower to receive Loans hereunder under the Applicable Facility or Facilities, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement.

(b)  Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this subsection 2.8 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto.  Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective if given or taken only by the Company on behalf of any Designated Borrower shall also be valid and effective if given or taken by the Designated Borrower whether or not the Company joins thereto.  Any notice, demand, consent, acknowledgment, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(c)  The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Agent (or such shorter period as may be agreed by the Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans or Letters of Credit payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, in each case as of the effective date of such termination; provided further that, if such Designated Borrower is also a Guarantor, such termination will not affect such Designated Borrower’s obligations as a Guarantor under the Guaranty.  The Agent will promptly notify the Lenders of any such termination of Designated Borrower’s status.

2.9.  Termination or Reduction of Commitments.  (f)Optional.  The Company shall have the right, upon not less than one Business Day’s notice to the Agent (or applicable Sub-Agent), to terminate the Commitments under any Facility when no Loans or Letters of Credit are then outstanding under such Facility (after giving effect to any repayments made at the time such notice is given or such termination is to take effect) or, from time to time, to reduce the unutilized portion of the Commitments under any Facility.  Any such reduction shall be in an amount equal to $5,000,000 or a multiple of $1,000,000 in excess thereof and shall reduce permanently the Commitments then in effect.  On the date on which any such reduction or termination takes place with respect to the Japanese Revolving Credit Facility or the Yen Swing Line Facility, the Agent shall notify the Yen Swing Line Lenders in writing on such date; provided that the Agent shall have no liability for any failure to provide such notice.  On the date on which any such reduction or termination takes place with respect to the Irish Revolving Credit Facility or the Irish Swing Line Facility, the Agent shall notify the Irish Swing Line Lenders in writing on such date; provided that the Agent shall have no liability for any failure to provide such notice.

(a)  Mandatory.  The aggregate Term Commitments under each Term Facility shall be automatically and permanently reduced to zero on the date of the Borrowings in respect of such Term Facility.

2.10.  Prepayments.  (g)Each Borrower may, at any time and from time to time, prepay the Revolving Credit Loans and the Term Loans, in whole or in part, without premium or penalty (but subject to the provisions of subsection 2.22), (i) in the case of Base Rate Loans or Canadian Prime Rate Loans, upon irrevocable notice to the Agent not later than 11:00 A.M. on the date of such prepayment and (ii) in the case of Eurocurrency Loans, upon at least two Business Days’ irrevocable notice to the Agent, in each case specifying the date and amount of prepayment, the Currency of the Loans to be prepaid, the Facility under which such Loans are outstanding and the Type or Types of the Loans being prepaid, and, if of a combination of Types, the amount allocable to each.  Upon receipt of any such notice the Agent shall promptly notify each relevant Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.22 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid.  Term Loans shall be prepaid in the currency in which such Loans were borrowed.  Amounts prepaid on account of the Term Loans may not be reborrowed.  Partial prepayments shall be in an aggregate principal amount equal to the Applicable Borrowing Minimum or an Applicable Borrowing Multiple in excess thereof.

(a)  The Company (i) shall prepay all Swing Line Loans then outstanding simultaneously with any US Revolving Credit Borrowing and (ii) may prepay (without premium or penalty) any Swing Line Loans then outstanding upon notice prior to 1:00 P.M. (New York City time) on the date of such payment.

(b)  Each Japanese Revolving Credit Borrower (i) shall prepay all Yen Swing Line Loans made to it that are then outstanding simultaneously with any Japanese Revolving Credit Borrowing by it and (ii) may prepay (without premium or penalty) any Yen Swing Line Loans then outstanding upon notice (if required by the applicable Yen Swing Line Lender) prior to 10:00 A.M. (Tokyo time) on the date of such payment.

(c)  If, as a result of any negative fluctuations in the Equivalent in Dollars of Available Foreign Currencies (or other foreign currencies in which outstanding Letters of Credit may be denominated), including, without limitation, with respect to Letters of Credit, from the date of any Borrowing (as determined on the last day of each fiscal quarter of the Company), the aggregate amount of outstanding Loans (plus, in the case of the Irish Revolving Credit Facility, the aggregate Available Letter of Credit Amount of all Letters of Credit then outstanding) under any Facility exceeds 105% of the aggregate amount of the Commitments under such Facility as then in effect, the relevant Borrowers shall, if requested (through the Agent) by the Lenders holding a majority in interest of the outstanding Loans (plus, in the case of the Irish Revolving Credit Facility, the aggregate Available Letter of Credit Amount of all Letters of Credit then outstanding) and Commitments under such Facility prepay the Loans within five Business Days following such Borrowers’ receipt of such request in such amounts as shall be necessary so that after giving effect thereto the aggregate outstanding amount of the Loans does not exceed the Commitments, in each case under such Facility.

(d)  Each Irish Revolving Credit Borrower (i) shall prepay all Irish Swing Line Loans made to it that are then outstanding simultaneously with any Irish

Revolving Credit Borrowing by it and (ii) may prepay (without premium or penalty) any Irish Swing Line Loans then outstanding upon notice prior to the Irish Swing Line Applicable Time on the date of such payment.

(e)  The Borrowers shall, on each Business Day, if applicable, prepay (with no corresponding commitment reduction) an aggregate principal amount of the Revolving Credit Loans or cash collateralize Letters of Credit in an amount equal to the amount by which the aggregate amount of Revolving Credit Usage in respect of a Revolving Credit Facility (excluding any Revolving Credit Usage pursuant to an Incremental Commitment) exceeds (x) the Revolving Credit Commitments then in effect of all Revolving Credit Lenders in respect of such Facility (other than any Incremental Commitments of Increasing Lenders) minus (y) the Availability Reduction Amount attributable to such Facility.

2.11.  Conversion and Continuation Options.  (h)Each Borrower may elect from time to time to convert Eurocurrency Loans denominated in Dollars to Base Rate Loans by giving the Agent at least one Business Day’s prior irrevocable notice of such election; provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto.  Each Borrower may elect from time to time to convert Base Rate Loans to Eurocurrency Loans denominated in Dollars by giving the Agent at least three Business Days’ prior irrevocable notice of such election.  Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor.  Upon receipt of any such notice the Agent shall promptly notify each relevant Lender thereof.  All or any part of outstanding Eurocurrency Loans denominated in Dollars and Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Agent has or the Majority Lenders have determined that such conversion is not appropriate and (ii) no Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Termination Date.

(a)  Any Eurocurrency Loans may be continued as Eurocurrency Loans in the same Currency upon the expiration of the then current Interest Period with respect thereto by the applicable Borrower giving notice to the Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that (i) no Eurocurrency Loan may be continued as such when any Event of Default has occurred and is continuing and the Agent has or the Majority Lenders have determined that such continuation is not appropriate and (ii) no Eurocurrency Loan may be continued as such after the date that is one month prior to the Termination Date and provided, further, that if (A) the applicable Borrower shall fail to give any required notice as described above in this paragraph, such Eurocurrency Loans shall be continued on the last day of the then current Interest Period as Eurocurrency Loans with an Interest Period of one month and (B) if such continuation is not permitted pursuant to the preceding proviso (I) any such Eurocurrency Loans denominated in Dollars shall be automatically converted to Base Rate Loans and (II) any such Eurocurrency Loans denominated in an Available Foreign Currency shall be deemed to be exchanged for the Equivalent amount thereof in Dollars and automatically converted to Base Rate Loans, in each case on the last day of such then expiring Interest Period.

2.12.  Minimum Amounts of Eurocurrency Borrowings; Interest Periods.  All Revolving Credit Borrowings and conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods for Revolving Credit Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Revolving Credit Loans comprising each Eurocurrency Borrowing of Revolving Credit Loans shall be equal to the Applicable Borrowing Minimum or an Applicable Borrowing Multiple in excess thereof and so that there shall not be more than an aggregate of 35 Eurocurrency Borrowings outstanding at any one time in respect of the Revolving Credit Facilities.  All Term Borrowings and conversions and continuations of Term Loans hereunder and all selections of Interest Periods for Term Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, there shall not be more than an aggregate of 35 Eurocurrency Borrowings outstanding at any one time in respect of the Term Facilities.

2.13.  Repayment of Loans and Letter of Credit Drawings; Evidence of Debt.  (i)Each Borrower shall repay the aggregate outstanding principal amount of the Term Loans made to such Borrower to the Agent (or applicable Sub-Agent) for the ratable account of the Term Loan Lenders on the Termination Date (or such earlier date as the Term Loans become due and payable pursuant to Section 7) in the currency in which such Loans were borrowed.

(a)  Each Borrower hereby unconditionally promises to pay to the applicable Agent (or applicable Sub-Agent) for the ratable account of the Revolving Credit Lenders under each Facility on the Termination Date (or such earlier date as the Revolving Credit Loans under such Facility become due and payable pursuant to Section 7), the unpaid principal amount of each Revolving Credit Loan (including, without limitation, each Swing Line Loan, Irish Swing Line Loan and Yen Swing Line Loan, if any) made to such Borrower under such Facility; provided that Yen Swing Line Loans (including Yen Overdraft Swing Line Loans) and any interest thereon may be repaid directly to the Yen Swing Line Lender and Irish Swing Line Loans and any interest thereon may be repaid directly to the Irish Swing Line Lender.

(b)  Each Canadian Revolving Credit Borrower agrees to repay to the Canadian Sub-Agent for the ratable account of each Canadian Revolving Credit Lender on the Termination Date (or such earlier date as the Canadian Revolving Credit Loans become due and payable pursuant to Section 7), the unpaid principal amount of the Canadian Revolving Credit Loans made to it and then outstanding.  If, notwithstanding subsection 2.5, a Bankers’ Acceptance remains outstanding on the Termination Date (or such earlier date as the Canadian Revolving Credit Loans become due and payable pursuant to Section 7), the applicable Canadian Revolving Credit Borrower shall, on the Termination Date or such earlier date, post cash collateral with the Sub-Agent in an amount sufficient to enable such Bankers’ Acceptance to be paid at maturity thereof.

(c)  Each Borrower hereby further agrees to pay interest in immediately available funds at the office of the Agent on the unpaid principal amount of each Loan made to such Borrower from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.14.

(d)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the applicable Borrower to the appropriate Funding Office of such Lender resulting from each Loan made by such Funding Office of such Lender from time to time, including the amounts of principal and interest payable and paid to such Funding Office of such Lender from time to time under this Agreement.

(e)  The Agent shall maintain the Register pursuant to subsection 10.7(b), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the applicable Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrowers and each Lender’s share thereof.

(f)  The entries made in the Register and accounts maintained pursuant to paragraphs (e) and (f) of this subsection 2.13 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest) the Loans made to the Borrowers in accordance with the terms of this Agreement.

(g)  Each Revolving Loan and Term Loan of a Lender (other than Banker’s Acceptances) may be evidenced (if requested by such Lender) by a Note issued by the applicable Borrower in accordance with subsection 10.7(d).

(h)  The payment obligations of each Borrower under any Letter of Credit Agreement relating to any Letter of Credit issued for the account of such Borrower shall be absolute and unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and such Letter of Credit Agreement (it being understood that in the event of any conflict between this Agreement and any Letter of Credit Agreement, the provisions of this Agreement shall govern) under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by such Borrower is without prejudice to, and does not constitute a waiver of, any rights (including, without limitation, the right to assert any claim by separate suit or compulsory counterclaim) such Borrower might have or might acquire as a result of the payment by any Issuing Bank of any draft or the reimbursement by such Borrower thereof), provided that notwithstanding the following, no Borrower shall in any event be obligated to reimburse such Issuing Bank for any wrongful payment made by such Issuing Bank under any Letter of Credit as a result of acts or omission constituting willful misconduct or gross negligence:

(i)  any lack of validity or enforceability of this Agreement, any Note, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the “L/C Related Documents”);

(ii)  any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of such Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

(iii)  the existence of any claim, set-off, defense or other right that such Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank, the Agent, any Lender or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

(iv)  any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)  payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(vi)  any release or amendment or waiver of or consent to departure from any guarantee for all or any of the obligations of such Borrower in respect of the L/C Related Documents; or

(vii)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrower or a guarantor.

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that the obligations of the Borrowers in their respective capacities as such under this Agreement or any other Loan Document are several and not joint (it being understood that this subsection 2.13(i) shall in no way limit the obligations of the Company under Section 8 of this Agreement or the obligations of any Guarantor in its capacity as such under the Guaranty).

2.14.  Interest Rates and Payment Dates.  (j)Each Base Rate Loan shall bear interest at a rate per annum equal at all times to the Base Rate.

(a)  Each Canadian Prime Rate Loan shall bear interest at a rate per annum equal at all times to the Canadian Prime Rate.

(b)  Each Swing Line Loan shall bear interest at a rate equal to the Federal Funds Rate (as determined by the Agent from time to time) plus the Applicable Margin then in effect for Eurocurrency Loans.

(c)  Each Yen Swing Line Loan (other than Yen Overdraft Swing Line Loans) shall bear interest at a rate equal to (i) in the case of Yen Swing Line Loans made by BTMU as Yen Swing Line Lender, the Short Term Prime Rate minus 0.60% per annum or (ii) in the case of Yen Swing Line Loans made by Yen Swing Line Lenders other than BTMU, the Yen Swing Line Rate.  In the case of Yen Swing Line Loans made available by BTMU, in the event (an “Adjustment Event”) that, on the first day of any calendar month, the Short Term Prime Rate (as of such date) minus 0.60% per annum either (i) exceeds the rate (the “Formula Rate”) equal to the sum of (A) the average one-month Eurocurrency Rate for yen-denominated borrowings (the “Average Eurocurrency Rate”) for the immediately preceding full calendar month, (B) the Applicable Margin (as of such date) and (C) 0.10% per annum or (ii) is less than such Formula Rate minus 0.20% per annum, then, in either such case, BTMU may, and upon receipt of written request from any of the Japanese Borrowers shall (in each case without the consent of any other party to this Agreement), change the rate per annum applicable to Yen Swing Line Loans pursuant to this Section 2.14(d) (with such change taking effect on the tenth Business Day following the receipt of such request or the decision by BTMU to make such change) to a rate per annum equal to such Formula Rate minus 0.10% per annum; provided that, if no Adjustment Event exists on the first day of any calendar month, the rate per annum applicable to Yen Swing Line Loans made by BTMU pursuant to this Section 2.14(d) shall remain equal to (or shall revert to, as applicable) the Formula Rate minus 0.10% per annum.  At the end of each calendar month, any one of the Japanese Borrowers shall calculate the Average Eurocurrency Rate for the immediately preceding full calendar month for the purpose of computing the interest rate for the immediately following month and shall provide such calculations to the Agent and BTMU for use in setting the interest rate for Yen Swing Line Loans made available by BTMU for the following calendar month (subject to the approval of such calculation by BTMU).

(d)  Each Yen Overdraft Swing Line Loan shall bear interest at a rate equal to (i) in the case of Yen Overdraft Swing Line Loans made by BTMU as Yen Overdraft Swing Line Lender, the Short Term Prime Rate plus 0.00% per annum or (ii) in the case of Yen Overdraft Swing Line Loans made by Yen Overdraft Swing Line Lenders other than BTMU, the Yen Swing Line Rate.

(e)  Subject to subsection 2.20(c), the Loans comprising each Eurocurrency Borrowing shall bear interest at a rate per annum equal to, in the case of each Eurocurrency Revolving Credit Loan and each Eurocurrency Term Loan, the Eurocurrency Rate for the Interest Period in effect for such Eurocurrency Borrowing plus the Applicable Margin plus (in the case of a Eurocurrency Rate Loan of any Lender which is made from a Funding Office in the United Kingdom or a participating member of the European Union) the Mandatory Cost, if any.

(f)  Interest shall be payable (other than in respect of Borrowings by way of Bankers’ Acceptances) in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (i) of this subsection 2.14 shall be payable from time to time on demand and accrued interest on any Irish Swing Line Loan ~~[~~or~~]~~ Yen Swing Line Loan shall be payable at the time such Loan is repaid.

(g)  The “Applicable Margin” with respect to each Eurocurrency Revolving Credit Loan, each Eurocurrency Term Loan, each Irish Swing Line Loan, each Yen Swing Line Loan and each Swing Line Loan, at any date shall be the applicable percentage amount set forth in the table below based upon the applicable rating of the Index Debt on such date:

	Level 1 Index Debt rated:	Level 2 Index Debt rated:	Level 3 Index Debt rated:	Level 4 Index Debt rated:
S&P	BBB+ or better	BBB	BBB-	Lower than Level 3
Fitch	BBB+ or better	BBB	BBB-	Lower than Level 3
Moody’s	Baa1 or better	Baa2	Baa3	Lower than Level 3
Applicable Margin	0.600%	0.675%	0.750%	0.925%

In the event that, and from and after the time and for so long as (but only for so long as), the ratings established by S&P, Fitch and Moody’s are split, the applicable Level shall be determined exclusively by reference to the highest of the available ratings except that, in the event that the lowest of such ratings is more than one level below the highest of such ratings, then pricing will be determined based on the lower of the two highest ratings.  If S& P, Fitch or Moody’s shall cease to issue ratings of debt securities generally, then the Agent and the Company shall negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (i) until such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other such rating agencies and (ii) after such substitute rating agency is agreed upon, the foregoing test may be satisfied on the basis of the rating assigned by the other rating agencies and such substitute rating agency.

(h)  If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto (including any Mandatory Cost) pursuant to the foregoing provisions of this subsection 2.14 plus 2.00% from the date of such non-payment until such amount is paid in full (as well after as before judgment).  For purposes of this Agreement, principal shall be “overdue” only if not paid in accordance with the provisions of subsection 2.13.

(i)  Each Irish Swing Line Loan shall bear interest at a rate per annum equal at all times to the Applicable Irish Swing Line Rate.

2.15.  Facility Fee.  (a) The Company shall pay to the Agent, for the account of each Lender, a facility fee at the rate per annum equal to (a) for each day that the applicable level of the Company is Level 1, 0.100%, (b) for each day that the applicable Level of the Company is Level 2, 0.125%, (c) for each day that the applicable Level of the Company is Level 3, 0.150% and (d) for each day that the applicable Level of the Company is Level 4, 0.175%, in each case of the sum of (x) the aggregate Revolving Credit Commitments of (or if the Revolving Credit Commitments have been terminated, the aggregate principal amount of the Revolving Credit Loans made by) such Lender, plus (y) the aggregate Term Commitments of (or if the Term Commitments have been terminated, the aggregate outstanding principal of the Term Loans made by) such Lender, in each case in effect or outstanding, as applicable, on such day.  On the first Business Day following the last day of each fiscal quarter of the Company and on the Termination Date (or, if earlier, on the date upon which both the Commitments are terminated and the Loans are paid in full), the Company shall pay to the Agent, for the ratable benefit of each Lender, the portion of such facility fee which accrued during the fiscal quarter most recently ended (or, in the case of the payment due on the Termination Date, the portion thereof ending on such date).

(b)           Each Borrower shall pay to the Agent for the account of each Irish Revolving Credit Lender a commission on such Lender’s Irish Revolving Credit Commitment Percentage of the

average daily aggregate Available Letter of Credit Amount of all Letters of Credit issued for the account of such Borrower and outstanding from time to time at a rate per annum equal to the Eurocurrency Margin in effect from time to time during such calendar quarter, payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and on the Termination Date.

(c)           Each Borrower shall pay to each Issuing Bank, for its own account, a fronting fee and such other commissions, issuance fees, transfer fees and other fees and charges as such Borrower and such Issuing Bank shall agree in connection with the Issuance or administration of each Letter of Credit issued by such Issuing Bank for the account of such Borrower.

2.16.  Computation of Interest and Fees.  (k)Interest on all Loans shall be computed on the basis of the actual number of days elapsed over a year of 360 days or, in the case of Base Rate Loans and Canadian Prime Rate Loans, a year of 365 or 366 days as appropriate (in each case including the first day but excluding the last day).  Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error.  All fees shall be computed on the basis of a year composed of twelve 30-day months.  The Agent shall, at any time and from time to time upon request of the Company, deliver to the Company a statement showing the quotations used by the Agent in determining any interest rate applicable to Revolving Credit Loans or Term Loans pursuant to this Agreement.

(a)  If any Reference Lender shall for any reason no longer have a Commitment, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result thereof, there shall only be one Reference Lender remaining, the Company and the Agent (after consultation with the Lenders) shall, by notice to the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

(b)  Each Reference Lender shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby.  If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.17, be determined on the basis of the quotations of the remaining Reference Lenders.

(c)  With respect to Loans made to a Canadian Revolving Credit Borrower, whenever a rate of interest hereunder is calculated on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

(d)  With respect to Loans made to a Canadian Revolving Credit Borrower, the principle of deemed reinvestment of interest shall not apply to any interest calculation under this Agreement; all interest payments to be made hereunder shall be paid without allowance or deduction for reinvestment or otherwise, before and after maturity, default and judgment.  The rates of interest specified in this Agreement are intended to be nominal rates and not effective rates.  Interest calculated hereunder shall be calculated using the nominal rate method and not the effective rate method of calculation.

(e)  Notwithstanding any provision of this Agreement, in no event shall the aggregate “interest” (as defined in Section 347 of the Criminal Code (Canada)) payable by a Canadian Revolving Credit Borrower under this Agreement exceed the effective annual rate of interest on the “credit advanced” (as defined in the Section) under this Agreement lawfully permitted by that Section and, if any payment, collection or demand pursuant to this Agreement in respect of “interest” (as defined in that Section) is determined to be contrary to the provisions of that Section, such payment, collection or demand shall be deemed to have been made by mutual mistake of such Canadian Revolving Credit Borrower, the Canadian Sub-Agent and the Canadian Revolving Credit Lenders and the amount of such payment or collection shall be refunded to such Canadian Revolving Credit Borrower.  For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the relevant term and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Canadian Sub-Agent will be prima facie evidence of such rate.

2.17.  Inability to Determine Interest Rate.  If the Eurocurrency Rate cannot be determined by the Agent in the manner specified in the definition of the term “Eurocurrency Rate” contained in subsection 1.1 of this Agreement, the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter.  Until such time as the Eurocurrency Rate can be determined by the Agent in the manner specified in the definition of such term contained in said subsection 1.1, no further Eurocurrency Loans shall be continued as such at the end of the then current Interest Period or (other than any Eurocurrency Loans previously requested and with respect to which the Eurocurrency Rate previously was determined) shall be made, nor shall the Borrowers have the right to convert Base Rate Loans to Eurocurrency Loans.

2.18.  Pro Rata Treatment and Payments.  (l)Each Revolving Credit Borrowing from the Lenders hereunder, each payment by the Company on account of any facility fee hereunder and (except as provided in subsection 2.23(c)) any reduction of the Revolving Credit Commitments of the Revolving Credit Lenders shall be made pro rata according to the relevant respective Revolving Credit Commitment Percentages of the Revolving Credit Lenders under the relevant Revolving Credit Facility.  Each Term Borrowing from the Term Loan Lenders hereunder and (except as provided in subsection 2.23(c)) any reduction of the Term Commitments of the Term Loan Lenders shall be made pro rata according to the respective Term Commitments of the Term Loan Lenders under the relevant Term Loan Facility.  Each payment (including each prepayment) by any Borrower on account of principal of and interest on the Revolving Credit Loans or Term Loans under any Facility shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans or Term Loans made to such Borrower then held by the Lenders under such Facility.  Each payment by the Company on account of principal of or interest on the Swing Line Loans shall be made pro rata according to the respective outstanding principal amounts of the Swing Line Loans then held by the Swing Line Lenders.  Each payment by a Japanese Borrower on account of principal of or interest on the Yen Swing Line Loans shall be made pro rata according to the respective outstanding principal amounts of the Yen Swing Line Loans then held by the Yen Swing Line Lenders.  Each payment by the Company on account of principal of or interest on the Irish Swing Line Loans shall be made pro rata according to the respective outstanding principal amounts of the Irish Swing Line Loans then held by the Irish Swing Line Lenders.

(a)  All payments (including prepayments) to be made by the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim.  All payments (including prepayments) in respect of Loans in any Currency shall be made in such Currency and in immediately available funds at the Payment Office, and at or prior to 12:00 Noon (local time at the applicable Payment Office), on the due date thereof.  The Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received.  If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)  Unless the Agent (or applicable Sub-Agent) shall have been notified in writing by any Lender prior to the deadline for funding a Borrowing that such Lender will not make the amount that would constitute its pro rata share of such Borrowing available to the Agent (or applicable Sub-Agent), the Agent (or applicable Sub-Agent) may assume that such Lender is making such amount available to the Agent (or applicable Sub-Agent), and the Agent (or applicable Sub-Agent) may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount.  If such amount is not made available to the Agent (or applicable Sub-Agent) by the required time on the borrowing date therefor, such Lender shall pay to the Agent (or applicable Sub-Agent), on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Rate for the period until such Lender makes such amount immediately available to the Agent (or applicable Sub-Agent).  A certificate of the Agent (or applicable Sub-Agent) submitted to any Lender with respect to any amounts owing under this subsection 2.18 shall be conclusive in the absence of manifest error.  If such Lender’s pro rata share of such Borrowing is not made available to the Agent (or applicable Sub-Agent) by such Lender within three Business Days of such borrowing date, the Agent (or applicable Sub-Agent) shall be entitled to recover such amount with interest thereon (such interest being in lieu of and not in addition to any interest otherwise payable pursuant to subsection 2.13) at the Federal Funds Rate, on demand, from the applicable Borrower.

2.19.  Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, such Lender shall give notice thereof to the Agent and the Company describing the relevant provisions of such Requirement of Law (and, if the Company shall so request, provide the Company with a memorandum or opinion of counsel of recognized standing (as selected by such Lender) as to such illegality), following which (a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert Base Rate Loans to Eurocurrency Loans shall forthwith be canceled and (b) such Lender’s Loans then outstanding as Eurocurrency Loans, if any, shall (i) if such Eurocurrency Loans are denominated in Dollars, be converted automatically to Base Rate Loans and (ii) if such Eurocurrency Loans are denominated in an Available Foreign Currency, be deemed to be exchanged for the Equivalent amount in Dollars of such Loans and converted automatically to Base Rate Loans, in each case, (A) on the respective last days of the then current Interest Periods with respect to such

Loans or (B) within such earlier period as required by law.  If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the applicable Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.22.

2.20.  Increased Costs.  Except with respect to Taxes, which are governed exclusively by subsection 2.21 of this Agreement, (m)if there shall be (i) any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Loans, (ii) any reduction in any amount receivable in respect thereof or (iii) in the case of any Eurocurrency Borrowing, without duplication, any failure of the Mandatory Cost (as calculated hereunder) to cover the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans, and, in each case, such increased cost or reduced amount receivable is due to either:

(x)  the introduction of or any change in or in the interpretation of any law or regulation after the date hereof; or

(y)  the compliance with any guideline or request made after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law),

then (subject to the provisions of subsection 2.23) the applicable Borrower shall from time to time, upon written demand by such Lender pay such Lender additional amounts sufficient to compensate such Lender for such increased cost or reduced amount receivable.  The foregoing provisions of this clause (a) shall not apply to the extent that any increase in cost or reduction in amount receivable is compensated for by the payment of the Mandatory Cost.

(a)  If any Lender shall have reasonably determined that (i) the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 paper of the Basle Committee on Banking Regulations and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards,” or (ii) the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy affecting such Lender, or (iii) any change arising after the date hereof in the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or any Funding Office of such Lender), or any holding company for such Lender which is subject to any of the capital requirements described above, with any request or directive of general application issued after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of any such holding company as a direct consequence of such Lender’s obligations hereunder to a level below that which such Lender or any such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies and the policies of such holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then (subject to the provisions of subsection 2.23) from time to time such Lender may request the applicable Borrower to pay to such Lender such additional amounts as will compensate such Lender or any such holding company for any such reduction suffered, net of the savings (if any) which may be reasonably projected to be associated with such increased capital requirement.  Any certificate as to such amounts which is delivered pursuant to subsection 2.23(a) shall, in addition to any items required by subsection 2.23(a), include the calculation of the savings (if any) which may be reasonably projected to be associated with such increased capital requirement; provided that in no event shall any Lender be obligated to pay or refund any amounts to the Borrowers on account of such savings.

(b)  In the event that any Governmental Authority shall impose any Eurocurrency Reserve Requirements which increase the cost to any Lender of making or maintaining Eurocurrency Loans, then (subject to the provisions of subsection 2.23) the applicable Borrower shall thereafter pay in respect of the Eurocurrency Loans of such Lender a rate of interest based upon the Eurocurrency Reserve Rate (rather than upon the Eurocurrency Rate).  From and after the delivery to the applicable Borrower of the certificate required by subsection 2.23(a), all references contained in this Agreement to the Eurocurrency Rate shall be deemed to be references to the Eurocurrency Reserve Rate with respect to each such affected Lender.

2.21.  Taxes.  (n)All payments made by each Borrower under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, “Taxes”), now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes or any other tax based upon net income imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document).  If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) a net amount equal to the amount it would have received had no such deduction or withholding been made.  Notwithstanding the foregoing, no Borrower shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (b) of this subsection 2.21, (ii) that are withholding taxes applicable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from such Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph, (iii) that are imposed by Canada on any amount paid or credited under the Canadian Revolving Credit Facility to any Lender that is a non-resident for purposes of the Income Tax Act (Canada) in respect of such amount or (iv) that are imposed by Ireland on any amount paid or credited to any Lender where the  confirmations given in accordance with paragraphs 2.21(f)(Y) or 2.21(f)(Z) on the date hereof, or on the date on which a Lender becomes a party to this Agreement, prove to be incorrect.  Whenever any Non-Excluded Taxes are payable by any Borrower, as promptly as possible thereafter, the applicable Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the applicable Borrower showing payment thereof.  If any Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agent, each Sub-Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure.  The agreements in this subsection

2.21 shall survive the termination of this Agreement and the payment of all other amounts payable hereunder.

(a)  Each Lender that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Code (“Non-US Lender”) shall:

(X)(i)  on or before the date such Non-US Lender becomes a Lender or a Participant under this Agreement, deliver to the Borrowers and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement without deduction, withholding or backup withholding of any United States federal income taxes;

(ii)  if, and to the extent, such Lender is legally entitled to do so, deliver to the Borrowers and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers; and

(iii)  if, and to the extent, such Lender is legally entitled to do so, obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the any Borrower or the Agent;

(Y)  in the case of any such Non-US Lender claiming exception from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payment of “portfolio interest”, deliver on or before the date such Non-US Lender becomes a Lender or a Participant under this Agreement,  (A) a certificate substantially in the form of Exhibit L (any such certificate a “US Tax Compliance Certificate”), (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or successor applicable form, certifying to such Lender’s legal entitlement at the date of such certificate to a complete exemption from US withholding tax, (C) two further copies of such form and certification (I) on or before the date it expires or becomes obsolete and (II) if and to the extent such Non-US Lender is then legally able to provide such form or certification, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers, and, (D) if and to the extent such Non-US Lender is then legally able to do so, if necessary, obtain any extensions of time reasonably requested by a Borrower or the Agent for filing and completing such forms, and (iii) agree, if and to the extent such Non-US Lender is then legally entitled to do so, upon reasonable request by a Borrower, to provide to such Borrower (for the benefit of such Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to a complete exemption from or reduced rate of withholding with respect to payments under this Agreement and any Notes; or

(Z)  in the case of any Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, deliver to the Company, at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company, any other applicable Borrower and the Agent.  Each Non-U.S. Lender that is an Assignee or Participant hereunder pursuant to subsection 10.7 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection 2.21; provided that in the case of a Participant such Participant shall furnish all such required forms and statements, documentation or certifications to the Lender from which the related participation shall have been purchased, and such Lender shall in turn furnish all such required forms (including, without limitation, Internal Revenue Service Form W-8IMY), documentation and certifications to the Company, any other applicable Borrower and the Agent.  Any Lender or Participant that is a “United States person” (within the meaning of Code section 7701(a)(30)) but is not incorporated  under the laws of the United States or a state thereof shall furnish the Company, any other applicable Borrower and the Agent with a Form W-9 or successor form thereto, certifying an exemption from backup withholding in respect of payments hereunder, if it is legally entitled to do so.

(b)  If and to the extent that a Lender, in its sole discretion (exercised in good faith), determines that it has received or been granted a credit against, a relief from, a remission of, or a repayment of, any Non-Excluded Tax, in respect of which it has received additional payment under subsection 2.21(a) of this Agreement, then such Lender shall pay to the applicable Borrower the amount of such credit, relief, remission or repayment so determined by such Lender, in its sole discretion (exercised in good faith), attributable to such deduction or withholding of Non-Excluded Tax; provided that the Lender shall not be obligated to make any payment under this paragraph in respect of such credit, relief, refund, remission or repayment until the Lender, in its sole judgment (exercised in good faith), is satisfied that its tax affairs for the tax year in respect of which such credit, relief, remission or repayment was obtained have been finally settled.

(c)  Each Canadian Revolving Credit Lender confirms to the Agent and the Canadian Revolving Credit Borrowers that it is not a non-resident of Canada for purposes of Part XIII of the Income Tax Act (Canada) in respect of any amount paid or credited to it pursuant to this Agreement and agrees to notify the Agent and the Canadian Revolving Credit Borrowers immediately in writing should it become a non-resident of Canada for such purposes.  Each Loan made to a Canadian Revolving Credit Borrower that is not domiciled in Canada shall be made from a Funding Office of such Lender (or branch or affiliate of such Lender) located in an appropriate jurisdiction for the purposes of making such Loans that is outside of Canada.

(d)  If a Lender that is not a Japanese corporation and that extends Loans to a Borrower that is qualified to claim an exemption from Japanese withholding tax or to claim a decreased rate of withholding tax, as the case may be, on interest to be paid to such Lender with respect to such Loans (i) by obtaining a withholding tax exemption certificate from the director of the competent national regional tax office pursuant to Article 180, paragraph 1 of the Japanese Income Tax Law (Law No. 33 of 1965, as amended) (or any successor provisions thereto) or any other tax law and regulation then effective and presenting such certificate to such Borrower or (ii) by submitting, through such Borrower, any required forms and other documents to the relevant Japanese tax office or other relevant authorities pursuant to any tax law and regulation then effective or any applicable tax treaty, then such Lender shall timely present such certificate to the relevant Borrower or shall timely submit, as the case may be, through such Borrower, any such required forms and other documents to the relevant Japanese tax office or other relevant authorities.  Any provision in this Agreement to the contrary notwithstanding, no Borrower shall be required to pay additional amounts on account of, or reimburse for, a Japanese withholding tax to the extent attributable to such Lender’s failure to comply with the requirements of this subsection (e).

(e)  (X) With regard to any borrowings by an Irish Bank other than borrowings under the Irish Revolving Credit Facility, such Irish Bank confirms that it is carrying on a bona fide banking business in Ireland with which all interest payments made pursuant to this Agreement are connected and that such interest is paid in the ordinary course of its business.

(Y)       In the case of interest paid to an Irish Revolving Credit Lender by an Irish Revolving Credit Borrower which is not an Irish Bank or which is an Irish Bank but the interest is paid otherwise than in the ordinary course of its banking business, each Irish Revolving Credit Lender hereby confirms that it is:

(i)  an Irish Bank which is carrying on a bona fide banking business in Ireland with which interest payments made pursuant to this Agreement are connected;

(ii)  (a) a person that is resident for the purposes of tax in a member state of the European Communities (other than Ireland) or in a territory with which Ireland has concluded a double taxation treaty that is in effect (residence for such purposes being determined in accordance with the laws of the territory of which the Lender claims to be resident); or

(b) a corporation organized under the laws of a jurisdiction located within the United States and subject to taxation in the United States on its worldwide income; or

(c) a limited liability company organized under the laws of a jurisdiction located within the United States, provided that the ultimate recipients of the interest are resident in and under the laws of a country with which Ireland has a double taxation treaty or resident in and under the laws of a member state of the European Communities (other than Ireland) and the business conducted through such limited liability company is so structured for commercial reasons and not for purposes of tax avoidance;

provided, that in each case of sub-clause (a), (b) or (c) above, such  Person is not carrying on a trade or business in Ireland through any agency or branch with which interest payments made pursuant to this Agreement are connected; or

(iii)  a Person that is treated, under the terms of a treaty, as a resident of a jurisdiction which has a double taxation treaty with Ireland, which treaty provides for full exemption from tax imposed by Ireland on interest received or receivable by such Person, for the purposes of that treaty, and which Person is entitled to the benefits of such exemption and provided that the required procedural formalities have been completed; or

(iv)  a body corporate which is resident in Ireland for the purposes of Irish tax or which carries on a trade in Ireland through a branch or agency:

(a)  which advances money pursuant to this Agreement in the ordinary course of a trade which includes the lending of money;

(b)  in whose hands any interest payable in respect of this Agreement is taken into account in computing the trading income of the Company; and

(c)  that has complied with all of the provisions of Section 246(5)(a) of the Taxes Consolidation Act, 1997, as amended, of Ireland (the “Taxes Act”) including the making of appropriate notifications thereunder to the Irish Revenue Commissioners; or

(v)  a qualifying company within the meaning of Section 110 of the Taxes Act.

(Z) In the case of any Irish Revolving Credit Borrower that is an Irish Bank, each Irish Revolving Credit Lender confirms that it is an Irish Bank or that it will file with such Irish Revolving Credit Borrower prior to any interest payment being made a declaration in accordance with Section 263 of the Taxes Act confirming that it is not a resident of Ireland.

2.22.  Indemnity(a)  .  If (a) any payment of principal of any Eurocurrency Loan is made by a Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Eurocurrency Loan as a result of a payment or conversion pursuant to subsection 2.10, 2.11, 2.13, or 2.20, as a result of acceleration of the maturity of the Loans pursuant to Section 7 or for any other reason, (b) any Borrowing of Eurocurrency Loans is not made as a result of a withdrawn notice of borrowing, (c) any Base Rate Loan is not converted into a Eurocurrency Loan as a result of a withdrawn notice of conversion or continuation, (d) any Eurocurrency Loan is not continued as a Eurocurrency Loan as a result of a withdrawn notice of conversion or continuation or (f) any prepayment of principal of any Eurocurrency Loan is not made as a result of a withdrawn notice of prepayment pursuant to subsection 2.10, the applicable Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Eurocurrency Loan.

2.23.  Notice of Amounts Payable; Relocation of Funding Office; Mandatory Assignment.  (o)In the event that any Lender becomes aware that any amounts are or will be owed to it pursuant to subsection 2.19, 2.20, 2.21(a) or 2.22, then it shall promptly notify the applicable Borrower (and the Company if not the same) thereof and, as soon as possible thereafter, such Lender shall submit to such Borrower (and the Company if not the same) a certificate indicating the amount owing to it, the calculation thereof and a description in reasonable detail of the circumstances giving rise to such amount.  The amounts set forth in such certificate shall be prima facie evidence of the obligations of the Borrower hereunder; provided, however, that the failure of a Borrower to pay any amount owing to any Lender pursuant to subsection 2.19, 2.20, 2.21(a) or 2.22 shall not be deemed to constitute a Default or an Event of Default hereunder to the extent that such Borrower is contesting in good faith its obligation to pay such amount by ongoing discussions diligently pursued with such Lender or by appropriate proceedings.

(a)  If a Lender claims any additional amounts payable pursuant to subsection 2.19 or 2.20, it shall use its reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for paying such additional amounts, including changing the jurisdiction of its applicable Funding Office, provided that the taking of any such action would not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

(b)  In the event that any Lender delivers to a Borrower a certificate in accordance with subsection 2.23(a) (other than a certificate as to amounts payable pursuant to subsection 2.22), or such Borrower is required to pay any additional amounts or other payments in accordance with subsection 2.19, 2.20 or 2.21(a), such Borrower may, at its own expense and in its sole discretion, (i) require such Lender to transfer or assign, in whole or in part, without recourse (in accordance with subsection 10.7), all or part of its interests, rights and obligations under this Agreement to another Person (provided that such Borrower, with the full cooperation of such Lender, can identify a Person who is ready, willing and able to be an Assignee with respect to thereto) which shall assume such assigned obligations (which Assignee may be another Lender, if such Assignee Lender accepts such assignment) or (ii) during such time as no Default or Event of Default has occurred and is continuing, terminate the Commitment of such Lender and prepay all outstanding Loans of such Lender; provided that (x) such Borrower or the Assignee, as the case may be, shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and (subject to subsection 2.22) all other amounts owed to it hereunder and (y) such assignment or termination of the Commitment of such Lender and the prepayment of Loans is not prohibited by any law, rule or regulation or order of any court or Governmental Authority.

2.24.  Availability.  Notwithstanding any provision to the contrary contained in this Agreement, (i) Base Rate Loans denominated in Dollars shall only be available to US Borrowers domiciled in the United States and Canadian Revolving Credit Borrowers domiciled in Canada, (ii) Bankers’ Acceptances and Canadian Prime Rate Loans shall only be available to Canadian Revolving Credit Borrowers domiciled in Canada and (iii) Yen Swing Line Loans (unless otherwise consented to by the Yen Swing Line Lenders) and Loans made from Funding Offices located in Japan shall only be available to Japanese Borrowers domiciled in Japan (it being understood that such restriction shall not affect the obligation of any Japanese Lender to make Loans to Japanese Borrowers that are not domiciled in Japan).

2.25.  Irish Swing Line Commitments.  (a)  Subject to the terms and conditions hereof, each Irish Swing Line Lender severally agrees to make swing line loans (“Irish Swing Line Loans”) to any Irish Revolving Credit Borrower on any Business Day from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding for all Irish Swing Line Lenders not to exceed $300,000,000 (or the Equivalent in Euros or Pounds Sterling, as the case may be); provided that in no event may the amount of any Irish Swing Line Borrowing cause the aggregate amount of Irish Revolving Credit Loans and Irish Swing Line Loans (after giving effect to the use of proceeds of such Irish Swing Line Loans and any other concurrent Borrowing) to exceed the aggregate Irish Revolving Credit Commitments then in effect of all Irish Revolving Credit Lenders.  Amounts borrowed by the Irish

Revolving Credit Borrowers under this subsection 2.25 may be repaid and, to but excluding the Termination Date, reborrowed.

(b)           The Irish Swing Line Loans may be made in Dollars, Pounds Sterling or Euros; provided that, notwithstanding subsection 2.11(a), Irish Swing Line Loans that are denominated in Dollars shall not be entitled to be converted into Eurocurrency Loans.  The applicable Irish Revolving Credit Borrower shall give the Agent and Irish Swing Line Lender irrevocable notice (which notice must be received by the Agent and the Irish Swing Line Lender prior to the Irish Swing Line Applicable Time, on the requested borrowing date (which shall be a Business Day) specifying the amount of each requested Irish Swing Line Loan, which shall be in a minimum amount of $5,000,000 (or the Equivalent in Euros or Pounds Sterling, as the case may be) or a multiple of $1,000,000 (or the Equivalent in Euros or Pounds Sterling, as the case may be) in excess thereof, and the amount of the Availability Reduction Amount, if any.  Each Irish Swing Line Lender will make the amount of its ratable share of each Irish Swing Line Loan available directly to the applicable Irish Revolving Credit Borrower prior to, (i) in the case of Irish Swing Line Loans made to Irish Revolving Credit Borrowers that are US Borrowers and that are denominated in Dollars, 3:00 P.M., New York City time, (ii) in the case of Irish Swing Line Loans made (A) to Irish Revolving Credit Borrowers that are US Borrowers and that are denominated in Euros or Pounds Sterling or (B) to Irish Revolving Credit Borrowers that are not US Borrowers, 2:00 P.M., London time, on the borrowing date requested by such Irish Revolving Credit Borrower in funds immediately available to the Irish Revolving Credit Borrower (i) in the case of Irish Swing Line Loans made to Irish Revolving Credit Borrowers that are US Borrowers and that are denominated in Dollars, by crediting an account of the Irish Revolving Credit Borrower in the United States of America designated by such applicable Irish Revolving Credit Borrower in its discretion in the notice given to the Agent and the Irish Swing Line Lender with respect to the Irish Swing Line Loan or (ii) in the case of Irish Swing Line Loans made (A) to Irish Revolving Credit Borrowers that are US Borrowers and that are denominated in Euros or Pounds Sterling or (B) made to Irish Revolving Credit Borrowers that are not US Borrowers, by crediting an account of the Irish Revolving Credit Borrower in London or Dublin designated by such applicable Irish Revolving Credit Borrower in its discretion in the notice given to the Agent and the Irish Swing Line Lender with respect to the Irish Swing Line Loan.

(c)           The Agent, (i) at any time in its sole and absolute discretion, may, or (ii) (A) with respect to the outstanding Irish Swing Line Loans of any Irish Swing Line Lender, upon the request of such Irish Swing Line Lender and, subject to clause (i) of the proviso below, no earlier than the third Business Day following such request of such Irish Swing Line Lender, or (B) upon the request of the majority of the Irish Swing Line Lenders, shall, on behalf of the applicable Irish Revolving Credit Borrower (which hereby irrevocably directs the Agent to act on its behalf) request each Irish Revolving Credit Lender (including each Irish Swing Line Lender) to make an Irish Revolving Credit Loan in an amount equal to such Lender’s Irish Revolving Credit Commitment Percentage of the principal amount of the Irish Swing Line Loans of any or all Irish Swing Line Lenders (the “Irish Refunded Swing Line Loans”) outstanding on the date such notice is given; provided that (i) at any time as there shall be an Irish Swing Line Loan outstanding for more than seven Business Days, the Agent shall, on behalf of the applicable Irish Revolving Credit Borrower (which hereby irrevocably directs the Agent to act on its behalf), promptly request each Irish Revolving Credit Lender (including each Irish Swing Line Lender) to make an Irish Revolving Credit Loan in an amount equal to such Lender’s Irish Revolving Credit Commitment Percentage of the principal amount of such outstanding Irish Swing Line Loan and (ii) the Irish Swing Line Loans shall be prepaid by the applicable Irish Revolving Credit Borrower in accordance with the provisions of subsection 2.10(e)(i).  Unless any of the events described in paragraph (f) of Section 7 shall have occurred (in which event the procedures of paragraph (d) of this subsection 2.25 shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of an

Irish Revolving Credit Loan are then satisfied, each Irish Revolving Credit Lender shall make the proceeds of its Irish Revolving Credit Loan available to the Agent for the ratable benefit of the Irish Swing Line Lenders at the office of the Agent specified in subsection 10.2 prior to 11:00 A.M., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given.  The proceeds of such Irish Revolving Credit Loans shall be immediately applied to repay the Irish Refunded Swing Line Loans.

(d)           If, prior to the making of an Irish Revolving Credit Loan pursuant to paragraph (c) of this subsection 2.25, one of the events described in paragraph (f) of Section 7 shall have occurred, each Irish Revolving Credit Lender will, on the date such Irish Revolving Credit Loan was to have been made, purchase from the Irish Swing Line Lenders an undivided participating interest in the Irish Refunded Swing Line Loans in an amount equal to its Irish Revolving Credit Commitment Percentage of such Irish Refunded Swing Line Loans.  Each Irish Revolving Credit Lender will immediately transfer to the Agent, in immediately available funds, the amount of its participation and upon receipt thereof the Agent will deliver to such Lender an Irish Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(e)           Each Irish Revolving Credit Lender’s obligation to make Irish Revolving Credit Loans and to purchase participating interests in accordance with paragraphs (c) and (d) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against any Irish Swing Line Lender, any Irish Revolving Credit Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (iv) any breach of this Agreement by the applicable Irish Revolving Credit Borrower or any other Person; (v) any inability of any Irish Revolving Credit Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  If any Irish Revolving Credit Lender does not make available to the Agent the amount required pursuant to paragraph (c) or (d) above, as the case may be, the Agent shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at (i) in the case of Irish Swing Line Loans made to Irish Revolving Credit Borrowers that are US Borrowers and that are denominated in Dollars, the Federal Funds Rate for the first two Business Days and at the Base Rate thereafter and (ii) in the case of Irish Swing Line Loans that are made (A) to Irish Revolving Credit Borrowers that are US Borrowers and that are denominated in Euros or Pounds Sterling or (B) to Irish Revolving Credit Borrowers that are not US Borrowers, the Eurocurrency Reference Rate for Dollars, Euros or Pounds Sterling, as applicable.  Notwithstanding the foregoing provisions of this subsection 2.25(e), no Irish Revolving Credit Lender shall be required to make a Irish Revolving Credit Loan to any Irish Revolving Credit Borrower for the purpose of refunding Irish Swing Line Loans pursuant to paragraph (c) above or to purchase a participating interest in Irish Swing Line Loans pursuant to paragraph (d) above if a Default or Event of Default has occurred and is continuing and prior to the making by the Irish Swing Line Lenders of such Irish Swing Line Loans, each Irish Swing Line Lender has received written notice from such Lender specifying that such Default or Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Lender shall cease to make such Irish Revolving Credit Loans and purchase such participating interests, as the case may be; provided that the obligation of such Lender to make such Irish Revolving Credit Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (i) the date upon which such Lender notifies the Irish Swing Line Lenders that its prior notice has been withdrawn and (ii) the date upon which the Default or Event of Default specified in such notice no longer is continuing.

(f)            With regard to any assignment by the Irish Swing Line Lender of any portion of its interest in Irish Swing Line Loans and/or its Commitments to make such Loans, the assigning Irish Swing Line Lender and the relevant assignee may supplement the provisions of any Assignment and Assumption Agreement by which such assignment is to be made in order to clarify the post-assignment responsibilities of the assignor and assignee and the capacities in which they may act with respect to their Commitments to make Irish Swing Line Loans and otherwise carry out the provisions of this Agreement relating to Irish Swing Line Loans, so long as such supplemental provisions do not have an adverse impact on the Agent or any other Lender (unless the Agent or such other Lender shall have consented to such supplemental provisions in writing).

SECTION 3.  REPRESENTATIONS AND WARRANTIES

To induce the Agent and the Lenders to enter into this Agreement and to make the Loans and to issue Letters of Credit, each of the Company and, except in the case of subsections 3.1, 3.2 and 3.11 below, each other Borrower hereby represents and warrants to the Agent and each Lender that:

3.1.  Financial Condition.  The Company has heretofore furnished to each Lender a copy of its consolidated financial statements for its fiscal year ended December 31, 2004 and for its fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.  Such financial statements present fairly the financial condition and results of operations of the Company and its Subsidiaries as of such dates in accordance with GAAP.

3.2.  No Change.  As of the date hereof, since March 31, 2005, there has been no development or event which has had a Closing Date Material Adverse Effect.

3.3.  Corporate Existence.  Such Borrower (a) is duly organized, validly existing and in good standing (to the extent applicable under the laws of such Borrower’s jurisdiction of organization) under the laws of its jurisdiction of organization, (b) has the power and authority under its constituent documents, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation (or other entity, as applicable) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that all failures to be duly qualified and in good standing could not, in the aggregate, have a Material Adverse Effect.

3.4.  Corporate Power; Authorization; Enforceable Obligations.  Such Borrower has the corporate (or other organizational) power and authority, and the legal right, to make, deliver and perform its obligations under this Agreement and to borrow hereunder and has taken all necessary corporate (or other organizational) action to authorize its Borrowings on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement.  No consent or authorization of any Governmental Authority or any other Person is required in connection with its Borrowings hereunder or with its execution, delivery and performance of this Agreement, or the validity or enforceability of this Agreement against it.  This Agreement has been duly executed and delivered on behalf of such Borrower.  This Agreement constitutes a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5.  No Legal Bar.  The execution, delivery and performance of this Agreement, its Borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except to the extent that all such violations and creation or imposition of Liens could not, in the aggregate, have a Material Adverse Effect.

3.6.  No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Borrower, threatened by or against such Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues as of the Closing Date (a) with respect to this Agreement or any of the actions contemplated hereby, or (b) which involves a probable risk of an adverse decision which would materially restrict the ability of such Borrower to comply with its obligations under this Agreement.

3.7.  Federal Regulations.  The proceeds of any Loans will not be used for “buying,” “purchasing” or “carrying” any “margin stock” in violation of (within the respective meanings of each of the quoted terms under) Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors.

3.8.  Investment Company Act.  Such Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.9.  ERISA.  Such Borrower and its Subsidiaries are in compliance with all material provisions of ERISA (to the extent applicable to it), except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.10.  No Material Misstatements.  No report, financial statement or other written information furnished by or on behalf of such Borrower to the Agent or any Lender pursuant to subsection 3.1 or subsection 5.1(a) contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading, except to the extent that the facts (whether misstated or omitted) do not result in a Material Adverse Effect.

3.11.  Solvency.  As of the date hereof, the Company is, individually and together with its Subsidiaries, Solvent.

3.12.  Purpose of Loans.  The proceeds of the Loans shall be used by such Borrower (a) to retire the Company’s Existing Indebtedness (other than Surviving Indebtedness), (b) to pay costs and expenses incurred in connection therewith and with the Acquisition and (c) for its general corporate purposes.  Notwithstanding the foregoing, and for the avoidance of doubt, no Loan made to any Borrower incorporated under the laws of Ireland may be used by such Borrower (whether directly or indirectly) for the purpose of, or in connection with, a purchase or subscription made or to be made by any Person of or for any shares of such Borrower or of its direct or indirect holding company, or for any other purpose whatsoever that would constitute “unlawful financial assistance” within the meaning of Section 60 (as amended) of the Companies Act, 1963 of Ireland.

SECTION 4.  CONDITIONS PRECEDENT

4.1.  Conditions to Initial Loans.  The agreement of each Lender to make the initial Loan or Loans and the obligation of each Issuing Bank to issue a Letter of Credit requested to be made or issued by it is subject to the satisfaction, prior to or concurrently with the making of such Loan or Loans or the issuance of such Letter of Credit, of the following conditions precedent:

(a)  Credit Agreement.  The Agent shall have received this Agreement, executed and delivered (including, without limitation, by way of a telecopied signature page or a signature page in electronic format acceptable to the Agent) by a duly authorized officer of the Company, each other Borrower as of the Closing Date and each Lender.

(b)  Guaranty.  The Agent shall have received the Guaranty, executed and delivered (including, without limitation, by way of a telecopied signature page) by each Guarantor listed on Schedule III.

(c)  Secretary’s Certificate.  The Agent shall have received a certificate of the Secretary or Assistant Secretary (or equivalent officer) of each Borrower, in form and substance satisfactory to the Agent, which certificate shall (i) certify as to the incumbency and signature of the officers of such Borrower executing this Agreement (with the President, a Vice President, the Secretary or Assistant Secretary (or equivalent officer) of such Borrower attesting to the incumbency and signature of the Secretary or Assistant Secretary providing such certificate), (ii) have attached to it a true, complete and correct copy of each of the certificate of incorporation or formation (or equivalent document, if any, in the case of any foreign Designated Borrower) and by-laws or limited liability company agreement (or equivalent document, if any, in the case of any foreign Designated Borrower) of such Borrower, (iii) have attached to it a true and correct copy of the resolutions of the Board of Directors (or other governing body or Person(s) as appropriate) of such Borrower, which resolutions shall authorize the execution, delivery and performance of this Agreement and the Borrowings by such Borrower hereunder and (iv) certify that, as of the date of such certificate (which shall not be earlier than the date hereof), none of such certificate of incorporation or formation (or equivalent document, if any, in the case of any foreign Designated Borrower), by-laws or limited liability company agreement (or equivalent document, if any, in the case of any foreign Designated Borrower) or resolutions shall have been amended, supplemented, modified, revoked or rescinded.

(d)  Fees.  The Company shall have paid all fees required to be paid pursuant to the terms of the Fee Letter.

(e)  Legal Opinions.  The Agent shall have received (i) the executed legal opinion of Lionel Sawyer & Collins, Nevada counsel to the Company, substantially in the form of Exhibit H-1, (ii) the executed legal opinion of Simpson, Thacher & Bartlett LLP, counsel to the Company, substantially in the form of Exhibit H-2, (iii) executed legal opinions of local counsel in each of Canada, Ireland and Japan as to the matters set forth on Exhibit H-3 and such other matters concerning the Company or Designated Borrowers and the Loan Documents as the Agent or Lenders may reasonably request and (iv) such other executed legal opinions of local counsel in the jurisdiction of organization of each Designated Borrower as the Arrangers may reasonably request, substantially in the form of Exhibit H-4.  The Company hereby instructs Lionel Sawyer

& Collins and Simpson, Thacher & Bartlett LLP to deliver their opinions for the benefit of the Agent and each of the Lenders.

(f)  Debt Ratings.  The Company shall have received long-term senior unsecured debt ratings for the Facilities and the Bridge Facility of not less than BBB- from S&P, Baa3 from Moody’s and BBB- from Fitch, in each case with at least stable outlook.

(g)  Consummation of Acquisition.  The Acquisition shall have been consummated in accordance with the terms of the Purchase Agreement, without any amendment or modification that is material to the interests of the Lenders and to which any two Arrangers have reasonably objected.

(h)  Bridge Facility.  The Bridge Facility shall have been consummated.

(i)  Issuance of Hybrid Capital.  The Hybrid Capital shall have been issued to GMAC.

(j)  Payment of Existing Indebtedness.  The Agent shall be satisfied that all Existing Indebtedness, other than Surviving Indebtedness, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and all commitments relating thereto terminated.

The Agent shall notify the Company and each Lender promptly after the satisfaction of the foregoing conditions.

4.2.  Conditions to Each Credit Event.  The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) or of any Issuing Bank to issue a Letter of Credit is subject to the satisfaction of the following conditions:

(a)  Notice of Borrowing.  The Agent shall have received a notice of borrowing or request for issuance, as the case may be, as required by subsection 2.3, 2.4, 2.5 or 2.6, as the case may be, the Irish Swing Line Lender shall have received a notice of borrowing or request for a Loan, as the case may be, as required by subsection 2.25, if applicable and the Yen Swing Line Lender shall have received a notice of borrowing or request for a Loan, as the case may be, as required by subsection 2.7, if applicable.

(b)  Representations and Warranties.  Each of the representations and warranties made by the Borrowers in or pursuant to this Agreement, excluding, for each Loan made after the Closing Date, the representations and warranties in subsection 3.2 herein, shall be true and correct on and as of such date as if made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the proposed Borrowing or issuance of a Letter of Credit, as the case may be, in which case as of such specific date.

(c)  No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans or Letter of Credit requested to be made or issued on such date.

(d)  Designated Borrowers.  If the applicable Borrower or applicant is a Designated Borrower so designated after the Closing Date, then the conditions of subsection 2.8 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Agent.

Each Borrowing by any Borrower hereunder and each request for the issuance of a Letter of Credit hereunder shall, in each case, constitute a representation and warranty by the Borrowers as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied.

SECTION 5.  AFFIRMATIVE COVENANTS

The Borrowers hereby agree that, so long as the Commitments remain in effect, or any amount is owing to any Lender or the Agent hereunder or any Letter of Credit is outstanding, the Company and, except in the case of subsections 5.1, 5.2, and 5.12 below, each other Borrower shall:

5.1.  Financial Statements.  Furnish to each Lender:

(a)  as soon as available, but in any event within 110 days after the end of each fiscal year of the Company (or such earlier date on which the Company has filed such financial statements with the Securities and Exchange Commission), a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year; and

(b)  as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company (or such earlier date on which the Company has filed such financial statements with the Securities and Exchange Commission), the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year;

all such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP (it being understood that in the event of any change in GAAP or in the interpretation or application thereof, any financial statement delivered hereunder prior to such change shall be deemed to have been prepared in accordance with GAAP for purposes of and in accordance with the requirements of this Agreement so long as such financial statements were prepared in accordance with GAAP as in effect on the date such financial statements were delivered and in accordance with the historical application thereof by the Company, without giving effect to any changes thereto or in the interpretation or application thereof after such date) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

5.2.  Certificates; Other Information.  Furnish to:

(a)  each Lender, concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing stating that, in making the examination necessary therefor, nothing came to their attention that caused them to believe that the Company was, as at the date at which such financial statements were made, in breach of subsection 6.1;

(b)  each Lender, concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of the chief financial officer of the Company (i) stating that, to the best of the chief financial officer’s knowledge, (A) such financial statements present fairly the financial condition and results of operations of the Company and its Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal year-end audit adjustments), and (B) during such period each Borrower has performed all of its covenants and other agreements contained in this Agreement to be performed by it, and that no Default or Event of Default has occurred, except as specified in such certificate and (ii) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the provisions of subsection 6.1 on the date of such financial statements; and

(c)  each Lender, within 30 days after the same become public, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; provided, that such financial statements and reports shall be deemed delivered to each Lender upon filing with the Securities and Exchange Commission.

5.3.  Notices.  Promptly give notice to the Agent and each Lender (it being understood that such a notice given by any Borrower under this subsection 5.3 shall satisfy the requirements of this subsection as to all Borrowers) of the occurrence of any Default or Event of Default, accompanied by a statement of a Financial Officer setting forth details of the occurrence referred to therein and stating what action the Company or such other Borrower proposes to take with respect thereto.

5.4.  Conduct of Business and Maintenance of Existence.  Continue to engage in its principal line of business as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its principal line of business except as otherwise permitted pursuant to subsection 6.2 or to the extent that failure to do so would not have a Material Adverse Effect.

5.5.  Compliance with Laws, Etc.  Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders (including as to environmental matters), such compliance to include, without limitation, compliance with ERISA, except in each case to the extent that failure to do so would not have a Material Adverse Effect.

5.6.  Payment of Taxes, Etc.  Except to the extent that failure to do so would not have a Material Adverse Effect, pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all taxes, assessments and governmental charges or levies imposed upon it or upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

5.7.  Visitation Rights.  Once per calendar year (or, during the continuance of an Event of Default, at any reasonable time and from time to time), permit the Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

5.8.  Keeping of Books.  Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time, except to the extent that failure to do so would not have a Material Adverse Effect.

5.9.  Maintenance of Properties, Etc.  Except to the extent that failure to do so would not have a Material Adverse Effect, maintain and preserve, and cause each of its

Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

5.10.  Maintenance of Insurance.  Except to the extent that failure to do so would not have a Material Adverse Effect, maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or such Subsidiary operates.

5.11.  Transactions with Affiliates.  Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under this Agreement with any of their Affiliates (other than the Company or any Subsidiary of the Company) on terms that are fair and reasonable and no less favorable to such Borrower or such Subsidiary than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate; provided that the foregoing restrictions shall not apply to (a) the payment of customary annual fees to any Equity Investor and/or its Affiliates for management, consulting and financial services rendered to the Company and its Subsidiaries; (b) customary investment banking fees paid to any Equity Investor and/or its Affiliates for services rendered to the Company and its Subsidiaries in connection with divestitures, acquisitions, financings and other transactions; (c) customary fees paid to members of the board of directors of the Company and its Subsidiaries and (d) dividends and restricted payments not prohibited by this Agreement.

5.12.  Covenant to Guaranty Obligations.  Upon the formation or acquisition of any new wholly owned, first-tier or second-tier Subsidiaries (other than any Excluded Subsidiary or Permitted Receivables Subsidiary) by the Company, then in each case the Company shall (at the Company’s expense), within 30 days after such formation or acquisition (or, if an Event of Default shall have occurred and be continuing, as promptly as practicable after such formation or acquisition), cause each such Subsidiary to duly execute and deliver to the Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Agent, guaranteeing the Company’s obligations under the Loan Documents.

SECTION 6.  NEGATIVE COVENANTS

The Borrowers hereby agree that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Agent hereunder or any Letter of Credit is outstanding, the Company shall not, directly or indirectly:

6.1.  Leverage Ratio.  Permit the ratio of Total Consolidated Indebtedness at the last day of any fiscal quarter of the Company to Total Capitalization at such date to be greater than 0.87 to 1.0, in each case without giving effect to ARB51, FIN 46(R) or FAS 66 in each case in relation to the Company’s affordable tax credit syndication business.

6.2.  Merger, Consolidation, etc.  Merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person unless, (a) in the case of sales or conveyances of all or substantially all of the assets of any Designated Borrower, either prior to or after giving effect to such sale or conveyance, and the use of proceeds thereof, such Designated Borrower shall (x) not owe any amounts to any Lender or the Agent hereunder, (y) not have any Letter of Credit for its account outstanding hereunder and (z) have ceased to be a Designated Borrower pursuant to subsection 2.8(d) and (b) in the case of mergers and consolidations, (x) the Company shall be the continuing corporation and (y) immediately before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing; provided, however, that nothing contained in this Agreement shall be deemed to prevent or prohibit the conversion of the Company into a Delaware or Nevada limited liability company, by means of merger or otherwise, so long as (x) no Default or Event of Default shall have occurred and be continuing and (y) the surviving limited liability company shall expressly assume the obligations of the Company under this Agreement and the other Loan Documents to which it is a party and agree to be bound by all other provisions applicable to the Company under this Agreement and such other Loan Documents.

6.3.  Limitation on Liens.  Pledge or otherwise subject to any Lien any of its property or assets, or permit any Designated Borrower or Guarantor to pledge or otherwise subject to any Lien any of its property or assets, unless all principal, interest, fees and other obligations owing under or in connection with this Agreement are secured by such pledge or Lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured; provided, however, that this covenant shall not apply in the case of:

(a)  Liens in favor of any Borrower or Guarantor;

(b)  any deposit of assets of any Borrower or Guarantor with any surety company or clerk of any court, or escrow, as collateral in connection with, or in lieu of, any bond on appeal by such Borrower or Guarantor from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against such Borrower or Guarantor;

(c)  any Lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within ~~60~~120 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

(d)  Liens on property or assets financed through tax exempt municipal obligations in connection with municipal mortgage trusts;

(e)  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien, charge or pledge referred to in clauses (a) to (d) of this subsection 6.3; provided that the amount of any and all ~~obligations and~~ indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement;

(f)  Liens (i) evidencing the sale, securitization, syndication or financing of ~~(i)~~ any real estate receivables and mortgage notes and related security in connection with Permitted Receivables Financings, in each case so long as such Liens extend solely to the assets being sold, securitized or syndicated thereunder or (ii) on any assets that (A) fall within any Specified Asset Category or (B) are owned by any Specified Subsidiary; and

(g)  Liens securing Indebtedness of the Borrowers and the Guarantors in an aggregate amount not to exceed the greater of (i) 20% of the difference of consolidated shareholders’ equity of the Company and its Subsidiaries minus Attributed Equity and (ii) $750 million.

To the extent that the creation, incurrence or assumption of any Lien could be attributable to more than one of the foregoing exceptions, the applicable Borrower may allocate such Lien to any one or more of such subsections.

6.4.  Indebtedness.  Permit any of its Subsidiaries (other than any Specified Subsidiary and any Designated Borrower) that are not Guarantors to create, incur, assume or suffer to exist, any Indebtedness, except:

(a)  Indebtedness secured by Liens permitted by subsections 6.3(c), 6.3(d) and 6.3(e),

(b)  capitalized leases,

(c)  the Surviving Indebtedness, and any Indebtedness extending the maturity of, or refunding, replacing or refinancing, in whole or in part, any Surviving Indebtedness; provided that the terms of any such extending, refunding or refinancing Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents; provided further that the principal amount of such Surviving Indebtedness shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing,

(d)  Indebtedness in respect of Hedge Agreements designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice,

(e)  Indebtedness owed to the Company or a wholly-owned Subsidiary of the Company, which Indebtedness, if secured, shall be otherwise permitted under the provisions of subsection 6.3,

(f)  Indebtedness of any Person that becomes a Subsidiary of the Company after the Closing Date, which Indebtedness is existing at the time such Person becomes a Subsidiary of the Company (other than Indebtedness incurred solely in contemplation of such Person becoming a Subsidiary of the Company),

(g)  (i)  Indebtedness in an amount not to exceed the aggregate amount of Attributed ~~Indebtedness deducted in determining Total Consolidated Indebtedness to the extent of any corresponding deduction of Attributed Capitalization from Total Capitalization, in each case~~Equity of all Banking and Market Destined Assets, computed for purposes of determining compliance with subsection 6.1 and (ii) any other Indebtedness secured by Liens permitted by subsection 6.3(f), and

(h)   other Indebtedness in an aggregate amount not to exceed the greater of (i) an amount equal to 30% of the difference of consolidated shareholders’

equity of the Company and its Subsidiaries minus Attributed Equity and (ii) $750 million.

To the extent that the creation, incurrence or assumption of any Indebtedness could be attributable to more than one of the foregoing exceptions, the applicable Borrower may allocate such Indebtedness to any one or more of such subsections and in no event shall the same portion of such Indebtedness be deemed to utilize or be attributable to more than one such subsection.

SECTION 7.  EVENTS OF DEFAULT

7.1.  Events of Default.  If any of the following events shall occur and be continuing:

(a)  Any Borrower shall (i) fail to pay any principal of any Loan made to it when due in accordance with the terms hereof or (ii) fail to pay any interest on any Loan made to it or any other amount which is payable hereunder and (in the case of this clause (ii) only) such failure shall continue unremedied for more than five Business Days after written notice thereof has been given to the Company by the Agent or the Majority Lenders; or

(b)  Any representation or warranty made or deemed made by the Company in Section 3 or any certified statement furnished pursuant to subsection 5.2(b) shall prove to have been materially incorrect on or as of the date made or deemed made or certified; or

(c)  The Company shall default in the observance of the agreement contained in subsection 6.1; or

(d)  Any Borrower shall default in the observance or performance of any other agreement applicable to it contained in this Agreement (other than as provided in paragraphs (a), (b) and (c) of this Section 7), and such default shall continue unremedied for a period of 30 days after written notice thereof shall have been given to the Company by the Agent or the Majority Lenders; or

(e)  The Company or any of its Subsidiaries (other than any Bankruptcy Remote Special Purpose Entity) shall default in any payment of $50,000,000 or more (in the case of any single payment) or $100,000,000 or more (in the case of all such defaulted payments in the aggregate) of principal of or interest on any Indebtedness or in the payment of $50,000,000 or more (in the case of any single payment) or $100,000,000 or more (in the case of all such defaulted payments in the aggregate)  on account of any Guarantee in respect of Indebtedness, and such default shall be continuing beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee was created; or

(f)  (A)Any Borrower or any Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any Guarantor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against any Borrower or any Guarantor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or

(g)  One or more judgments or decrees shall (i) be entered against the Company or any of its Subsidiaries (other than any Bankruptcy Remote Special Purpose Entity), (ii) not have been vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof and (iii) involve a liability (not paid or fully covered by insurance) of either (A) $50,000,000 or more, in the case of any single judgment or decree or (B) $100,000,000 or more in the aggregate, in the case of all such judgments and decrees;

(h)  a Change of Control shall occur; or

(i)  the occurrence of any ERISA Event, the partial or complete withdrawal of the Company or any of its ERISA Affiliates from a Multiemployer Plan and/or the reorganization or termination of a Multiemployer Plan which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:  (i) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable.  Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

7.2.  Actions in Respect of the Letters of Credit upon Default.  If the Commitments have been terminated and the Loans hereunder have been accelerated pursuant to subsection 7.1, an amount equal to the aggregate Available Letter of Credit Amount of all outstanding Letters of Credit issued for the account or at the request of each Borrower shall be immediately due and payable to the Agent for the account of the Lenders without notice to or demand upon the Borrowers, which are expressly waived by each Borrower, to be held in the L/C Cash Deposit Account, and the Borrowers shall forthwith pay to the Agent on behalf of the Lenders in same day funds at the Agent’s office designated in such demand, for deposit in the L/C Cash Deposit Account, an amount equal to the aggregate Available Letter of Credit Amount of all Letters of Credit issued for the account or at the request of such Borrower then outstanding.  Upon the drawing of any Letter of Credit, to the extent funds are on deposit in the L/C Cash Deposit Account, such funds shall be applied to reimburse the Issuing Banks to the extent permitted by applicable law.  After all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the applicable Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such L/C Cash Deposit Account shall be returned to such Borrowers.

SECTION 8.  GUARANTEE

8.1.  Guarantee.  (a)    Guarantee.  The Company hereby guarantees, as primary obligor and not merely as surety, to each Lender and the Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Borrowings made by the Lenders to, and the Notes (if any) held by each Lender of, any Designated Borrower and all other amounts from time to time owing to the Lenders or the Agent by any Designated Borrower under this Agreement, the Notes or any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”).  The Company hereby further agrees that if any Designated Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Company will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b)  Obligations Unconditional.  The obligations of the Company under paragraph (a) of this subsection 8.1 are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any Designated Borrower under this Agreement, the Notes or of the Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense (other than a defense of payment) of a surety or guarantor, it being the intent of this subsection 8.1(b) that the obligations of the Company hereunder shall be absolute and unconditional under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Company hereunder which shall remain absolute and unconditional as described above:

(a)  at any time or from time to time, without notice to the Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b)  any of the acts mentioned in any of the provisions of this Agreement or the Notes or any Loan Document or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)  the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be increased or shall be modified, supplemented or amended in any respect, or any right under this Agreement or the Notes or any Loan Document or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefore shall be released or exchanged in whole or in part or otherwise dealt with;

(d)  any beneficiary of the Guaranteed Obligations proceeding against the Company without proceeding against any Designated Borrower or any other party.

Subject to paragraph (a) of this subsection 8.1, the Company hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Designated Borrower under this Agreement or the Notes or any other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

(c)  Reinstatement.  The obligations of the Company under this subsection 8.1 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Designated Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Designated Borrower agrees that it will indemnify the Agent, each Sub-Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(d)  Subrogation.  The Company hereby agrees that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in subsection 8.1(a) hereof, whether by subrogation or otherwise, against the Designated Borrower, any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

(e)  Remedies.  The Company agrees that, as between the Company and the Lenders, the obligations of the Designated Borrowers under this Agreement, the Notes and any other Loan Document may be declared to be forthwith due and payable (or may become automatically due and payable as provided in Article VII hereof for purposes of subsection 8.1(a) hereof) notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Designated Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Designated Borrower) shall forthwith become due and payable by the Company for purposes of said subsection 8.1(a).

(f)  Continuing Guarantee.  The guarantee in this subsection 8.1 is a continuing guarantee and shall apply to all Guaranteed Obligations whenever arising.

SECTION 9.  THE AGENT

9.1.  Appointment.  Each Lender hereby irrevocably designates and appoints Citibank as the Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Citibank, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, (a) the Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Loan Documents, (b) the Syndication Agent, the Documentation Agents and the Arrangers shall not have any duties or responsibilities in their capacities as such to the Lenders and (c) none of the Agent, the Syndication Agent, any Documentation Agent or any Arranger shall have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent, the Syndication Agent, any Documentation Agent or any Arranger.

9.2.  Delegation of Duties.  The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3.  Exculpatory Provisions.  Neither the Agent nor any of its officers, directors, employees or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder.  The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower.

9.4.  Reliance by Agent.  The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent.  The Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent.  The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Lenders (or, to the extent that this Agreement expressly requires a higher percentage of Lenders, such higher percentage), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by any Borrower hereunder.

9.5.  Notice of Default.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received written notice from a Lender or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”.  In the event that the Agent receives such a notice, the Agent shall promptly notify the Borrowers (unless the Company or applicable Borrower shall have delivered such notice to the Agent) and then give notice thereof to the Lenders (provided that the failure to notify the Borrowers shall not impair any of the rights of the Agent and the Lenders with respect to the events and circumstances specified in such notice).  The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6.  Non-Reliance on Agent and Other Lenders.  Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender.  Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrowers which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

9.7.  Indemnification.  The Lenders agree to indemnify the Agent and each Sub-Agent (in their respective capacities as such, but only to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought under this subsection 9.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitments immediately prior to such date of payment in full) but giving effect to any subsequent assignments in accordance with subsection 10.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the amounts owing hereunder) be imposed on, incurred by or asserted against the Agent or such Sub-Agent (as the case may be) in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent or any Sub-Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or the relevant Sub-Agent (as the case may be).  The agreements in this subsection 9.7 shall survive the payment of the Loans and all other amounts payable hereunder.

9.8.  Agent in Its Individual Capacity.  The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the

Agent were not the Agent hereunder.  With respect to Loans made or renewed by it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms “Lender” and “Lenders” shall include the Agent in its individual capacity.

9.9.  Successor Agent.  The Agent may resign as Agent upon 30 days’ notice to the Lenders and the Borrowers and following the appointment of a successor Agent in accordance with the provisions of this subsection 9.9.  If the Agent shall resign as Agent under this Agreement, then the Majority Lenders shall appoint from among the Lenders willing to serve as Agent a successor agent for the Lenders, which successor agent shall be approved by the Company (which approval shall not be unreasonably withheld and shall not be required if an Event of Default under subsection 7.1(a) or (f) has occurred and is continuing), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term “Agent” shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the obligations owing hereunder.  After any retiring Agent’s resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

9.10.  Sub-Agent.  Each Sub-Agent has been designated under this Agreement to carry out the duties of the Agent.  Each Sub-Agent shall be subject to each of the obligations in this Agreement to be performed by such Sub-Agent, and each of the Borrowers and the Lenders agrees that each Sub-Agent shall be entitled to exercise each of the rights and shall be entitled to each of the benefits of the Agent under this Agreement as they related to the performance of its obligations hereunder.  None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “bookrunner,” or “lead arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than to the extent expressly set forth herein and, in the case of such Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 10.  MISCELLANEOUS

10.1.  Amendments and Waivers.  Neither this Agreement nor the Guaranty nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection 10.1.  The Majority Lenders may, or, with the written consent of the Majority Lenders, the Agent may, from time to time, (a) enter into with the Borrowers and, in the case of the Guaranty, the Guarantors, written amendments, supplements or modifications hereto or to the Guaranty, as the case may be, for the purpose of adding any provisions to this Agreement or the Guaranty or changing in any manner the rights of the Lenders or of the Borrowers or Guarantors, as the case may be, hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences; provided, however, that (x) no such waiver and no such amendment, supplement or modification shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a defaulting Lender):

(i)  amend, modify or waive the voting requirements of this subsection 10.1 or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, or

(ii)   release one or more Guarantors (or otherwise limit the liability of one or more Guarantors with respect to the obligations owing to the Agent and the Lenders under the Guaranty) if such release or limitation is in respect of substantially all of the value provided by all Guarantors under the Guaranty, or

(iii)  permit the sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, outside of the ordinary course of its business;

and (y) no such waiver and no such amendment, supplement or modification shall, unless in writing and signed by the Lender or Lenders specified below for such waiver, amendment, supplement or modification:

(i)  reduce the principal amount of any Loan, or reduce the stated rate of any interest or fee payable hereunder, or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the consent of each Lender directly affected thereby, or

(ii)  amend, modify or waive any provision of this Agreement, in each case governing the rights of the Lenders under any Facility in respect of the Guaranty, the guarantee in Section 8 of this Agreement or any collateral that may secure the obligations owing to such Lenders under this Agreement or the Guaranty (including, for the avoidance of doubt, any amendment that would provide for the addition of any such collateral), without the written consent of Lenders holding a majority in interest of the obligations under such Facility, if such amendment, modification or waiver materially adversely affects the Lenders under such Facility in a manner that is disproportionate to the effect of such amendment, modification or waiver on the Lenders under the other Facilities, or

(iii)  amend, modify or waive any provision of this Agreement, in each case governing the application of payments to the Lenders under any Facility, without the written consent of Lenders holding a majority in interest of the obligations under such Facility, if such amendment, modification or waiver materially adversely affects the Lenders under such Facility in a manner that is disproportionate to the effect of such amendment, modification or waiver on the Lenders under the other Facilities, or

(iv)  amend, modify or waive any provision of this Agreement, in each case governing the rights of the Lenders under any Facility, without the written consent of Lenders holding a majority in interest of the obligations under such Facility, if such amendment, modification or waiver, or such provision, by its express terms applies only to such Facility (or only to the Lenders thereunder) and if such amendment, modification or waiver adversely affects the Lenders under such Facility, or

(v)  amend, modify or waive any provision of subsection 2.3 or any other provision of this Agreement governing the rights or obligations of any Issuing Bank, without the written consent of such Issuing Bank, or

(vi)  amend, modify or waive any provision of subsection 2.6 or any other provision of this Agreement governing the rights or obligations of any Swing Line Lender, without the written consent of such Swing Line Lender, or

(vii) amend, modify or waive any provision of subsection 2.7 or any other provision of this Agreement governing the rights or obligations of each Yen Swing Line Lender, without the written consent of such Yen Swing Line Lender, or

(viii)  permit any Borrower to request Borrowings in additional foreign currencies without the consent of each Lender directly affected thereby, or

(ix)  amend, modify or waive any provision of Section 9 or any other provision of this Agreement governing the rights or obligations of the Agent without the written consent of the then Agent, or

(x)  amend, modify or waive any provision of subsection 2.25 or any other provision of this Agreement governing the rights or obligations of any Irish Swing Line Lender, without the written consent of such Irish Swing Line Lender.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Agent and all future holders of the obligations owing hereunder.  In the case of any waiver, the Borrowers, the Lenders and the Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding anything to the contrary contained in this subsection 10.1, with respect to any provision contained in this Agreement relating to any Facility, the Agent, the Borrowers and a majority in interest of the Applicable Lenders under such Facility shall be permitted to amend such provision, without the consent of any other Lender, solely to the extent reasonably necessary or advisable to (x) comply with applicable laws relating to such Facility or (y) better implement the intentions of this Agreement with respect to such Facility, and, in the case of any amendment made pursuant to this clause (y), solely to the extent that such amendment does not impair the rights, obligations or interests of any other Lender under this Agreement in any material respect.

10.2.  Notices.  (p)  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or four days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company or any Borrower and the Agent, and as set forth in Schedule I or II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder:

The Company:	Capmark Financial Group Inc.
200 Witmer Road
Horsham, PA 19044
	Attention:	Marc Fox
Wayne Hoch
	Telecopy:	215-328-1515

With a copy to:

Capmark Financial Group Inc.
200 Witmer Road
Horsham, PA 19044
Attention: General Counsel
Telecopy: 215-328-3620

The Agent:	Citibank, N.A.
2 Penns Way, Suite 200
New Castle, DE 19720
Attention: Dawayne Sims
Telecopy: 212-994-0961

With a copy to:

Citibank, N.A.
388 Greenwich Street
New York, NY 10013
Attention: Yoko Otani
Telecopy: 646-291-1727

provided that any notice, request or demand to or upon the Agent, any Issuing Bank or the Lenders pursuant to subsections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11 or 2.25 shall not be effective until received.

(a)  So long as Citibank or any of its Affiliates is the Agent, materials required to be delivered pursuant to subsections 5.1, 5.2 and 5.3 may be delivered to the Agent in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com (and delivery in such format shall fully satisfy the delivery requirements of such subsections in respect thereof).  The Borrowers agree that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrowers, any of their Subsidiaries or any other materials or matters relating to this Agreement, the Notes, the Guaranty or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on Intralinks or a substantially similar electronic system (the “Platform”).  The Borrowers acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

(b)  Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement; provided that if requested by any Lender the Agent shall deliver a copy of the Communications to such Lender by email or telecopier.  Each Lender agrees (i) to notify the Agent in writing of such Lender’s e-mail addresses to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record at least one effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

10.3.  No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4.  Survival of Representations and Warranties.  All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and issuances of Letters of Credit hereunder.

10.5.  Payment of Expenses and Taxes.  The Company agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement or any other Loan Document and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its reasonable costs and expenses reasonably incurred in connection with the enforcement of any rights under this Agreement, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and to the several Lenders (other than those incurred in connection with the compliance by the relevant Lender with the provisions of subsection 2.23(a)), and (c) to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay by any Borrower in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Loan Document, and (d) to pay, indemnify, and hold each Lender, each Arranger, the Syndication Agent, each Documentation Agent, the Agent and each Sub-Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents (all the foregoing in this clause (d), collectively, the “indemnified liabilities”); provided that the Company shall have no obligation hereunder to the Agent, the Syndication Agent, such Documentation Agent, such Sub-Agent, such Arranger, or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent, such Sub-Agent, the Syndication Agent, such Documentation Agent, such Arranger, or any such Lender.  The agreements in this subsection 10.5 shall survive repayment of the Loans, expiration or other termination of the Letters of Credit and payment of all other amounts payable hereunder.

10.6.  No Liability of the Issuing Banks.  The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit.  Neither an Issuing Bank nor any of its officers or directors nor the Agent or any Lender shall be liable or responsible for:  (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the applicable Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to such Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that were caused by such Issuing Bank’s willful misconduct or gross negligence.  In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided that nothing herein shall be deemed to excuse such Issuing Bank if it acts with gross negligence or willful misconduct in accepting such documents.

10.7.  Successors and Assigns; Participations and Assignments.  (a)  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this subsection.

(b) (A)Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments, its Unissued Letter of Credit Commitment and the Loans at the time owing to it under one or more Facilities) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)  the Company, provided that no consent of the Company shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default under subsection 7.1(a) or (f) has occurred and is continuing, any other Person;

(B)  the Agent, provided that no consent of the Agent shall be required for an assignment to an Assignee that is an affiliate of such assigning Lender; and

(C)  solely in the case of any assignment under the Letter of Credit Facility, each Issuing Bank (such consent not to be unreasonably withheld or delayed), provided that no consent of any Issuing Bank shall be required for an assignment to an Assignee that is an affiliate of such assigning Lender.

(ii)  Assignments shall be subject to the following additional conditions:

(A)  except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent) shall be an amount equal to $5,000,000 or a multiple of $1,000,000 in excess thereof unless each of the Company and the Agent otherwise consent, provided that (1) no such consent of the Company shall be required if an Event of Default under subsection 7.1(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)  the parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption substantially in the form of Exhibit G, together with a processing and recordation fee of $3,500;

(C)  the Assignee, if it shall not be a Lender, shall deliver to the Agent an administrative questionnaire; and

(D)  in the case of an assignment by any Lender to a CLO (as defined below) administered or managed by such Lender or an affiliate of such Lender, the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of subsection 10.1 and (2) directly affects such CLO.

For the purposes of this subsection 10.7, the terms “Approved Fund” and “CLO” have the following meanings:

“Approved Fund”:  (a) a CLO and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

“CLO”:  any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an affiliate of such Lender.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption, the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 2.20, 2.21, 2.22 and 9.7); provided that no Assignee shall then be entitled to receive any greater amount pursuant to subsections 2.19, 2.20, 2.21 or 2.22 than the assigning Lender would have been entitled to receive thereunder in respect of the rights and obligations assigned by such assigning Lender to such Assignee had no such assignment occurred.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.7 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this subsection.

(iv)  The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.  The Agent shall provide a copy of the Register to the Borrowers on a monthly basis.

(v)  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this subsection and any written consent to such assignment required by paragraph (b) of this subsection, the Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.

(c) (i) Any Lender may, without the consent of the Borrowers or the Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrowers, the Agent, any Sub-Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Lender shall have given prior written notice to the Company and any other applicable Borrower of the identity of such Participant.  Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of subsection 10.1 and (2) directly affects such Participant.  Subject to paragraph (c)(ii) of this subsection, the Borrowers agree that each Participant shall be entitled to the benefits of subsections 2.19, 2.20, 2.21, 2.22 and 9.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this subsection.

(ii)  A Participant shall not be entitled to receive any greater payment under subsection 2.19, 2.20, 2.21, 2.22 or 9.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.  Any Participant shall not be entitled to the benefits of subsection 2.21 except to the extent that it has complied with any applicable requirements of such subsection.

(d)           Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law.  In order to facilitate such pledge or assignment, the Borrowers hereby agree that, upon request of any Lender at any time and from time to time after such Borrower has made its initial Borrowing hereunder, such Borrower shall provide to such Lender, at such Borrower’s own expense, a promissory note, substantially in the form of Exhibit I evidencing the Revolving Credit Loans, Term Loans and/or Canadian Revolving Credit Borrowings (other than BAs) owing by such Borrower to such Lender (a “Note”).  Each Lender agrees that any Note requested from a Borrower incorporated in Ireland shall not be valid and binding on such

Borrower unless it is properly stamped with the appropriate rate of stamp duty, and such stamp is duly cancelled, prior to execution by such Borrower.

(e)           On or prior to the effective date of an assignment, the assigning Lender shall surrender any outstanding Notes held by it all or a portion of which are being assigned, and the applicable Borrower shall, upon the request to the Agent made at the time of such assignment by the assigning Lender or the Assignee, as applicable, execute and deliver to the Agent (in exchange for the outstanding Notes of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the amount of such Assignee’s Loan and, if applicable, a new Note to the order of the assigning Lender in an amount equal to the Loan retained by such Lender.  Any such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.  Any Notes surrendered by the assigning Lender shall be returned by the Agent to the applicable Borrower marked “cancelled.”

(f)            Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of any Borrower or the Agent and without regard to the limitations set forth in subsection 10.7(b); provided, that no Conduit Lender shall be entitled to receive any greater amount pursuant to subsections 2.19, 2.20, 2.21, 2.22 or 9.7 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender.  In addition, any Conduit Lender may disclose, on a confidential basis, the existence and terms of the Loans it has funded to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such Conduit Lender; provided that no such Person shall receive any confidential financial information with respect to any Borrower unless such Person has complied with subsection 10.7(g) as if such Person were a Transferee.  Each of the Borrowers, the Lenders and the Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense (including legal expenses) arising out of its designation of a Conduit Lender, including but without limitations to, inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

(g)           Each Borrower authorizes each Lender to disclose to any prospective Participant, any Participant, any prospective Assignee or any Assignee (each, a “Transferee”) any and all financial information in such Lender’s possession concerning such Borrower and its Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to all Lenders by or on behalf of such Borrower in connection with their respective credit evaluations of such Borrower and its Affiliates prior to becoming a party to this Agreement; provided that (i) such Transferee has executed and delivered to such Borrower a written confidentiality agreement substantially in the form of that which has been executed and delivered by each Lender prior to the date hereof and (ii) in the case of any information other than that contained in the Confidential Information Memorandum, dated November 2005, such Borrower has been informed of the identity of such Transferee and has consented (such consent shall not be unreasonably withheld) to the disclosure of such information thereto.  Nothing contained in this subsection 10.7(g) shall be deemed to prohibit the delivery to any Transferee of any financial information which is otherwise publicly available.

(h)           If at any time, any Lender becomes a Non-Consenting Lender, then any applicable Borrower may, at its sole cost and expense, on five Business Days’ prior written notice to the Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to this subsection 10.7 all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Agent nor any Lender shall have any obligation to such Borrower to find a replacement Lender or other such Person; provided, further, that such Non-Consenting Lender shall be entitled to receive the full outstanding principal amount of Loans so assigned, together with accrued interest and fees payable in respect of such Loans and all other amounts then owed and payable to it under the Loan Documents as of the date of such assignment.

(i)            Notwithstanding anything to the contrary contained in this Agreement, participating interests in, and rights and obligations with respect to, Canadian Revolving Credit Loans and Canadian Revolving Credit Commitments may be granted or assigned only to Schedule I Banks, Schedule II Banks, Schedule III Banks or a Person established under the laws of Canada or any province or territory thereof that is authorized to carry on business in Canada pursuant to Part XII of the Bank Act (Canada).

10.8.  Adjustments.  If any Lender under any Facility (a “Benefitted Lender”) shall at any time receive any payment of all or part of its Loans under such Facility, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7.1(f), or otherwise), such that it has received aggregate payments or collateral on account of its Loans under such Facility in a greater proportion than any such payment to or collateral received by any other Lender under such Facility, if any, in respect of such other Lender’s Loans under such Facility which are then due and payable, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans under such Facility, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders under such Facility; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided, further, that to the extent that any Benefitted Lender receives any payment of all or part of its Loans from any Borrower that owes amounts to such Benefitted Lender under more than one Facility, or interest thereon, or receives any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 7.1(f), or otherwise), any such amount shall be deemed to have been received by such Benefitted Lender to ratably repay amounts owing to such Benefitted Lender under each such Facility.

10.9.  Counterparts.  (q)This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

(a)  By its signature hereto, each Lender hereby agrees that this Agreement shall become effective immediately upon the execution and delivery by the Borrowers and the Agent of this Agreement.  In the event that this Agreement has not been duly executed and delivered by each Person listed on the signature pages hereto (other than the Borrowers and the Agent, with respect to which the execution and delivery of this Agreement shall be a condition precedent to its effectiveness) on the date upon which this Agreement becomes effective in accordance with the immediately preceding sentence, this Agreement shall nevertheless become effective with respect to those Persons who have executed and delivered it on or before such effective date and those Persons who have not executed and delivered it (such Persons, the “Non-Executing Banks”) shall be deemed not to be Lenders hereunder.

(b)  On the date of effectiveness of this Agreement, the Company may (after consultation with the Agent) designate one or more Lenders (the “Designated Lenders”) to assume the Commitments which would have been held by the Non-Executing Banks and, if the Designated Lenders agree to assume such Commitments, (i) Schedules I and II shall be deemed to be amended to reflect such increase in the respective Commitment of each Designated Lender and the omission of each Non-Executing Bank as a Lender hereunder and (ii) the respective Commitment of each Designated Lender shall be deemed to be such increased amount for all purposes hereunder.

(c)  Notwithstanding anything to the contrary contained herein, the Commitment of a Lender shall not be increased (without the prior written consent of such Lender) as a result of the failure of any other Person to execute and deliver this Agreement or otherwise.

10.10.  Judgment.  (r)  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase Dollars with such other currency at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(a)  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in another currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such other currency with Dollars at Citibank’s principal office in London at 11:00 A.M. (London time) on the Business Day preceding that on which final judgment is given.

(b)  The obligation of each Borrower in respect of any sum due from it in any currency (the “Primary Currency”) to any Lender, Issuing Bank, Sub-Agent or the Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender, Issuing Bank, Sub-Agent or the Agent (as the case may be), of any sum adjudged to be so due in such other currency, such Lender, Issuing Bank, Sub-Agent or the Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender, Issuing Bank, Sub-Agent or the Agent (as the case may be) in the applicable Primary Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, Issuing Bank, Sub-Agent or the Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender, Issuing, Sub-Agent or the Agent (as the case may be) in the applicable Primary Currency, such Lender, Issuing Bank, Sub-Agent or the Agent (as the case may be) agrees to remit to the such Borrower such excess.

10.11.  Substitution of Currency.  If a change in any Available Foreign Currency occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definitions of Eurocurrency Rate and EURIBO Rate) will be amended to the extent determined by the Agent and the Borrowers (each acting reasonably) to be necessary to reflect the change in currency and to put the Lenders and the Borrowers in the same position, so far as possible, that they would have been in if no change in such Available Foreign Currency had occurred.

10.12.  Intentionally Omitted.

10.13.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.14.  GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.15.  USA PATRIOT Act.  Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies such Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Patriot Act.  Each Borrower shall promptly provide such information upon request by any Lender.

10.16.  WAIVER OF JURY TRIAL.  EACH OF THE LOAN PARTIES, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE BORROWINGS, THE LETTERS OF CREDIT OR THE ACTIONS OF ANY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CAPMARK FINANCIAL GROUP INC.

By:
Name:
Title:

Address:

Taxpayer ID:

CITIBANK, N.A.,
as Administrative Agent and a Lender

By:
Name:
Title:

[OTHER AGENTS]

By:
Name:
Title:

[LENDERS]

By:
Name:
Title:

Annex B to

Amendment No. 2 to the Credit Agreement

Form of Guarantor Consent

CONSENT

Reference is made to the Credit Agreement, dated as of March 23, 2006, as amended by Amendment No. 1 to the Credit Agreement, dated as of April 17, 2007 and Amendment No. 2 to the Credit Agreement, dated as of June 30, 2007, among Capmark Financial Group Inc. (the “Company”), certain subsidiaries of the Company, the financial institutions and other institutional lenders party thereto, Citibank, N.A., as administrative agent for the Lenders and the other agents party thereto (such Credit Agreement, as so amended, the “Credit Agreement”).

Each of the undersigned confirms and agrees that notwithstanding the effectiveness of the foregoing Amendment No. 2 to the Credit Agreement, each Loan Document to which such Person is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, in each case as amended by Amendment No. 2 to the Credit Agreement (in each case, as defined therein).

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COMMERCIAL EQUITY INVESTMENTS, INC., as a Guarantor

By:
Name:
Title:

CAPMARK CAPITAL INC., as a Guarantor

By:
Name:
Title:

NET LEASE ACQUISITION LLC, as a Guarantor

By:
Name:
Title:

CAPMARK FINANCE INC., as a Guarantor

By:
Name:
Title:

CAPMARK INVESTMENTS LP, as a Guarantor

By:
Name:
Title:

MORTGAGE INVESTMENTS, LLC, as a Guarantor

By:
Name:
Title:

SJM CAP, LLC, as a Guarantor

By:
Name:
Title:

CRYSTAL BALL HOLDING OF BERMUDA LIMITED, as a Guarantor

By:
Name:
Title: